Registration No. 333-

      As filed with the Securities and Exchange Commission on July 14, 1999
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                             U.S. TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                            6712                           13-3818952
(State or other jurisdiction       (Primary Standard Industrial            (I.R.S. employer
    of incorporation or            Classification Code Number)          identification number)
       organization)

                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                RICHARD B. GROSS
                      MANAGING DIRECTOR AND GENERAL COUNSEL
                             U.S. TRUST CORPORATION
                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------
                                 with copies to:

  MICHAEL M. WISEMAN                          MICHAEL R. ABEL
  SULLIVAN & CROMWELL          SCHELL BRAY AYCOCK ABEL & LIVINGSTON, P.L.L.C.
    125 BROAD STREET                        230 NORTH ELM STREET
NEW YORK, NEW YORK 10004                RENAISSANCE PLAZA, SUITE 1500
    (212) 558-4000                     GREENSBORO, NORTH CAROLINA 27401
                                              (336) 370-8800

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of NCT Holdings, Inc. with and into a wholly owned subsidiary of U.S. Trust Corporation as described in the Agreement and Plan of Merger dated as of May 14, 1999.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                 --------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF                AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
SHARES TO BE REGISTERED (1)     REGISTERED (2)          PER UNIT              PRICE (3)         REGISTRATION FEE (4)
--------------------------------------------------------------------------------------------------------------------
Common Shares, par value
$1.00 per share (and
associated Rights to
Purchase Series A
Participating Cumulative
Preferred Shares)                  900,000               N/A               $6,938,329.56           $1,928.86
--------------------------------------------------------------------------------------------------------------------

(1) The associated Rights are presently attached to, and transferable only with, the Common Shares.
(2) Represents an estimate of the maximum number of Common Shares that the shareholders of NCT Holdings may receive in connection with the merger described in this Registration Statement.
(3) Determined in accordance with Rule 457(f)(2) under the Securities Act of 1933 based on the book value, as of March 31, 1999, of the NCT Holdings common shares to be received by U.S. Trust in the merger.
(4) Pursuant to Rule 457(b) under the Securities Act, the amount of the registration fee has been reduced by $1,387.67, the amount paid to the Securities and Exchange Commission on June 18, 1999 with respect to this transaction. The difference of $541.19 is being paid herewith.

================================================================================

                                                    MERGER PROPOSED -
                                                    YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

     The board of directors of NCT Holdings, Inc. has approved a merger with a subsidiary of U.S. Trust Corporation. We believe the merger will improve our ability to serve our clients by giving NCT access to U.S. Trust's resources and will allow you to participate in the combined companies as a shareholder of U.S. Trust.

     In the merger, each NCT common share will automatically be converted into the right to receive up to seven installments of U.S. Trust common shares:

     o   one at the time of the merger

     o   two on February 14, 2001

     o   one on February 14th of the years 2002 through 2005

     The amount of each installment is based on a formula and cannot be determined today. The relevant factors in determining the amount of each installment include:

     o   NCT's revenues before and after the merger

     o   the number and exercise price of NCT stock options

     o any extraordinary withdrawals of assets by NCT's clients after the merger

     o   any claims by U.S. Trust or third parties in connection with the merger

Depending on these factors, it is possible that one or more installments will not be paid.

     As an example, assume the merger occurred on July 9, 1999. The first exchange ratio would have been 0.1877 U.S. Trust common shares for each NCT common share you held. For each share issuable under a NCT option, optionholders would have received cash equal to $17.58 minus the per-share option exercise price.

     We have called a shareholders meeting for August 19, 1999 so that you can vote on:

     o   the plan of merger

     o   related compensation payments to employees

     We cannot complete the merger unless our shareholders approve both the plan of merger and the compensation payments. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you attend the special meeting, you may vote in person even if you have already returned your proxy card.

     This document describes the special meeting, the plan of merger, the compensation payments and other related matters. I encourage you to read this entire document carefully.

Sincerely,

/s/ Stephen C. Hassenfelt
Stephen C. Hassenfelt
Chairman and Chief Executive Officer

READ CAREFULLY THE RISK FACTORS RELATING TO THE MERGER ON PAGE 21 OF THIS DOCUMENT.

-------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has approved of the securities to be issued in the merger or determined if this document is accurate or adequate. It is illegal for anyone to tell you otherwise.

The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
-------------------------------------------------------------------------------

This proxy statement/prospectus is dated July 14, 1999 and is first being mailed to you on or about July 16, 1999.

                               NCT HOLDINGS, INC.
                              301 NORTH ELM STREET
                        GREENSBORO, NORTH CAROLINA 27401
                                   -----------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held on August 19, 1999
                                   -----------

To the Shareholders of
NCT Holdings, Inc.:

     A special meeting of shareholders of NCT Holdings, Inc. will be held on August 19, 1999, at 3:00 p.m., local time, at North Carolina Trust Company, 301 North Elm Street, 9th Floor, Greensboro, North Carolina, to consider and vote on:

     1. A proposal to approve the Agreement and Plan of Merger, dated as of May 14, 1999, among NCT, U.S. Trust and NCT Holdings Acquisition Company, a wholly owned subsidiary of U.S. Trust, and the merger of NCT into NCT Holdings Acquisition Company.

     2. A proposal to approve merger-related compensation payments to employees of North Carolina Trust Company, a wholly owned subsidiary of NCT.

     3. Such other business related to the foregoing proposals as may properly come before the special meeting.

     Only shareholders of record at the close of business on July 9, 1999 will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

     Although you will vote on the plan of merger and the related compensation payments separately, approval of the payments is a condition to the merger. Therefore, the merger will not be completed if the payments are not approved. Similarly, completing the merger is a condition to making the compensation payments, and we will not pay the related compensation unless the merger is completed.

     Your board of directors has unanimously adopted and approved the plan of merger and the related compensation payments as in the best interests of NCT and its shareholders and unanimously recommends that you vote "FOR" approval of both the plan of merger and the merger-related compensation payments.

     You are entitled to assert dissenters' rights under Article 13 of the North Carolina Business Corporation Act, but must follow certain procedures strictly in order to do so. A copy of Article 13, which sets forth these procedures, is attached as Appendix B to this document.

     This document provides you with detailed information about the plan of merger and the related payments you are being asked to vote on, including a copy of the plan of merger. You are encouraged to read this entire document carefully.

                                        By order of the board of directors,


                                        /s/ Steven J. Frost
                                        Steven J. Frost
                                        Secretary

Greensboro, North Carolina
July 14, 1999

                     ADDITIONAL INFORMATION ABOUT U.S. TRUST


     This document incorporates important business and financial information about U.S. Trust from other documents that are not included in or delivered with this document. This information has been omitted pursuant to the rules and regulations of the SEC. You may orally or by written request obtain this information without charge. You can obtain documents incorporated by reference in this document, other than some of the exhibits to those documents, by requesting them in writing or by telephone from U.S. Trust at the following address and number:


                             U.S. TRUST CORPORATION
                       Corporate Communications Department
                              114 West 47th Street
                            New York, New York 10036
                                 (212) 852-1000


     See "Where You Can Find More Information" (page 86) to learn about how you can get additional information about U.S. Trust.

                                TABLE OF CONTENTS
                                                                            PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING................1

SUMMARY.......................................................................6
     The Companies............................................................6
     What You Will Receive in the Merger......................................6
     The Special Meeting......................................................7
     The Merger...............................................................8
     Merger-Related Compensation Payments to Employees........................9
     The Plan of Merger......................................................10
     Voting Agreements.......................................................11
     Principal U.S. Federal Income Tax Consequences of the Merger............11
     Regulatory Approvals Required for the Merger............................12
     Comparison of Shareholders' Rights......................................12

MARKET PRICE AND DIVIDEND INFORMATION........................................13
     U.S. Trust..............................................................13
     NCT.....................................................................13
     Recent Closing Prices...................................................14
     Number of Shareholders..................................................14

SELECTED COMPARATIVE PER SHARE INFORMATION...................................15

SELECTED HISTORICAL FINANCIAL DATA OF U.S. TRUST CORPORATION AND
  SUBSIDIARIES...............................................................17

SELECTED HISTORICAL FINANCIAL DATA OF NCT HOLDINGS, INC. AND
  SUBSIDIARIES...............................................................19

RISK FACTORS.................................................................21

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................22

WHAT YOU WILL RECEIVE IN THE MERGER..........................................23
     Merger Consideration....................................................23
     First Installment.......................................................23
     Second Installment......................................................25
     Earnout Installments....................................................26
     Reduction in the Earnout Exchange Ratios for Costs to U.S. Trust........28
     Treatment of NCT Stock Options..........................................28
     Fractional Shares.......................................................30
     Exchange of NCT Shares for U.S. Trust Shares............................31

THE SPECIAL MEETING..........................................................31
     Time, Place and Matters to Be Voted on..................................31
     Recommendations to Shareholders.........................................31
     Voting..................................................................32
     Proxies.................................................................33
     Special Procedures for the NCT Employee Stock Ownership Plan............34

THE MERGER...................................................................34
     Background to the Merger................................................35
     NCT's Reasons for the Merger............................................36
     U.S. Trust's Reasons for the Merger.....................................37
     Interests of Management and Directors in the Merger That May Differ
       From Your Interests...................................................37
     Resale of U.S. Trust Common Shares......................................38

MERGER-RELATED COMPENSATION PAYMENTS TO EMPLOYEES............................39
     Relationship to the Merger..............................................39
     Disqualified Individuals................................................39
     Merger-Related Payments.................................................40
     Requirements of Sections 280G and 4999..................................42

THE PLAN OF MERGER...........................................................44
     Time of the Merger......................................................44
     NCT Representative......................................................45
     Conditions to the Merger................................................45
     Representations and Warranties..........................................46
     Conduct of NCT's Business Until the Merger..............................47
     Actions by NCT and U.S. Trust...........................................49
     Accounting Treatment....................................................49
     Termination.............................................................50
     Termination Fee.........................................................51
     Amendment...............................................................51
     Waiver..................................................................51

                                                                            PAGE

     Right to Revise Structure...............................................51
     NYSE Listing............................................................52
     Expenses................................................................52

VOTING AGREEMENTS............................................................52

PRINCIPAL U.S.FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER..................52

REGULATORY APPROVALS REQUIRED FOR THE MERGER.................................54
     Federal Reserve Board...................................................55
     North Carolina Commissioner of Banks....................................56

DISSENTERS'RIGHTS............................................................56
     What Are Dissenters' Rights?............................................56
     How Do I Dissent?.......................................................56

THE COMPANIES................................................................58
     U.S. Trust..............................................................58
     NCT.....................................................................59

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF NCT HOLDINGS, INC.............................62
     Certain Factors Affecting Results of Operations.........................62
     Results of Operations for the Year Ended September 30, 1998
       Compared with the Years ended September 30, 1997 and 1996.............62
     Financial Condition as of September 30, 1998 Compared to 1997...........65
     Year 2000 Issues........................................................66
     Risk Management.........................................................67
     Interim Financial Data..................................................68
     Financial Condition as of March 31, 1999 Compared to
       September 30, 1998....................................................68
     Business Segments.......................................................68

SHARE OWNERSHIP OF NCT.......................................................70
     By Management...........................................................70
     By Five Percent Owners..................................................71

DESCRIPTION OF U.S. TRUST CAPITAL STOCK......................................72
     Authorized Capital Stock................................................72
     U.S. Trust Common Shares................................................73
     U.S. Trust Preferred Shares.............................................73
     Rights..................................................................73
     Changes in Control......................................................74

COMPARISON OF SHAREHOLDERS' RIGHTS...........................................76
     Comparison of Your Rights as NCT Shareholders and as
       U.S. Trust Shareholders...............................................76

REGULATORY MATTERS RELATING TO U.S. TRUST....................................84
     Payment of Dividends....................................................85
     Capital Requirements....................................................85
     Relationships with Affiliates...........................................85
     Purpose of Regulation...................................................85

EXPERTS......................................................................86

SHAREHOLDER PROPOSALS........................................................86

WHERE YOU CAN FIND MORE INFORMATION..........................................86

VALIDITY OF SHARES...........................................................87

                                   APPENDICES

A.   Agreement and Plan of Merger
B.   Dissenters' Rights

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING


Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: In the merger, each NCT common share will automatically be converted into the right to receive up to seven installments of U.S. Trust common shares:

     o at the time of the merger, an amount of U.S. Trust common shares equal to the "first exchange ratio"

     o on February 14, 2001, an amount of U.S. Trust common shares equal to the "second exchange ratio"

     o on February 14th of the years 2001, 2002, 2003, 2004 and 2005, an amount of U.S. Trust common shares equal to the "earnout exchange ratio" for the measuring period ending on the preceding December 31st

     We refer to these installments as the "merger consideration."

     The amount of each installment of the merger consideration is expressed as a number of U.S. Trust common shares to be issued for each NCT common share. We call this the "exchange ratio" for each installment.

     The exchange ratio for each installment is based on a total amount that U.S. Trust calculates for the installment. This amount generally represents the total amount to be paid by U.S. Trust in the installment to both NCT shareholders and holders of NCT stock options. In the first installment, however, U.S. Trust will pay less than the total amount because U.S. Trust will subtract the option exercise price from the amount NCT optionholders would receive if they had exercised their options and paid the option exercise price before the merger.

     NCT shareholders will receive U.S. Trust common shares representing a portion of the total amount actually paid by U.S. Trust in each installment, and NCT optionholders will receive the remaining portion in cash.

         The following table describes the calculation:

------------------- ----------------- --------------------------------------------------------------------------
    INSTALLMENT          TIMING                                      TOTAL AMOUNT
------------------- ----------------- --------------------------------------------------------------------------

      First         At the time of    95% of:
                    the merger
                                         o   2.75 times annualized fee revenues of NCT at the time of the merger plus

                                         o   2.75 times annualized fee revenues of certain clients that NCT has referred to U.S. Trust less commissions to employees of U.S. Trust for the referrals

                                             plus

                                         o   amounts related to the exercise price of NCT stock options minus

                                         o   any deficiency in the expected book value of NCT at the time of the merger
------------------- ----------------- --------------------------------------------------------------------------
      Second        February 14,         o   5% of the bullet points listed above in calculating the total
                    2001                     amount for the first installment

                                             minus

                                         o   2.75 times annualized fee revenues at the time of the merger that were attributable to assets that were withdrawn in "extraordinary withdrawals" during the 12 months following the merger

                                             plus

                                         o   interest on the above at a rate of 5% per year, without
                                             compounding

                                      -2-

------------------- ----------------- --------------------------------------------------------------------------
    INSTALLMENT          TIMING                                      TOTAL AMOUNT
------------------- ----------------- --------------------------------------------------------------------------
     Earnout        February 14th        o   0% to 40% of the annualized revenues of NCT during the measuring
  (Third through    of the years             period ending on the preceding December 31st, depending on the
     Seventh)       2001 - 2005              growth rate of NCT revenues in accordance with the table below:

                                                      Annualized Growth Rate             Multiplier

                                                      13.5% or less                              0%

                                                      Over 13.5% to 17.5%                       20%

                                                      Over 17.5% to 22.5%                       30%

                                                      More than 22.5%                           40%

                                             minus

                                         o   $250,000, for each installment after February 14, 2001

                                         This amount is then reduced by:

                                         o   any amount by which the total amount for the second installment is negative

                                         o   any costs of U.S. Trust or related persons as a result of breaches of the plan of merger

                                         o   amounts related to changes in factors used to determine the book value of NCT at the time of the merger

                                         We will not, however, reduce the total amount for any period to less than $0. If there is a reduction that is not made as a result of this limit, we will reduce any total amount for later periods.
------------------- ----------------- --------------------------------------------------------------------------

This total amount is then allocated among NCT shareholders and holders of NCT stock options by dividing the amount by the number of NCT common shares that are:

     o   outstanding at the time of the merger and

     o   issuable under NCT stock options at the time of the merger

This allocation produces what we call the "adjusted per share amount" of the installment, because we have adjusted the total amount for shares issuable under NCT options.

     The exchange ratio for each installment is equal to the "adjusted per share amount" divided by the average price per U.S. Trust common share reported by the NYSE for the ten consecutive trading day period ending six business days before the payment.

Example of the First Installment. As an example, assume the merger occurred on July 9, 1999.

     At that time:

     o the total amount of the first installment would have been about $43,883,895, which includes a total option exercise price of about $5,431,995 that will not actually be paid by U.S. Trust

     o the amount of NCT common shares outstanding was 1,935,302 and the amount of shares issuable under NCT stock options was 560,500

     o dividing $43,883,895 by the total number of shares, which is 2,495,802, the resulting "adjusted per share amount" would have been $17.58

     o the average price of U.S. Trust common shares for the ten trading day period ended June 30, 1999 was $93.66

     As a result, the first exchange ratio would have been 0.1877 U.S. Trust common shares for each NCT common share you held. For each share issuable under a NCT option, optionholders would have received cash equal to $17.58 minus the per-share option exercise price.

     Cautions. The plan of merger provides that the actual first exchange ratio will not be known until very shortly before the merger and, therefore, after you vote at the meeting. Thus, you cannot determine the exact number or the value of the U.S. Trust common shares you will receive in the first installment. Also, the amounts of the second exchange ratio and the five earnout exchange ratios depend on NCT's performance after the merger and could equal 0. If that happens, no merger consideration will be paid for each installment for which the exchange ratio equals 0. The exchange ratio for an installment cannot, however, be less than 0.

Q:   WHAT DO I NEED TO DO NOW?

A: After you have read this document carefully, show your vote on the proxy card, sign the card and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares may be represented at the special meeting. Your vote is very important.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. There are three ways to change your vote. First, you may give written notice to NCT's Secretary that you would like to revoke your proxy. Second, you may send in a later-dated, signed proxy card to NCT's Secretary before the meeting. Third, you may attend the meeting and vote in person.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. When the merger is completed, U.S. Trust will send you written instructions for exchanging your stock certificates.

Q:   WHAT IF I OBJECT TO THE MERGER?

A: After the merger, you may be entitled to dissenters' rights under North Carolina law. Dissenters' rights are statutory rights that enable shareholders who object to extraordinary matters, like mergers, to dissent and to require the corporation to buy their shares at fair value. If you want to exercise these rights, you must follow the procedures required by North Carolina law. If you do not comply with the procedures required by North Carolina law, you will lose your dissenters' rights. Therefore, if you want these rights, you should carefully review the text and comply with the requirements of Article 13 of the North Carolina Business Corporation Act, and consult with an attorney. We have attached a copy of this Article as Appendix B.

Q:   WHO SHOULD I CALL WITH QUESTIONS?

A:   Please call Stephen C. Hassenfelt at (336) 272-5100.

                                     SUMMARY

     This summary and the introductory question and answer section highlight selected information contained in this document and may not contain all of the information that is important to you. We urge you to read carefully this entire document, and the other documents to which this document refers, to understand fully the merger and other related transactions. See "Where You Can Find More Information" on page 86 to learn about how you can get the additional information referenced in this document.

THE COMPANIES

U.S. TRUST CORPORATION  (PAGE 58)

     U.S. Trust Corporation is a bank holding company registered under federal law and incorporated in New York. Through its subsidiaries, U.S. Trust engages in two principal businesses:

o    personal wealth management services

o    institutional services

     U.S. Trust's principal subsidiary is United States Trust Company of New York, a state-chartered bank and trust company. As of March 31, 1999, U.S. Trust had assets under management of about $79.5 billion.

     U.S. Trust often looks at acquiring other companies. Any future acquisition could be material, in terms of assets acquired or liabilities assumed, to U.S. Trust's financial condition. It is possible that an acquisition may result in dilution of book value and net income per U.S. Trust common share.

NCT HOLDINGS, INC.  (PAGE 59)

     NCT Holdings, Inc. is a North Carolina corporation. Through its subsidiaries, NCT provides comprehensive wealth management and fiduciary services to:

o    high-net-worth individuals

o    not-for-profit organizations

o    employee benefit plans

     NCT's principal subsidiary is North Carolina Trust Company, a non-depository, state-chartered banking corporation. As of March 31, 1999, North Carolina Trust had assets under management of about $2.4 billion.

WHAT YOU WILL RECEIVE IN THE MERGER

MERGER CONSIDERATION (PAGE 23)

     In the merger, each NCT common share will automatically be converted into the right to receive up to seven installments of U.S. Trust common shares. We refer to these installments as the "merger consideration."

     You cannot transfer your right to receive the second installment and the earnout installments of the merger consideration.

REDUCTION IN THE EARNOUT EXCHANGE RATIOS FOR COSTS TO U.S. TRUST (PAGE 28)

     The plan of merger provides that the total amount to be paid by U.S. Trust in each of the third through seventh installments, which we refer to as the "earnout installments", will be reduced by any costs to U.S. Trust and related persons that result from:

o NCT's breach of a representation or warranty in the plan of merger resulting in costs of more than $25,000

o the tax disqualification of NCT's employee stock ownership plan or 401(k) plan

o    NCT's breach of an agreement in the plan of merger

There will be no reduction, however, for the first $250,000 of costs, if any.

     U.S. Trust also has the right to temporarily reduce the total amount for an earnout installment period to satisfy costs that are not yet final. U.S. Trust can exercise this right if it determines in good faith that the expected future earnout total amounts will not be enough to satisfy the pending costs. If an amount temporarily withheld is not used to satisfy costs by February 14, 2005, the amount and interest on the amount will be included when we calculate the final earnout exchange ratio.

     Any reduction in the total earnout amount for a period will result in a reduction in the earnout exchange ratio for that period and will reduce the amount of the earnout installment you receive.

TREATMENT OF NCT STOCK OPTIONS (PAGE 28)

     The plan of merger provides that each NCT stock option issued to NCT employees, directors and advisory board members will automatically be converted into the right to receive seven cash installments from U.S. Trust.

     We will pay each of these installments at the time installments of the merger consideration are payable to holders of NCT common shares in the merger, subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements, which would otherwise terminate at the time of the merger. The installments will be in the following amounts:

(1)  The first installment payment for each NCT stock option will equal:

     o the "adjusted per share amount" used in determining the first exchange ratio times

     o the number of NCT common shares subject to the option at the time of the merger minus

     o   the total exercise price of the option at the time of the merger.

(2)  The other installment payments for each NCT stock option will equal:

     o the "adjusted per share amount" used in determining the relevant exchange ratio times

     o the number of NCT common shares subject to the option at the time of the merger.

     Cash paid in exchange for NCT stock options will be treated as compensation for all purposes, including taxation. An appropriate amount of taxes will be withheld from all payments to holders of NCT stock options.

FRACTIONAL SHARES (PAGE 30)

     U.S. Trust will not issue fractional U.S. Trust common shares to you in any installment of the merger consideration. Instead, U.S. Trust will pay you cash equal to the value of any fractional share that would otherwise have been paid.

THE SPECIAL MEETING

TIME, PLACE AND MATTERS TO BE VOTED ON (PAGE 31)

     We have scheduled the special meeting for August 19, 1999, at 3:00 p.m., local time, at North Carolina Trust Company, 301 North Elm Street, 9th Floor, Greensboro, North Carolina.

     At the special meeting you will be asked to consider and vote on:

o    approval of the plan of merger

o    approval of merger-related compensation
     payments to employees

o any other business related to these proposals that may properly come before the special meeting

RECOMMENDATIONS TO SHAREHOLDERS (PAGE 31)

     NCT's board of directors has unanimously approved, and recommends that NCT shareholders vote "FOR" approval of:

o    the plan of merger

o    merger-related compensation payments

VOTES YOU HAVE AND VOTES REQUIRED (PAGE 32)

     Votes You Have. You will have one vote at the special meeting for each NCT common share that our records show you owned at the close of business on July 9, 1999.

     A total of 1,201,147 NCT Class A common shares and 734,155 NCT Class B common shares can vote at the special meeting.

     Votes Required. We will hold the special meeting if holders of a majority of each class of NCT common shares entitled to vote either attend the special meeting in person or sign and return their proxy cards.

     The approval of holders of a majority of each class of NCT common shares entitled to vote is required for approval of the plan of merger.

         The approval of holders of more than 75% of the NCT common shares held by "disinterested" shareholders is required to approve the merger-related compensation payments. A total of 936,224 NCT common shares that can vote at the special meeting are held by disinterested shareholders.

THE MERGER

     We propose to merge NCT with NCT Holdings Acquisition Company, a wholly owned subsidiary of U.S. Trust. After the merger, NCT will no longer exist, but the surviving company will change its name to "NCT Holdings, Inc." and will continue NCT's business. When we refer to "NCT" after the merger, we mean the surviving company in the merger.

     North Carolina Trust will be a wholly owned subsidiary of the surviving company and will continue as a state-chartered bank under North Carolina law.

INTERESTS OF MANAGEMENT AND DIRECTORS IN THE MERGER THAT MAY DIFFER FROM YOUR INTERESTS (PAGE 37)

     In considering the recommendations of NCT's board of directors, you should be aware that the members of the board and of NCT's management may have interests in the merger that are different from your interests as a shareholder generally.

     These interests include:

o In the merger, NCT stock options issued to employees, directors and advisory board members will be converted into the right to receive cash payments. These payments are similar to the installments of the merger consideration to be paid to NCT's shareholders.

o U.S. Trust and North Carolina Trust Company have entered into employment agreements with Stephen C. Hassenfelt, Sue W. Cole, John R. Rich, Robert E. Mallernee, Suzanne G. Bledsoe and David S. Routh.

o The merger depends on the approval of merger-related compensation payments to employees.

o The plan of merger includes a program to provide for retention payments to some of the key employees of NCT after the merger. The total amount of the retention program will not be more than $3,000,000.

o In connection with the merger, NCT's board of directors approved supplemental payments to Stephen C. Hassenfelt, Sue W. Cole, Robert E. Mallernee and David E. Webb.

o The plan of merger provides that the current board of directors and management of NCT will serve as the board of directors and management of NCT after the merger.

o NCT will indemnify and provide insurance for the officers and directors of NCT for events occurring before the merger, including events that are related to the board's adoption of the plan of merger.

The board of directors of NCT knew about these additional interests, and considered them, when they approved the plan of merger.

MERGER-RELATED COMPENSATION PAYMENTS TO EMPLOYEES

     Some of the payments to employees of North Carolina Trust relating to the merger could result in "excess parachute payments" for federal income tax purposes. Excess parachute payments to disqualified individuals are not deductible for federal tax purposes by the paying company and are subject to an extra 20% federal tax that must be paid by the employee. If the payments related to the merger are approved at the special meeting, however, they will not be parachute payments and will not be subject to unfavorable tax treatment.

RELATIONSHIP TO THE MERGER (PAGE 39)

     Because approval of these payments is legally separate from the merger, we are asking you to vote on them separately from your vote on the plan of merger. However, the merger will not be completed if these payments are not approved and these payments will not be made if the merger is not completed.

DISQUALIFIED INDIVIDUALS (PAGE 39)

     We are asking for approval of payments to the following employees of North Carolina Trust:

o  Stephen C. Hassenfelt      o  Suzanne G. Bledsoe
o  Sue W. Cole                o  David S. Routh
o  John R. Rich               o  Elden J. LeGaux
o  Robert E. Mallernee        o  Martha J. Stenhouse
o  David E. Webb              o  David J. Cathcart
o  Steven J. Frost

These are the employees that would likely be disqualified individuals for federal tax purposes.

MERGER-RELATED PAYMENTS (PAGE 40)

     A parachute payment can be any payment, regardless of form, that is in the nature of compensation. We are seeking approval of each of the following merger-related payments:

o payments with respect to NCT stock options held by the employees named above, including those held by Mr. Webb after termination of his employment with North Carolina Trust

o    retention payments after the merger

o payments under the employment agreements, if the employee is terminated "without cause" or resigns for a "good reason"

o    other merger-related payments to Mr.

     Hassenfelt, Ms. Cole, Mr. Mallernee and Mr. Webb totaling $578,537

THE PLAN OF MERGER

     The plan of merger is attached as Appendix A. Please read the entire plan of merger carefully. It is the legal document that governs the merger.

TIME OF THE MERGER (PAGE 44)

     We expect that the merger will occur on the last business day of the month in which all of the conditions to the merger have been satisfied or waived. We currently expect that the merger will take place on August 31, 1999.

CONDITIONS TO THE MERGER (PAGE 45)

     Completing the merger depends on a number of conditions. These conditions include:

o    the approval by NCT shareholders of the plan of merger

o the approval by NCT shareholders of merger-related compensation payments to employees

o the receipt of the necessary approvals from governmental authorities and third parties

o the continuous management at the time of the merger of at least 85% of the assets managed by NCT on May 14, 1999

o the receipt by each of NCT and U.S. Trust of a legal opinion that the U.S. federal income tax treatment of the merger to NCT and to NCT's shareholders will be as we have described it in this document

o each of NCT and U.S. Trust's representations and warranties being true and each having performed its obligations under the plan of merger

     If the law permits, either NCT or U.S. Trust could choose to waive a condition to complete the merger. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATION (PAGE 50)

     NCT and U.S. Trust can terminate the plan of merger at any time before the merger, even after the NCT shareholders have approved it, under a number of circumstances. These include:

(1)  by written agreement between NCT and U.S. Trust

(2)  by either NCT or U.S. Trust, if:

     o the other materially breaches its representations, warranties or covenants

     o any approval by a third party or NCT shareholders that is necessary to complete the merger or approve the merger-related compensation payments is denied

(3)  by U.S. Trust if:

     o NCT's board of directors withdraws or adversely modifies its recommendation that NCT shareholders vote in favor of the plan of merger

     o NCT's board of directors participates in negotiations regarding any acquisition proposal with a third party

     o less than 85% of the assets under management by NCT or its subsidiaries on May 14, 1999 remain under management

TERMINATION FEE (PAGE 51)

     NCT has agreed to pay U.S. Trust a $5 million fee if it completes an acquisition transaction with a third-party:

o    before the plan of merger is terminated or

o    within 18 months of the plan of merger
     terminating after certain events involving a third party making merger or similar proposals to NCT

     This fee is intended to increase the likelihood that the merger with U.S. Trust occurs and may discourage competing offers.

AMENDMENT (PAGE 51)

     Because of the length of time over which installments of merger consideration may be paid, we have provided the flexibility to amend the plan of merger after the merger. After the merger, the plan of merger may be amended only by a written agreement in writing among U.S. Trust and NCT shareholders that owned greater than 50% of the outstanding NCT common shares immediately before the merger was completed, counting the Class A and Class B shares together.

     However, no amendment may disproportionately and adversely affect the right of any shareholder or optionholder to receive the payments to which the shareholder or optionholder is entitled as result of the merger. In addition, any amendment must be consistent with North Carolina law.

NYSE LISTING (PAGE 52)

     U.S. Trust's common shares are listed on the NYSE. It is a condition to the merger that the U.S. Trust common shares issued in the merger are approved for listing on the NYSE. Before the merger, U.S. Trust will file an application for this approval.

EXPENSES (PAGE 52)

     Each company will pay its own expenses in connection with the plan of merger, except that NCT will pay for an audit by U.S. Trust of the fee structure of NCT's clients before the merger.

VOTING AGREEMENTS (PAGE 52)

     The form of the voting agreements is attached as an annex to the plan of merger, which is Appendix A to this document. You are urged to read the voting agreement.

     Before the plan of merger was signed, U.S. Trust entered into voting agreements with Stephen C. Hassenfelt, Sue W. Cole and Pamela H. Hassenfelt. They beneficially own or have power to vote about 60% of the Class A shares and 6% of the Class B shares that can vote in the special meeting. In the voting agreements, they agreed to vote these shares in favor of approval of the plan of merger.

PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 52)

     In general, NCT shareholders will not recognize gain or loss from the exchange of NCT common shares for U.S. Trust common shares pursuant to the merger. However, a portion of the U.S. Trust common shares received by NCT shareholders after the first installment of the merger consideration will constitute taxable interest income to those shareholders. NCT shareholders may also recognize taxable gain to the extent of any cash received in lieu of fractional U.S. Trust common shares. Cash payments in exchange for options to purchase NCT common shares, and any subsequent cash payments with respect to NCT stock options, will generally be taxable as ordinary income.

     This tax treatment may not apply to certain shareholders and may depend on your specific situation and on variables not within our control. We urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (PAGE 54)

     We cannot complete the merger unless it is approved by both:

o    the Board of Governors of the Federal Reserve System and

o    the North Carolina Commissioner of Banks

     U.S. Trust and NCT have filed all of the required applications or notices with the Federal Reserve Board and the North Carolina Commissioner of Banks.

     We have not yet received the required approvals, and we cannot be certain when, or if, we will obtain them. However, we do not know of any reason why we will not be able to obtain the necessary approvals in a timely manner.

COMPARISON OF SHAREHOLDERS' RIGHTS (PAGE 77)

     Your rights as a NCT shareholder are currently governed by North Carolina law and NCT's articles of incorporation and by-laws. After we complete the merger, you will become a shareholder of U.S. Trust and your rights will be governed by New York law and U.S. Trust's certificate of incorporation and by-laws. As a result of these differing laws and organizational documents, you will have different rights as a U.S. Trust shareholder than you have now as a NCT shareholder.

                      MARKET PRICE AND DIVIDEND INFORMATION

U.S. TRUST

     U.S. Trust common shares are listed on the NYSE under the symbol "UTC." Until April 23, 1999, however, U.S. Trust's common shares traded on the Nasdaq National Market under the symbol "USTC."

     For each calendar quarter, this table shows:

     o the high and low sales prices per U.S. Trust common share reported on the Nasdaq National Market or the NYSE Composite Tape, depending on the quarter

     o   the cash dividends declared per share of U.S. Trust common shares

We have adjusted the market price of U.S. Trust common shares to take into account a two-for-one stock split in the form of a stock dividend distributed on February 24, 1997.

                                                        U.S. TRUST
                                           ----------------------------------
CALENDAR QUARTER                            HIGH         LOW       DIVIDENDS
----------------                            ----         ---       ---------

1997
   First Quarter......................... $47.88      $37.63        0.15
   Second Quarter........................  49.13       39.25        0.15
   Third Quarter.........................  57.25       44.75        0.15
   Fourth Quarter........................  65.75       52.50        0.15
1998
   First Quarter.........................  66.50       56.63        0.18
   Second Quarter........................  77.50       64.00        0.18
   Third Quarter.........................  84.13       58.88        0.18
   Fourth Quarter........................  76.75       46.75        0.18
1999
   First Quarter.........................  84.00       70.75        0.22
   Second Quarter........................  96.13       69.75        0.22
   Third Quarter (through July 9, 1999)..  95.19       92.00        0.22

U.S. Trust's ability to pay dividends is subject to legal and regulatory limits, which are described under the caption "Regulatory Matters Relating to U.S. Trust" on page 84.

NCT

     There is no public trading market for NCT common shares. No dividends have ever been declared with respect to NCT common shares. In the plan of merger, NCT has agreed not to pay any dividends until the merger is completed.

RECENT CLOSING PRICES

     The following table shows the closing sales prices per share of U.S. Trust common shares on the NYSE on May 14, 1999, the last trading day before the merger was publicly announced, and on July 9, 1999. The second column represents the closing sale price of U.S. Trust common shares on these dates multiplied by
0.1936 and 0.1877, respectively. 0.1936 is the first exchange ratio per NCT common share that would have applied if the merger had occurred on May 14, 1999, and 0.1877 is the first exchange ratio per NCT common share that would have applied if the merger had occurred on July 9, 1999. No value was assigned to the second installment or the earnout installments for this calculation.

                              U.S. TRUST               NCT COMMON
                            COMMON SHARES           SHARE EQUIVALENT
                            -------------           ----------------

May 14, 1999................    $88.38                    $17.11
July 9, 1999................    $92.50                    $17.36

     Of course, the market price of U.S. Trust common shares will fluctuate before and after the merger. You should obtain current market quotations for U.S. Trust common shares. We cannot predict the future prices or markets for U.S. Trust common shares.

NUMBER OF SHAREHOLDERS

     As of July 9, 1999, there were about 1,832 shareholders of record who held U.S. Trust common shares, as shown on the records of U.S. Trust's transfer agent.

     As of July 9, 1999, there were 133 shareholders of record who held NCT common shares, of which 93 are current or former employees, immediate family members, directors and advisory board members, as shown on the stock transfer books of NCT.

                   SELECTED COMPARATIVE PER SHARE INFORMATION

     In the table on the next page, we provide you with information about:

     o the income per share, cash dividends per share and book value per share of both U.S. Trust and NCT

     o similar information about the merger, which we refer to as "pro forma" information

In presenting the pro forma information for certain time periods, we assumed that U.S. Trust and NCT had been merged throughout those periods.

     We computed the amounts listed in the "Combined Pro Forma" column as follows:

     o for the "Basic Earnings per Share" and the "Book Value per Share of Common Stock," by combining U.S. Trust and NCT historic net income for Basic Earnings per Share and total adjusted equity for Book Value per Share of Common Stock and dividing each total by the sum of the weighted average number of U.S. Trust common shares outstanding during the period and an assumed number of common shares issued in the merger

     o for the "Diluted Earnings per Share," by combining U.S. Trust and NCT historic net income and dividing by the sum of the dilutive number of U.S. Trust common shares outstanding during the period and an assumed number of common shares issued in the merger

In assuming the number of common shares to be issued in the merger, we are required to give effect to the first installment of the merger consideration. We did this based on factors as of July 9, 1999, and used an exchange ratio of
0.1877 U.S. Trust common shares for each NCT common share. These factors, however, have changed since July 9, 1999 and will change until the merger. Also, we have not given effect to the second installment or any of the earnout installments of the merger consideration. If we had assumed that some of these installments had been paid, the amounts in this column would have been smaller.

     We computed the amounts listed in the "Pro Forma Equivalent of One NCT Share" column by:

     o   using the "combined pro forma" amounts and

     o   multiplying by an assumed first exchange ratio of 0.1877

We present this information to reflect the fact that you will receive some multiple of a U.S. Trust common share for each NCT common share you hold. The assumed first exchange ratio is based on factors as of July 9, 1999. The actual first exchange ratio will not be known until shortly before the merger. Also, we did not assign any value to the second installment or the earnout installments for this calculation.

     We expect that we will incur reorganization and integration expenses as a result of the merger. We also anticipate that the merger will provide the merged company with cost savings and the opportunity to earn more revenues. We cannot, however, estimate these expenses and revenues at this time and therefore have not included them in the pro forma information listed on the next page. In listing this pro forma information, we are not attempting to predict or suggest future results.

     You should read the data below together with the historical financial information of U.S. Trust, which has been presented in its prior SEC filings and is incorporated by reference into this document, and of NCT, which is included in this document beginning on page F-1.

                                                                           PRO FORMA
                                                                         EQUIVALENT OF
                                          HISTORICAL      COMBINED          ONE NCT       HISTORICAL
                                          U.S. TRUST      PRO FORMA          SHARE            NCT
                                          --------------------------------------------------------------
BASIC EARNINGS PER SHARE:
Three Months Ended March 31, 1999 .......       0.99           0.99            0.19             0.14
Six Months Ended March 31, 1999..........          -              -               -             0.20
Year Ended December 31, 1998.............       3.29           3.27            0.61                -
Year Ended September 30, 1998............          -              -               -             0.34

DILUTED EARNINGS PER SHARE:
Three Months Ended March 31, 1999........       0.88           0.88            0.17             0.13
Six Months Ended March 31, 1999..........          -              -               -             0.18
Year Ended December 31, 1998.............       2.96           2.94            0.55                -
Year Ended September 30, 1998............          -              -               -             0.32

CASH DIVIDENDS:
Three Months Ended March 31, 1999........       0.22           0.22            0.04                -
Year Ended December 31, 1998.............       0.72           0.72            0.14                -

BOOK VALUE PER SHARE OF COMMON
  STOCK AS OF:
March 31, 1999...........................      14.18          16.03            3.01             2.78
December 31, 1998........................      13.25          15.13            2.84             2.63


                      SELECTED HISTORICAL FINANCIAL DATA OF
                    U.S. TRUST CORPORATION AND SUBSIDIARIES

     In the table below, we provide you with selected historical financial data of U.S. Trust. We prepared this data using the consolidated financial statements of U.S. Trust. When you read this selected historical consolidated financial data, it is important that you read the footnotes below the financial data. You should also read the historical financial statements and accompanying notes that U.S. Trust has included in its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the period ended March 31, 1999. You can obtain these reports by following the instructions we provide in this document under "Where You Can Find More Information" on page 86.

     The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the actual financial results U.S. Trust will achieve during the 1999 fiscal year.

                                         MARCH 31,                  YEARS ENDED DECEMBER 31, (1) (2) (3)
                                        -----------    ---------------------------------------------------------------
                                           1999          1998           1997        1996         1995(4)      1994(4)
                                        -----------    ---------------------------------------------------------------
                                        (UNAUDITED)              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Fee revenue..........................       $100.0       $339.6        $281.7       $244.2       $215.3        $197.5
Fee revenue - processing.............
   business (4)......................            0           --            --           --         66.1         102.7
Net interest revenue and other
   income............................         28.9        102.0          91.1         78.5        103.4         118.5
                                            ------       ------        ------       ------       ------        ------
Total revenue........................        128.9        441.6         372.8        322.7        384.8         418.7
Operating expenses...................         98.6        340.6         289.2        253.5        322.6         334.2
Restructuring costs (4)..............            0           --            --           --        155.6          50.2
                                            ------       ------        ------       ------       ------        ------
Income (loss) before income taxes....         30.3        101.1          83.7         69.3        (93.4)         34.4
Income taxes.........................         12.0         39.4          32.6         28.4        (42.9)         13.4
                                            ------       ------        ------       ------       ------        ------
Net income (loss)....................       $ 18.3        $61.7         $51.0        $40.9      $ (50.5)        $21.0
                                            ======       ======        ======       ======       ======        ======

Basic earnings (loss) per share......          .99        $3.29         $2.64        $2.09      $ (2.62)        $1.12
Diluted earnings (loss) per share....          .88         2.96          2.39         1.95        (2.62)         1.06
Cash dividends declared per share....          .22         0.72          0.60         0.50         0.63          1.00
Dividend payout ratio................        25.00%       24.32%        25.10%       25.64%      (23.85)%       94.34%

At December 31:
Assets under management (3)
   Investment management.............       $ 66.1        $61.3         $47.3        $38.0        $33.5      $26.0(5)
   Special fiduciary.................         13.9         13.7          13.9         15.3         13.9           5.1
Assets under administration (3)......        330.9        326.5         268.7        232.3        203.8         167.8(5)
Total assets.........................        410.4      4,143.0       3,815.0      3,477.0      2,573.0       3,223.0
Trust preferred capital securities
   and long-term debt................         68.7         67.8          72.3         26.5         29.4          60.9
Return on average stockholders'
   equity............................        29.60%       26.20%        22.75%       20.99%      (23.10)%        9.24%
Return on average total assets.......         1.84%        1.68%         1.49%        1.42%       (1.52)%        0.53%
Average stockholders' equity as a
   percentage of average total
   assets............................         6.23%        6.42%         6.54%        6.76%        6.60%         5.69%

FOOTNOTES TO SELECTED HISTORICAL FINANCIAL DATA OF U.S. TRUST
CORPORATION AND SUBSIDIARIES

(1)  Columns may not tally due to rounding.
(2) All earnings per share and common share disclosures have been adjusted for a two-for-one stock split effected in the form of a stock dividend distributed on February 21, 1997.
(3) Assets under management and assets under administration are expressed in billions.
(4) The years ended December 31, 1995 and December 31, 1994 include revenues and operating expenses generated by certain businesses sold on September 1, 1995 to The Chase Manhattan Corporation. These periods also include $86.9 million, after taxes, and $27.9 million, after taxes, of restructuring charges for the years ended December 31, 1995 and December 31, 1994, respectively.
(5) Excludes $1.9 billion of investment management assets under management and $223.4 billion of assets under administration as of December 31, 1994 due to the sale on September 1, 1995 of certain businesses to The Chase Manhattan Corporation.

    SELECTED HISTORICAL FINANCIAL DATA OF NCT HOLDINGS, INC. AND SUBSIDIARIES

     In the table below, we provide you with selected historical financial data of NCT. We prepared this data using the consolidated financial statements of NCT. When you read this selected historical consolidated financial data, it is important that you read the footnotes below the financial data. You should also read the historical financial statements and accompanying notes of NCT beginning on page F-1 of this document.

     The results of operations for the six months ended March 31, 1999 are not necessarily indicative of the actual financial results NCT will achieve during the 1999 fiscal year.

                                                                       YEARS ENDED SEPTEMBER 30, (1) (2)
                                                  ----------------------------------------------------------------------
                                                    1998             1997           1996           1995           1994
                                                  ----------------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Fee revenue....................................     $12,903         $10,654        $8,240         $6,163         $5,110
                                                    -------         -------       -------        -------        -------

Operating expenses.............................      11,729           9,076         7,512          6,087          4,870
Other income (expense).........................          36             (90)          (25)           (53)           (22)
                                                    -------         -------       -------        -------        -------
Income before income taxes.....................       1,210           1,488           704             23            219
Income taxes...................................         558             640           279            (19)            66
                                                    -------         -------       -------        -------        -------
Net income.....................................        $652            $847          $425            $42           $152
                                                    =======         =======       =======        =======        =======

Basic earnings per share.......................       $0.34           $0.46         $0.23          $0.02          $0.09
Diluted earnings per share.....................        0.32            0.42          0.21           0.02           0.09
Cash dividends declared per share..............          --              --            --             --             --
Dividend payout ratio..........................          --              --            --            --              --

At September 30:
Assets under management (2)....................      $2,184          $2,041        $1,517         $1,212           $905
Total assets...................................       6,807           5,702         4,781          3,587          2,893
Long-term debt.................................         222             528           831            915          1.073
Return on average stockholders' equity.........       15.85%          28.37%        19.86%          2.82%         12.76%
Return on average total assets.................       10.43%          16.16%        10.15%          1.29%          5.07%
Average stockholders' equity as a
   percentage of average total assets..........       65.78%          56.98%        51.11%         45.68%         39.76%

------------------------------------------------------------------------------------------------------------------------

(1)      Columns may not tally due to rounding.
(2)      Assets under management are expressed in millions.

                       SELECTED HISTORICAL FINANCIAL DATA
                     OF NCT HOLDINGS, INC. AND SUBSIDIARIES

                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                              MARCH 31, (1)                  MARCH 31, (1)
                                                         ----------------------         ----------------------
                                                           1999          1998             1999          1998
                                                         ----------------------         ----------------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Fee revenue..........................................     $3,394        $3,166           $6,800        $6,173
                                                         -------        ------           ------        ------
Operating expenses...................................      2,944         2,793            6,124         5,669
Other income (expense)...............................          9            12               19            21
                                                         -------        ------           ------        ------
Income before income taxes...........................        459           385              695           526
Income taxes.........................................        179           174              314           284
                                                         -------        ------           ------        ------
Net income...........................................       $280          $211             $380          $242
                                                         =======        ======           ======        ======

Basic earnings per share.............................      $0.14         $0.11            $0.20         $0.13
Diluted earnings per share...........................       0.13          0.10             0.18          0.12
Cash dividends declared per share....................         --            --               --            --
Dividend payout ratio................................         --            --               --            --

At March 31:
Assets under management (2)...........................    $2,464        $2,294           $2,464        $2,294
Total assets..........................................     6,893         6,152            6,893         6,152
Long-term debt........................................        40           326               40           326
Return on average stockholders'
   equity (annualized)................................     21.45%        20.76%           15.20%        12.43%
Return on average total assets (annualized)...........     16.56%        14.32%           11.11%         8.16%
Average stockholders' equity as a percentage
   of average total assets............................     77.18%        68.99%           73.08%        65.67%

---------------------------------------------------------------------------------------------------------------

(1)  Columns may not tally due to rounding.
(2)  Assets under management are expressed in millions.

                                  RISK FACTORS

YOU CANNOT BE SURE OF THE NUMBER OR MARKET VALUE OF THE U.S. TRUST COMMON SHARES YOU WILL RECEIVE IN THE FIRST INSTALLMENT.

     You cannot determine the number or market value of the U.S. Trust common shares you will receive in the first installment of the merger consideration. The amount of the first exchange ratio depends on:

     o   NCT's revenues before the merger

     o   the number and exercise price of NCT stock options

     o   NCT's book value at the time of the merger

Each of these factors has changed since the plan of merger was signed and will continue to change before the merger. As a result, it is likely that at the time of the merger the first exchange ratio will be different than it would have been when the plan of merger was signed or at the times presented in this document.

YOU CANNOT BE SURE THAT THERE WILL BE A SECOND INSTALLMENT OR ANY EARNOUT INSTALLMENTS.

     You may not receive a second installment or any earnout installments. The amounts of the second exchange ratio and of the earnout exchange ratios depend on:

     o   NCT's revenues after the merger

     o any extraordinary withdrawals of assets by NCT's clients after the merger

     o factors determined after the merger regarding NCT's financial condition at the time of the merger

     o costs to U.S. Trust for any breaches and other circumstances described in the plan of merger

None of these factors can be predicted before the merger.

     After the merger, NCT will be operated as a subsidiary of U.S. Trust. U.S. Trust is responsible for maximizing value for all U.S. Trust shareholders and not only for those former shareholders of newly acquired companies entitled to earnout-type consideration. Therefore, it is possible that U.S. Trust's strategic decisions with respect to any newly acquired company, although beneficial to U.S. Trust shareholders as a group, may not maximize the amount of the earnout-type consideration.

     Because of these factors, the amount of the second exchange ratio could be 0 and the amount of some or all of the earnout exchange ratios could be 0. Accordingly, you cannot be sure that you will receive a second installment or any earnout installments. If some or all of these payments are made, you also cannot be sure of the number of U.S. Trust common shares that you will receive or of the market value of the shares at the time of the installment.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     This document contains statements that anticipate or plan for the future. These forward-looking statements include statements regarding the amount of the merger consideration, statements about our future business plans and strategies and other statements that are not historical. These statements may:

     o   be made directly in this document

     o be "incorporated by reference" to other documents filed with the SEC by U.S. Trust

     o   include statements for the period following the merger

You can find many of these statements by looking for words like "believes," "expects," "anticipates" and "estimates" and for similar expressions.

     Because forward-looking statements involve assumptions and future risks and uncertainties, there are factors that could cause the actual results to differ materially from those expressed or implied. For example, a few uncertainties that could affect the accuracy of forward-looking statements include:

     o competitive pressures in the investment or asset management, corporate fiduciary or private banking industries may increase significantly

     o general economic or business conditions, both domestic and foreign, may be less favorable than expected, resulting in lower than expected revenues, among other things

     o financial market performance, both domestic and foreign, may be less favorable or more volatile than expected, resulting in lower than expected revenues, among other things

     o costs or difficulties related to the integration of the businesses of U.S. Trust and NCT may be greater than expected

     o legislative or regulatory changes may adversely affect the businesses in which U.S. Trust and NCT are engaged

     o necessary technological changes, including changes to address "Year 2000" data systems issues, may be more difficult or expensive to make than anticipated or Year 2000 issues at other companies may adversely affect operations

     o   adverse changes may occur in the securities markets

     You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference.

     If there are any subsequent written or oral forward-looking statements made by either company or any person acting on our behalf, they are qualified in total by the cautionary statements contained or referred to in this section. Neither U.S. Trust nor NCT undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                      WHAT YOU WILL RECEIVE IN THE MERGER

MERGER CONSIDERATION

     In the merger, each NCT common share will automatically be converted into the right to receive up to seven installments of U.S. Trust common shares:

     o at the time of the merger, an amount of U.S. Trust common shares equal to the first exchange ratio

     o on February 14, 2001, an amount of U.S. Trust common shares equal to the second exchange ratio

     o on February 14th of the years 2001, 2002, 2003, 2004 and 2005, an amount of U.S. Trust common shares equal to the earnout exchange ratio for each measuring period ending on the preceding December 31st

We refer to these installments as the "merger consideration."

     The amount of each installment of the merger consideration is expressed as a number of U.S. Trust common shares to be issued for each NCT common share. We call this the "exchange ratio" for each installment.

     The exchange ratio for each installment is based on a total amount that U.S. Trust calculates for the installment. This amount generally represents the total amount to be paid by U.S. Trust in the installment to both NCT shareholders and holders of NCT stock options. In the first installment, however, U.S. Trust will pay less than the total amount because U.S. Trust will subtract the option exercise price from the amount NCT optionholders would receive if they had exercised their options and paid the option exercise price before the merger.

     NCT shareholders will receive U.S. Trust common shares representing a portion of the total amount actually paid by U.S. Trust in each installment, and NCT optionholders will receive the remaining portion in cash.

     The amounts of the second exchange ratio and the five earnout exchange ratios depend on NCT's performance after the merger and could equal 0. If that happens, no merger consideration will be paid for that installment.

     You cannot transfer your right to receive the second installment and the earnout installments of the merger consideration, except upon death.

FIRST INSTALLMENT

     We calculate the first exchange ratio based on the total amount to be paid by U.S. Trust in the first installment, as follows:

-------------------------------------------------------------------------------
(1) The total amount to be paid by U.S. Trust in the first installment is equal to 95% of the following amounts:

     o   2.75 times annualized fee revenues of NCT at the time of the merger plus

     o 2.75 times annualized fee revenues of certain clients that NCT has referred to U.S. Trust less commissions to employees of U.S. Trust for the referrals plus

     o   amounts related to the exercise price of NCT stock options minus

     o   any deficiency in the expected book value of NCT at the time of the merger
-------------------------------------------------------------------------------

(2) This total amount is then allocated among NCT shareholders and holders of NCT stock options by dividing this amount by the number of NCT common shares that are:

     o   outstanding at the time of the merger and

     o   issuable under NCT stock options at the time of the merger

     We call this the "adjusted per share amount."
-------------------------------------------------------------------------------
(3) The first exchange ratio is equal to the adjusted per share amount divided by the average price per share of U.S. Trust common shares reported by the NYSE for the ten consecutive trading days ending six business days before the day of the merger.
-------------------------------------------------------------------------------

     The plan of merger provides that the actual first exchange ratio will not be known until very shortly before the merger and, therefore, after you vote at the meeting. Thus, you cannot determine the exact number or the value of the U.S. Trust common shares you will receive in the first installment.

     Annualized Fee Revenues. NCT's fee revenues used in determining the first exchange ratio include:

     o   investment management revenues

     o trust, tax preparation, financial planning, executor, record keeping and employee benefit revenues

     These revenues are annualized in the following way:

     o fee revenues that are based on a percentage of assets under management are annualized on the basis of the managed assets as of the second business day of the month in which they are to be determined

     o fee revenues that are not asset-based are annualized on the basis of the fee revenues paid to NCT during the twelve-month period ending the month immediately before the month in which they are to be determined, but are adjusted for changes in fee structures and new clients

     o fee revenues that are related to services as an executor are annualized on the basis of the fees paid to NCT during the twelve-month period ending the month immediately before the month in which they are to be determined

     o fee revenues related to investments in NCT Opportunities Equity Partners, Limited Partnership, are annualized based on the total capital of the fund as of the end of the month immediately preceding the month in which they are to be determined

     At July 9, 1999, NCT's annualized fees were about $15 million.

     Example of the First Installment. As an example, assume the merger occurred on July 9, 1999. At that time:

     o the total amount of the first installment would have been about $43,883,895, which includes a total option exercise price of about $5,431,995 that will not actually be paid by U.S. Trust

     o the amount of NCT common shares outstanding was 1,935,302 and the amount of shares issuable under NCT stock options was 560,500

     o dividing $43,883,895 by the total number of shares, which is 2,495,802, the resulting "adjusted per share amount" would have been $17.58

     o the average price of U.S. Trust common shares for the ten trading day period ended June 30, 1999 was $93.66

As a result, the first exchange ratio would have been 0.1877 U.S. Trust common shares for each NCT common share you held. For each share issuable under a NCT option, optionholders would have received cash equal to $17.58 minus the per-share option exercise price.

SECOND INSTALLMENT

     The second installment of the merger consideration represents U.S. Trust common shares you may be entitled to receive on February 14, 2001. We calculate the second exchange ratio based on the total amount to be paid by U.S. Trust in the second installment, as follows:

-------------------------------------------------------------------------------
(1) The total amount to be paid by U.S. Trust in the second installment is equal to:

     o 5% of the bullet points listed above in calculating the total amount to be paid by U.S. Trust in the first installment minus

     o 2.75 times annualized fee revenues at the time of the merger that were attributable to assets that were withdrawn in extraordinary withdrawals during the 12 months following the merger plus

     o   interest on the above at a rate of 5% per year, without compounding

-------------------------------------------------------------------------------

(2) An adjusted per share amount for this total amount is then calculated by dividing the total amount by the total of the number of NCT common shares that were:

     o    outstanding at the time of the merger and

     o    issuable under NCT stock options at the time of the merger

     The adjusted per share amount, however, cannot be less than $0.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
(3) The second exchange ratio is equal to the adjusted per share amount divided by the average price per share of U.S. Trust common shares reported by the NYSE for the ten consecutive trading days ending six business days before February 14, 2001.

     Because the second exchange ratio depends on NCT's performance after the merger, you cannot be sure what amount the second installment will be or if any second installment will be paid at all.

     Extraordinary Withdrawals. In determining the second exchange ratio, an extraordinary withdrawal is a withdrawal by a client of at least 80% of its assets managed by NCT. Extraordinary withdrawals do not, however, include withdrawals resulting from a change-in-control, death or other similar circumstances relating to the client.

     Reduction of Earnout Exchange Ratios. If the total amount to be provided by U.S. Trust in the second installment is negative, the second exchange ratio will be 0 and no second installment will be paid. In addition, the total amounts to be paid by U.S. Trust in the earnout installments will be reduced by this negative amount.

EARNOUT INSTALLMENTS

     The earnout installments of the merger consideration represent U.S. Trust common shares you may be entitled to receive on February 14th of the years 2001, 2002, 2003, 2004 and 2005.

     We will calculate an earnout exchange ratio for each of the following measuring periods:

     o   the period from the merger until December 31, 2000

     o   the years 2001, 2002, 2003 and 2004

based on the total amount to be paid by U.S. Trust for each period, as follows:

-------------------------------------------------------------------------------
(1) The total amount to be paid by U.S. Trust for each earnout period is equal to:

     o 0% to 40%, depending on the growth rate of NCT revenues, of the annualized revenues of NCT during the measuring period ending on the preceding December 31st minus

     o   $250,000, for each installment after February 14, 2001
-------------------------------------------------------------------------------
(2)  We may reduce this total amount for any of the following:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     o After the merger, U.S. Trust will conduct a financial review of NCT. If the book value of NCT at the time of the merger is less than that used to determine the first exchange ratio, the total earnout amount will be reduced by an amount necessary to compensate for any initial overpayment.

     o If the total amount to be provided by U.S. Trust in the second installment is negative, the total earnout amount will be reduced by this negative amount.

     o If any deferred fees we used in determining the book value of NCT for the first exchange ratio are lost or written off, the total amount for the earnout period will be reduced by the amount of the after-tax loss or write-off.

     o If U.S. Trust or related persons have costs caused by certain breaches of the plan of merger by NCT, the total amount for the earnout period will be reduced by the amount of the costs.

We will not, however, reduce the total earnout amount for the period to less than $0. If there is a reduction that is not made as a result of this limit, we will reduce any total earnout amount for later periods.
-------------------------------------------------------------------------------
(3) An adjusted per share amount for the total amount is then calculated by dividing the total amount by the total number of NCT common shares that were:

     o   outstanding at the time of the merger and

     o   issuable under NCT stock options at the time of the merger
-------------------------------------------------------------------------------
(4) The earnout exchange ratio for a period is equal to the adjusted per share amount for the period divided by the average price per share of U.S. Trust common shares reported by the NYSE for the ten consecutive trading days ending six business days before February 14th after the end of the period.
-------------------------------------------------------------------------------
     Because the earnout exchange ratios depend on NCT's performance after the merger, you cannot be sure of the amount of the earnout installments or if the earnout installments will be paid at all.

     Annualized Growth. As we have described above, the amount of the earnout exchange ratio for any period depends on the growth rate of NCT revenues during the period. The following table shows the multiplier applied to NCT's annualized revenues for the relevant earnout period in determining the total earnout amount for that period, based on this growth rate.

             ANNUALIZED GROWTH RATE                      MULTIPLIER
             ----------------------                      ----------
                 13.5% or less                               0%

                More than 13.5%                             20%
                 through 17.5%

                More than 17.5%                             30%
                 through 22.5%

                More than 22.5%                             40%

     The growth rate for any period measures the increase in total revenues for that period over the prior period on an annualized basis. Total revenues includes revenues from:

     o   investment management services

     o trust, tax preparation, financial planning, executor, record keeping and employee benefit services

     o   private banking services

REDUCTION IN THE EARNOUT EXCHANGE RATIOS FOR COSTS TO U.S. TRUST

     The plan of merger provides that the total amount to be paid by U.S. Trust in each of the third through seventh installments, which we refer to as the "earnout installments," will be reduced by any costs to U.S. Trust and related persons that result from:

     o NCT's breach of any representation or warranty in the plan of merger resulting in costs of more than $25,000

     o   the tax disqualification of NCT's ESOP or 401(k) plan

     o   NCT's breach of an agreement in the plan of merger

There will be no reduction, however, for the first $250,000 of costs, if any.

     If we reduce the total amount for any of the above costs, we will reduce them in the following order:

     o   first, the total earnout amount for the current period will be reduced

     o then, if that amount is not large enough to cover the costs, the costs will be carried forward and future total earnout amounts will be reduced

     U.S. Trust also has the right to temporarily reduce the total amount for an earnout installment period to satisfy costs that are not yet final. U.S. Trust can exercise this right if it determines in good faith that the expected future earnout total amounts will not be enough to satisfy the pending costs. If an amount temporarily withheld is not used to satisfy costs by February 14, 2005, the amount and interest on the amount will be included when we calculate the final earnout exchange ratio.

     Any reduction in the total earnout amount for a period will result in a reduction in the earnout exchange ratio for that period and will reduce the amount of the earnout installment you receive.

TREATMENT OF NCT STOCK OPTIONS

     PAYMENTS FOR NCT STOCK OPTIONS

     The plan of merger provides that each NCT stock option issued to NCT employees, directors and advisory board members outstanding at the time of the merger will automatically be converted into the right to receive seven cash installments from U.S. Trust. This conversion is subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements, which would otherwise terminate at the time of the merger. These installments apply to both vested and unvested options.

     We will pay each of these installments at the time installments of the merger consideration are payable to holders of NCT common shares in the merger, subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements, which would otherwise terminate at the time of the merger. The installments will be in the following amounts:

-------------------------------------------------------------------------------
(1)  The first installment payment for each NCT stock option will equal:

     o the adjusted per share amount used in determining the first exchange ratio times

     o the number of NCT common shares subject to the option at the time of the merger minus

     o   the total exercise price of the option at time of the merger
-------------------------------------------------------------------------------
(2)  The other installment payments for each NCT stock option will equal:

     o the adjusted per share amount used in determining the relevant exchange ratio times

     o the number of NCT common shares subject to the option at the time of the merger
-------------------------------------------------------------------------------

     Cash paid in exchange for NCT stock options will be treated as compensation for all purposes, including taxation. An appropriate amount of taxes will be withheld from all payments to holders of NCT stock options.

     OUTSTANDING NCT STOCK OPTIONS

     As of July 9, 1999, NCT had outstanding stock options for a total of 560,500 of its Class A common shares, with exercise prices ranging from $2.40 to $14.51 per share.

                               OPTIONS OUTSTANDING

RANGE OF EXERCISE PRICES                        NUMBER OF SHARES
------------------------                        ----------------
 $ 2.40     to     4.57                                73,500
   5.21     to     6.00                               159,500
   8.18     to    12.19                                54,500
  12.90     to    14.51                               273,000
                                                      -------
                                                      560,500

These options were issued to employees, directors and advisory board members of NCT and North Carolina Trust to reward them for their services and to encourage them to continue with NCT and North Carolina Trust.

     Of these NCT stock options, options for 432,500 Class A common shares are not currently exercisable. Options for 407,083 of these shares will vest and become exercisable five years from their date of grant, unless the optionholder's employment is terminated without cause. If an optionholder is terminated without cause, his or her options become vested on the date of termination at the rate of 20% per year from the date of grant and the vested portion is exercisable within three months of termination. In addition, options for 25,417 Class A common shares will vest, if at all, based on the business of North Carolina Trust's Charlotte office on September 30, 2000.

     REASONS FOR PAYMENTS FOR OPTIONS

     NCT's stock options provide that they would terminate as a result of the merger unless NCT's board of directors determined otherwise before the time of the merger. In the judgment of NCT's board of directors, the holders of both vested and unvested NCT stock options have earned the right to receive the full value of their options. Accordingly, NCT's board of directors agreed to the payments to optionholders described above, subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements, which would otherwise terminate at the time of the merger.

     Beginning in 1995, NCT stock options granted to employees generally provided for five-year "cliff vesting." The board chose this vesting schedule to encourage employees to make a long-term commitment to NCT as it:

     o expanded its client base by opening new offices in Charlotte and Raleigh

     o explored alternatives for providing new products and services to its clients

     o reorganized its business around processes and a comprehensive performance measurement system

     o   positioned itself for a business combination

In determining that optionholders should receive the full value of their options, NCT's board of directors concluded that:

     o the merger is the culmination of a plan that was designed and implemented to serve the best interests of NCT's shareholders and clients and

     o   the plan was driven by these optionholders

Accordingly, the board of directors determined that the optionholders should be rewarded for the results achieved, notwithstanding the original vesting schedule, but subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements.

FRACTIONAL SHARES

     U.S. Trust will not issue fractional U.S. Trust common shares to you in any installment of the merger consideration. Instead, U.S. Trust will pay you cash equal to the value of any fractional shares that would otherwise have been paid.

EXCHANGE OF NCT SHARES FOR U.S. TRUST SHARES

     At or before the time of each installment, U.S. Trust will give its exchange agent, U.S. Trust Company of New York, the number of U.S. Trust common shares to be issued and any cash payable in the installment.

     In order to receive any installment of the merger consideration, each NCT shareholder must first give the exchange agent:

     o   properly completed transmittal materials

     o   the shareholder's NCT share certificates

In addition, before receiving any installment, each affiliate of NCT must agree in writing to limitations on the sale, transfer or other disposition of U.S. Trust common shares acquired in the merger. For more information about restrictions on the sale of U.S. Trust common shares, see "The Merger--Resale of U.S. Trust Common Shares" on page 38.


                               THE SPECIAL MEETING

TIME, PLACE AND MATTERS TO BE VOTED ON

     NCT is giving you this document to solicit proxies for the special meeting of shareholders to be held on August 19, 1999, at 3:00 p.m., local time, at North Carolina Trust Company, 301 North Elm Street, 9th Floor, Greensboro, North Carolina.

     At the special meeting, you will be asked to consider and vote on:

     o approval of the Agreement and Plan of Merger, dated as of May 14, 1999, among NCT, U.S. Trust and NCT Holdings Acquisition Company, a wholly owned subsidiary of U.S. Trust, and the merger of NCT into NCT Holdings Acquisition Company

     o approval of merger-related compensation payments to employees of North Carolina Trust, a wholly owned subsidiary of NCT

     o any other business related to these proposals that may properly come before the special meeting

RECOMMENDATIONS TO SHAREHOLDERS

     NCT's board of directors has unanimously approved, and recommends that NCT shareholders vote "FOR" approval of:

     o   the plan of merger

     o   merger-related compensation payments

VOTING

     VOTES YOU HAVE

     You will have one vote at the special meeting for each NCT common share that our records show you owned at the close of business on July 9, 1999. NCT's board of directors has set the close of business on July 9, 1999 as the record date for determining shareholders who are entitled to vote at the special meeting and any adjournments or postponements of it.

     A total of 1,201,147 NCT Class A common shares and 734,155 NCT Class B common shares can vote at the special meeting.

     VOTES REQUIRED

     We will hold the special meeting if holders of a majority of each class of NCT common shares entitled to vote either attend the special meeting in person or sign and return their proxy cards. For this purpose, we will include you as attending the special meeting even if you abstain from voting.

     The approval of holders of a majority of each class of NCT common shares entitled to vote is required for approval of the plan of merger.

     In addition, the approval of holders of more than 75% of the NCT common shares held by disinterested shareholders is required to approve the merger-related compensation payments. A total of 936,224 NCT common shares that can vote at the special meeting are held by disinterested shareholders or for the accounts of disinterested ESOP participants.

     If you do not attend the special meeting in person or by proxy or if you abstain from voting on approval of the plan of merger or approval of the merger-related compensation payments, the effect will be the same as if you voted against both the approval of the plan of merger and the merger-related compensation payments.

     VOTES BY DIRECTORS AND EXECUTIVE OFFICERS

     NCT's directors and executive officers are entitled to vote the following number of NCT common shares at the special meeting:

     o 788,586 NCT Class A common shares, or about 66% of the Class A common shares entitled to vote

     o 142,269 NCT Class B common shares, or about 19% of the Class B common shares entitled to vote

Of these shares, 259,588 are owned beneficially by directors who are disinterested shareholders and their affiliates, or about 28% of the NCT common shares entitled to vote on approval of the merger-related compensation payments. Because executive officers are interested in the compensation payments, their votes will not be counted in determining whether the payments are approved.

     The directors and executive officers have indicated that they intend to vote their NCT common shares in favor of approval of the plan of merger and, in the case of the disinterested directors, in favor of the merger-related compensation payments. Also, U.S. Trust has entered into agreements with each of Stephen C. Hassenfelt, Sue W. Cole and Pamela H. Hassenfelt to vote their shares in favor of approval of the plan of merger. Ms. Hassenfelt is entitled to vote 146,500 Class A common shares and 9,250 Class B common shares.

     None of U.S. Trust, its affiliates or their directors and executive officers own any NCT common shares entitled to vote at the special meeting.

PROXIES

     SUBMISSION OF PROXIES

     A form of proxy for use at the special meeting has been included with each copy of this document mailed to NCT shareholders. Unless subsequently revoked, NCT common shares represented by a proxy submitted as described below and received at or before the special meeting will be voted in accordance with the instructions of the proxy.

     To submit a written proxy by mail, you should complete, sign, date and mail the proxy card in accordance with the instructions on the card. If a proxy card is signed and returned without indicating any voting instructions, the NCT common shares represented by the proxy will be voted "FOR" the approval of the plan of merger and "FOR" the merger-related compensation payments to employees.

     You should NOT send NCT common share certificates with your proxy card. If the merger is completed, you will be mailed a transmittal form with instructions on how to exchange your current share certificates for U.S. Trust common share certificates representing the first installment of the merger consideration.

     REVOCATION OF PROXIES

     If you submit a proxy, you may revoke it any time before your shares are voted by doing any of the following:

     o giving written notice that the proxy is revoked to NCT's Secretary, Steven J. Frost, at P.O. Box 1108, 301 North Elm Street, Greensboro, North Carolina 27402-1108

     o submitting a later-dated, signed proxy with voting instructions before the special meeting

     o   voting in person at the special meeting

         A proxy is not revoked by simply attending the special meeting.

     OTHER MATTERS TO BE VOTED ON AT THE SPECIAL MEETING

     Your board of directors is not currently aware of any business to be acted on at the special meeting other than what we have described in this document. If, however, other matters are properly brought before the special meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

     One of the other matters that could come before the special meeting is a proposal to adjourn or postpone the meeting. Sometimes this proposal is made for the purpose of soliciting additional proxies. The persons you choose as proxies will have discretion to vote on adjournment of the special meeting. However, shares represented by proxies voting against approval of the plan of merger will be voted against a proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies.

     SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of NCT may solicit proxies personally or by telephone, facsimile or other forms of communication. None of them will be specifically compensated for these services.

SPECIAL PROCEDURES FOR THE NCT EMPLOYEE STOCK OWNERSHIP PLAN

     The Employee Stock Ownership Plan, or ESOP, of NCT and North Carolina Trust owns 170,512 NCT Class B common shares, or about 23.23% of the NCT Class B common shares entitled to vote. All of these shares have been allocated to the separate accounts of participants in the ESOP. In accordance with the terms of the ESOP and the requirements of Section 409 of the Internal Revenue Code of 1986, each participant will have the right to vote the number of shares allocated to his or her account.


                                   THE MERGER

-------------------------------------------------------------------------------
This section discusses the material aspects of the merger. This information is not complete and is subject to and qualified by reference to the plan of merger and its annexes, each of which is incorporated in this document by reference. WE URGE YOU TO READ THE ENTIRE PLAN OF MERGER CAREFULLY. WE HAVE ATTACHED THE PLAN OF MERGER AS APPENDIX A TO THIS DOCUMENT.
-------------------------------------------------------------------------------

     We propose to merge NCT with NCT Holdings Acquisition Company, a wholly owned subsidiary of U.S. Trust. After the merger, NCT will no longer exist, but the surviving company will change its name to "NCT Holdings, Inc." and will continue NCT's business. North Carolina Trust will be a wholly owned subsidiary of the surviving company and will continue as a state-chartered bank under North Carolina law.

     When we refer to "NCT" after the merger, we mean the surviving company in the merger.

BACKGROUND TO THE MERGER

     In 1998, through its strategic planning process, NCT decided it needed to provide additional products and services in order to reach its growth and profitability goals and to better serve the changing needs of its clients. The additional products and services identified by NCT included a broader array of investment options and strategies, mutual funds, brokerage services and private banking services. In addition, NCT identified a need to enhance its technology resources.

     Faced with a decision of whether to build, buy, rent or partner, NCT decided to explore a business combination with a substantial financial institution or a national trust company that could provide these services and resources and at the same time to evaluate other alternatives, including raising additional capital to fund, internally or by acquisition, new products, services and technology and forming joint ventures with one or more strategic partners. In September 1998, NCT retained Berkshire Capital Corporation to assist in exploring a business combination with an in-state or out-of-state financial institution and in evaluating other alternatives.

     Thereafter, NCT and representatives of Berkshire Capital prepared materials relating to NCT and its businesses for distribution to potential purchasers. Five potential purchasers entered into confidentiality agreements with NCT and received the materials.

     After receiving indications of strong interest from two potential purchasers in early 1999, including U.S. Trust, NCT provided these potential purchasers with additional information and discussed pricing alternatives with them and whether the purchase price would be paid in a lump sum at closing or in installments based on NCT's revenues at the time of closing and on revenues during an earnout period.

     On March 3, 1999, NCT received a written proposal from U.S. Trust that outlined the terms of a merger. On March 9, 1999, NCT's board of directors held a special meeting and received a report from management on the U.S. Trust proposal and on management's discussions with the other potential purchaser that had indicated a strong interest. After the special meeting, NCT's board of directors authorized management to negotiate exclusively with U.S. Trust. In March and early April, Stephen C. Hassenfelt met with representatives of U.S. Trust on several occasions and had numerous telephone conferences to discuss and refine the major terms proposed by U.S. Trust in its written proposal. During this period, U.S. Trust and its representatives conducted a due diligence investigation of NCT.

     U.S. Trust's executive committee of the board of directors reviewed the terms of the proposed transaction at its meeting on March 10, 1999. Following discussions, the executive committee voted to approve the merger and related transactions.

     Beginning in early April, 1999, representatives of NCT and U.S. Trust and their legal counsel negotiated the terms of the merger agreement, the form of the employment agreements and the retention program. The negotiations continued until NCT and U.S. Trust signed the plan of merger on May 14, 1999 and U.S. Trust issued a press release on May 17, 1999.

     NCT's management kept the outside directors aware of the status of negotiations throughout March, April and early May. A special meeting of NCT's board of directors was held on May 13, 1999. At the meeting, NCT's board of directors was provided with the merger agreement and the
                                      -35-
terms and conditions of the proposed transaction, including the merger-related compensation payments. These documents were reviewed in detail by NCT management, a representative of Berkshire Capital and legal counsel for NCT. Discussion and questions from NCT's directors followed the presentations. After considering the factors described below under "NCT's Reasons for the Merger," NCT's board of directors concluded that the proposed transaction was fair to, and in the best interests of, NCT and its shareholders and unanimously adopted and approved the merger agreement and the merger of NCT into a wholly owned subsidiary of U.S. Trust.

NCT'S REASONS FOR THE MERGER

     NCT's board of directors concluded that the merger was likely to further the strategic plans of NCT and to increase shareholder value over what that value would have been had NCT not agreed to the merger, and that the opportunities created by the merger to increase shareholder value more than offset the risks inherent in the merger.

     In arriving at its determination and recommendation, NCT's board of directors considered the following:

     o Merger Consideration. The first installment of the merger consideration, which will be paid at the time of the merger, is based on a multiple of NCT revenues that NCT's board of directors believed to be attractive. The plan of merger also provides NCT shareholders the opportunity to receive substantial additional installments based on NCT's revenues after the merger. In addition, NCT common shares are not traded in any public market, and the merger provides NCT shareholders with the opportunity to convert their investment in NCT into a marketable, more liquid investment in a more diversified public company that has historically paid cash dividends.

     o Growth Opportunities. The merger will allow NCT and its subsidiaries access to U.S. Trust's investment management resources, capital and mutual funds.

     o Complementary Businesses. NCT's businesses and those of U.S. Trust complement each other.

     o Client Benefits. The merger will provide benefits to NCT's clients. In particular, the merger will increase NCT's ability to develop its client base and offer new services to its clients and provide superior value and integrated solutions to a broader range of clients.

     o Tax Treatment. The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. For more information regarding the tax consequences, see "Principal U.S. Federal Income Tax Consequences of the Merger" on page 52.

     o Regulatory Approvals. After consulting with its legal counsel, NCT's board of directors concluded that the regulatory approvals necessary to complete the merger could be obtained.

     NCT's board of directors weighed these advantages and opportunities against the potential negative aspects of the merger:

     o Termination Fee. Under the circumstances set forth in the plan of merger, NCT may be required to pay a termination fee of $5 million to U.S. Trust. The termination fee is discussed in detail under the caption "The Plan of Merger -- Termination Fee" on page 51.

     o Risk of Merger Not Closing. The merger might not be completed because one or more of the closing conditions contained in the plan of merger may not be satisfied or waived.

     In addition, NCT's board of directors considered the financial condition, results of operations and prospects of NCT and U.S. Trust, the changing technical and competitive environment, the current and anticipated regulatory environment and the judgment, advice and analyses of NCT's management and Berkshire Capital.

     NCT's board of directors also considered that some members of NCT's management and board of directors may have interests in the merger that are different from, or in addition to, the interests of NCT shareholders generally. These interests are discussed in detail under the caption "The Merger -- Interests of Management and Directors in the Merger That May Differ From Your Interests" below.

     The discussion above summarizes the material factors that NCT's board of directors considered. This discussion does not include all of the factors and information that NCT's board of directors considered. NCT's board of directors did not assign specific importance to the factors listed above and individual directors may have given different importance to different factors.

U.S. TRUSTS REASONS FOR THE MERGER

     U.S. Trust has been engaged in the personal wealth management business for many years. More recently, U.S. Trust has expanded its presence beyond its New York wealth management business and established a national wealth management business with offices located in California, Connecticut, Florida, New Jersey, Oregon, Pennsylvania, Texas and Washington, D.C. In 1998, U.S. Trust began exploring additional acquisition opportunities. NCT's leadership in wealth management and its similar culture and management style made NCT an ideal acquisition candidate in the North Carolina area. U.S. Trust anticipates that its national expansion will continue over the next several years.

INTERESTS OF MANAGEMENT AND DIRECTORS IN THE MERGER THAT MAY DIFFER FROM YOUR INTERESTS

     In considering the recommendations of NCT's board of directors, you should be aware that the members of NCT's board of directors and of NCT's management may have interests in the merger that are different from your interests as a shareholder generally. These interests are outlined in this section.

     NCT's board of directors knew about these additional interests, and considered them, when they approved the plan of merger.

     CONVERSION OF STOCK OPTIONS

     In the merger, stock options issued to NCT employees, directors and advisory board members will be converted into the right to receive cash payments. The amount of the cash payments each optionholder will receive depends on the number of NCT shares covered by options immediately before the merger and the applicable option exercise price. These payments are similar to the installments of the merger consideration to be paid to NCT shareholders. See "What You Will

Receive in the Merger -- Treatment of NCT Stock Options" on page 28 for more details regarding these cash payments.

     EMPLOYMENT AGREEMENTS, RETENTION PROGRAM AND OTHER PAYMENTS

     In connection with the merger, U.S. Trust and North Carolina Trust Company have entered into employment agreements with Stephen C. Hassenfelt, Sue W. Cole, John R. Rich, Robert E. Mallernee, Suzanne G. Bledsoe and David S. Routh. In addition, the plan of merger includes a program to provide for retention payments to some of the key employees of NCT after the merger. The total amount of the retention program will not be more than $3,000,000. NCT's board of directors has also approved other payments to Stephen C. Hassenfelt, Sue W. Cole, Robert E. Mallernee and David E. Webb. The retention program, the employment agreements and these payments are described in detail under the caption "Merger-Related Compensation Payments to Employees -- Merger-Related Payments" on page 39.

     APPROVAL OF MERGER-RELATED COMPENSATION PAYMENTS

         Completing the merger depends on shareholder approval of merger-related compensation payments to employees of North Carolina Trust. If these payments are approved, they will not be "excess parachute payments" and will not be subject to adverse federal income tax treatment. This is discussed in more detail under the caption "Merger-Related Compensation Payments to Employees" beginning on page 39.

     BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

     The plan of merger provides that NCT's board of directors and management immediately before the merger will be the board of directors and management of the surviving corporation after the merger.

     INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE

     The plan of merger provides that the surviving corporation in the merger must keep the provisions of NCT's articles of incorporation and by-laws before the merger relating to indemnification of directors and officers of NCT for six years after the merger.

     The plan of merger also provides that the surviving corporation in the merger must use reasonable best efforts to purchase, at U.S. Trust's expense, continued officers' and directors' liability insurance.

RESALE OF U.S. TRUST COMMON SHARES

     U.S. Trust common shares issued in the merger will be registered under the Securities Act of 1933. These shares will be freely transferable except for shares issued to any shareholder who is deemed an affiliate of NCT on August 19, 1999, the date of the special meeting. For purposes of the federal securities laws, affiliates are generally persons who control, are controlled by, or are under common control with, NCT at the time of the special meeting.

     Affiliates of NCT or certain of their family members or related interests may not sell their U.S. Trust common shares acquired in the merger except as provided for by Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

     In addition, pursuant to the plan of merger, NCT has delivered to U.S. Trust a list of all persons who, to NCT's knowledge, are affiliates of NCT for purposes of Rule 145 under the Securities Act. These shareholders will sign an affiliate agreement in the form set forth as Annex 4 to the plan of merger. The affiliate agreements restrict sales by affiliates of U.S. Trust securities after the merger.


             MERGER-RELATED COMPENSATION PAYMENTS TO EMPLOYEES

     Some of the payments to employees of North Carolina Trust relating to the merger could result in "excess parachute payments" for federal income tax purposes. Sections 280G and 4999 of the Internal Revenue Code provide that any "excess parachute payment" to a "disqualified individual" will not be deductible to the company making the payment and will be subject to a 20% excise tax payable by the employee receiving the payment. If the payments related to the merger are approved at the special meeting, however, they will not be "parachute payments" and will not be subject to unfavorable tax treatment. This section describes the payments you are being asked to approve and describes in more detail the requirements of the Internal Revenue Code.

RELATIONSHIP TO THE MERGER

     Because approval of the merger-related payments is legally separate from the merger, we are asking you to vote on them separately from your vote on the plan of merger. However, the merger will not be completed if these payments are not approved and these payments will not be made if the merger is not completed.

DISQUALIFIED INDIVIDUALS

     We are asking for approval of payments to the following employees of North Carolina Trust:


     o    Stephen C. Hassenfelt         o    Suzanne G. Bledsoe
     o    Sue W. Cole                   o    David S. Routh
     o    John R. Rich                  o    Elden J. LeGaux
     o    Robert E. Mallernee           o    Martha J. Stenhouse
     o    David E. Webb                 o    David J. Cathcart
     o    Steven J. Frost

These are the employees that would likely be "disqualified individuals" under the Internal Revenue Code and subject to Sections 280G and 4999 with respect to merger-related compensation payments.

MERGER-RELATED PAYMENTS

     In general, a "parachute payment" is a compensation payment that:

     o    is contingent on a change in control and

     o has an aggregate present value in excess of three times the recipient's "base amount," which is the average compensation during the five years preceding the change in control or the shorter period the recipient was employed

Although a payment is not a "parachute payment" unless it exceeds three times the base amount, if the three times threshold is exceeded by even a single dollar, all amounts in excess of the base amount are generally "excess parachute payments."

     A parachute payment can include any payment that is in the nature of compensation, in whatever form it is made. It can include:

     o    payments of cash or other property
     o    fringe benefits
     o    severance payments
     o the present value of compensatory rights, like stock options, accelerated by the change in control

The amount and timing of various payments that will or may be made in connection with the merger are subject to contingencies. As a result, it is impossible to determine at this time whether they will constitute "parachute payments." The merger-related payments that could be subject to Sections 280G and 4999 are described below.

     NCT STOCK OPTIONS

     Stock options issued to NCT employees, directors and advisory board members will be converted into the right to receive cash payments, subject to the continuation of these optionholders' existing noncompetition and nonsolicitation agreements, which would otherwise terminate at the time of the merger. The amount of the cash payments each optionholder will receive depends on the number of NCT common shares covered by options immediately before the merger and the applicable option exercise price. See "What You Will Receive in the Merger -- Treatment of NCT Stock Options" on page 28 for more details regarding these cash payments.

     RETENTION PROGRAM

     In connection with the merger and the potential for earnout installments, NCT's board of directors concluded that it was in the best interests of NCT's shareholders to assure the continued employment and dedication of key employees of NCT before and after the merger. Accordingly, NCT's board of directors approved the development of a program to provide for retention payments to key employees of NCT. The retention program will remain in effect for three years after the merger is completed. In connection with the retention program, U.S. Trust will create a retention pool in an amount to be determined after the merger is completed. Although the exact amount of the retention pool is uncertain, in no event will the retention pool be greater than $3,000,000. Stephen C. Hassenfelt and Sue W. Cole will not participate in the retention program.

     Although the precise amount of the retention pool is subject to agreement at the time of the merger, the incentive amounts are expected to range from $12,500 to $225,000 per employee. These amounts will be payable over three years at the rate of 20% after the first year, 20% after the second year and 60% after the third year. For example, if the incentive amount for a employee is $75,000, then the employee will be eligible to receive $15,000 one year after the merger, $15,000 after two years and $45,000 after three years.

     Each employee will forfeit the right to receive any further incentive payments if he or she voluntarily terminates employment or if his or her employment is terminated for cause. However, if employment is terminated without cause, or if the employee leaves for good reason, then the incentive payments will continue to be made in accordance with the terms of the retention program.

     EMPLOYMENT AGREEMENTS

     As a condition to the plan of merger, U.S. Trust and North Carolina Trust entered into employment agreements with Stephen C. Hassenfelt, Sue W. Cole, John
R. Rich, Robert E. Mallernee, Suzanne G. Bledsoe and David S. Routh. These employment agreements will take effect when the merger is completed. The agreements with Messrs. Hassenfelt and Rich and Ms. Cole will last for five years after the merger is completed. The agreements with Messrs. Mallernee and Routh and Ms. Bledsoe will last for three years after the merger is completed.

     Each employee who has signed an employment agreement will remain with North Carolina Trust after the merger in the position, and with the compensation package, set forth below:

                             POSITION WITH NCT         POSITION WITH U.S.         BASE
EMPLOYEE                     BEFORE THE MERGER       TRUST AFTER THE MERGER      SALARY
------------                 -----------------       ----------------------      ------
Stephen C. Hassenfelt        Chairman and Chief      Managing Director           $375,000
                             Executive Officer

Sue W. Cole                  President               Managing Director           $225,000

John R. Rich                 Chief Investment        Managing Director           $200,000
                             Officer

Robert E. Mallernee          Executive Managing      Senior Vice President       $175,000
                             Director

Suzanne G. Bledsoe           Senior Managing         Senior Vice President       $125,000
                             Director

Davis S. Routh               Senior Vice             Senior Vice President       $115,000
                             President

     In addition, each employee is entitled to incentive or performance compensation, except that Mr. Hassenfelt and Ms. Cole will not be eligible for incentive or performance compensation until 2001. There is no guaranteed minimum bonus.

     If an employee is terminated without cause or voluntarily resigns from employment for good reason, the employee will receive the unpaid salary for the entire term of the contract.

     Each of the above employees has agreed, for a period of two years following the end of employment with U.S. Trust, to refrain from:

     o soliciting or accepting any business from clients of NCT that generate revenues used in determining any earnout installment

     o soliciting or accepting any business from clients or prospective clients of U.S. Trust that the employee has dealt with during the employment period

     o   soliciting any employees of U.S. Trust

     o within defined geographic limitations, competing with U.S. Trust in any business in which U.S. Trust is engaged and the employee was actively involved

     OTHER PAYMENTS

     On June 3, 1999, a special committee of NCT's board of directors authorized the payment of special bonuses to Stephen C. Hassenfelt and Sue W. Cole in the amounts of $325,000 and $175,000, respectively. The bonuses are payable at the effective time of the merger and were awarded in recognition of the extraordinary efforts of Mr. Hassenfelt and Ms. Cole in developing and carrying out the strategic plan that resulted in the plan of merger and in recognition of the agreement by Mr. Hassenfelt and Ms. Cole that they would not participate in the retention program or be eligible for incentive or performance compensation until 2001.

     In 1997, Robert E. Mallernee, an Executive Managing Director of North Carolina Trust, agreed to move his residence to Raleigh, North Carolina and to head up the new Raleigh office of North Carolina Trust. In connection with the move, North Carolina Trust loaned Mr. Mallernee a total amount of $48,437, of which $43,950 remains outstanding. Under the agreement with Mr. Mallernee, a portion of these outstanding loans would have been forgiven over time. In anticipation of the merger and in recognition of Mr. Mallernee's responsibilities after the merger, North Carolina Trust agreed to forgive the entire amount of the outstanding loans when the merger is completed.

     Effective June 30, 1999, the employment of David E. Webb as a Senior Managing Director of North Carolina Trust was terminated. In connection with the termination, NCT agreed that in the merger Mr. Webb's outstanding unvested NCT stock options would be treated in the same manner as the unvested options of other employees. In addition, North Carolina Trust agreed to make severance payments to Mr. Webb in the aggregate amount of $34,587 and to make him eligible for additional payments under certain employee benefit plans.

REQUIREMENTS OF SECTIONS 280G AND 4999

     Section 280G(b)(5) of the Internal Revenue Code provides that payments will not be "parachute payments" if:

     o the employer does not have any stock that is readily traded on an established securities market,

     o the payments were approved by a vote of shareholders who owned, immediately before the change in control, more than 75% of the voting power of all the employer's outstanding stock and

     o prior to the vote, the shareholders entitled to vote received adequate disclosure of all material facts regarding the payments

Proposed regulations issued by the Internal Revenue Service provide that:

     o the shareholder vote must be separate from any other vote of the shareholders,

     o the vote must determine the right of each disqualified individual to receive the payments and

     o any stock held, or deemed held, by a person who is a disqualified individual and who will receive payments if the vote is favorable may not be counted as outstanding for purposes of the more than 75% approval requirement

     In order to satisfy the shareholder approval requirements of Section 280G of the Internal Revenue Code, NCT seeks shareholder approval of the following merger-related payments:

     o payments with respect to NCT stock options outstanding immediately before the merger

     o   payments under the retention program

     o payments under the employment agreements for a termination without cause or a voluntary resignation for good reason

     o   payments described above under the caption "Other Payments"

     The following table shows, for each of the persons who would likely be a disqualified individual:

     o   the base amount for purposes of Section 280G

     o   base salary under any employment agreement

     o outstanding option shares and weighted option price per share under unvested NCT stock options

     o   any payments described above under the caption "Other Payments"

     o   estimated incentive amount under the retention program


                                             UNVESTED
                                             OPTIONS/       ESTIMATED
                              BASE           WEIGHTED       RETENTION          MINIMUM                OTHER
                             AMOUNT       AVERAGE PRICE     AMOUNT(1)        BASE SALARY             PAYMENTS
                            --------      -------------     ---------        -----------             --------
Stephen C. Hassenfelt       $404,410         70,000/               $0          $375,000              $325,000
                                             $12.90                      ($400,000 effective
                                                                                 2001)

Sue W. Cole                 $286,320         40,000/               $0          $225,000              $175,000
                                            $13.705                      ($250,000 effective
                                                                                 2001)

John R. Rich                $141,556         22,500/         $225,000          $200,000                  Not
                                             $9.833                                                  applicable

Robert E. Mallernee         $135,109         65,000/         $150,000          $175,000              $43,950
                                           $11.7523

David E. Webb               $109,848         30,000/               $0       Not applicable            $34,587(2)
                                            $9.2383

Steven J. Frost             $101,954         25,750/         $100,000       Not applicable               Not
                                           $11.9845                                                  applicable

Suzanne G. Bledsoe         $100,693(3)       12,500/         $150,000          $125,000                  Not
                                             $9.998                                                  applicable

David S. Routh             $121,225 (4)      8,500/           $75,000          $115,000                  Not
                                           $10.597                                                   applicable

Elden J. LeGaux            $ 91,955          35,000/          $90,000       Not applicable               Not
                                            $10.714                                                  applicable

Martha J. Stenhouse         $107,737         23,750/          $60,000       Not applicable               Not
                                              $6.00                                                  applicable

David J. Cathcart            $96,475         20,000/               $0       Not applicable               Not
                                              $6.00                                                   applicable
----------------------------------------------------------------------------------------------------------------

    (1) Precise amounts to be agreed upon at the time of the merger
    (2) Eligible for additional payments under certain employee benefit plans
    (3) Four-year average
    (4) Three-year average

                           THE PLAN OF MERGER

-------------------------------------------------------------------------------
    This section discusses the material terms of the plan of merger. This information is not complete and is subject to and qualified by reference to the plan of merger and its annexes, each of which is incorporated in this document by reference. WE URGE YOU TO READ THE ENTIRE PLAN OF MERGER CAREFULLY. WE HAVE ATTACHED THE PLAN OF MERGER AS APPENDIX A TO THIS DOCUMENT.
-------------------------------------------------------------------------------

TIME OF THE MERGER

    We have agreed to use reasonable efforts to cause the merger to occur on the last business day of the month in which all of the conditions to the completion of the merger have been satisfied or waived.

We currently expect that the merger will take place on August 31, 1999, but we cannot assure you that it will happen on this date or at all.

NCT REPRESENTATIVE

    The plan of merger provides that the calculation of the first exchange ratio, the second exchange ratio and the earnout exchange ratios will be made by U.S. Trust after consultation in good faith with the NCT representative. This NCT representative will also assist in determining the amount of any reductions to the earnout exchange ratios. Any action, request, decision or resolution made by the NCT representative will be binding on the rights of NCT's shareholders and optionholders provided that it is in accordance with the terms of the plan of merger.

    NCT's board of directors has the authority to appoint the NCT representative. After the merger, NCT's board of directors will make up a committee with the authority to replace the NCT representative. NCT's board of directors intends to appoint Stephen C. Hassenfelt as the first NCT representative.

CONDITIONS TO THE MERGER

    CONDITIONS TO OBLIGATIONS OF BOTH U.S. TRUST AND NCT

    The completion of the merger by both U.S. Trust and NCT depends on a number of conditions being satisfied. These include:

     o   the approval by NCT shareholders of the plan of merger

     o the approval by NCT shareholders of the merger-related compensation payments

     o the receipt of the necessary approvals and authorizations from governmental authorities and other third parties

     o the absence of any legal restriction that prohibits completion of the merger

     o the Registration Statement on Form S-4, of which this document is a part, has become effective under the Securities Act of 1933 and no stop order has been issued or proceeding for a stop order initiated

     o the necessary permits and other authorizations under the federal and state securities laws are in full force and effect

     o the approval for listing on the NYSE, subject to official notice of issuance, of the U.S. Trust common shares issuable to NCT shareholders pursuant to the merger

     o the receipt by both companies of a legal opinion that the merger will be treated as a "reorganization" under the Internal Revenue Code

    If the law permits, either U.S. Trust or NCT could choose to waive a condition to complete the merger even though that condition has not been satisfied.

    CONDITIONS TO OBLIGATIONS OF U.S. TRUST

    In addition to the mutual conditions described above, the completion of the merger by U.S. Trust depends on the following conditions being satisfied:

     o   NCT's representations and warranties in the plan of merger being true

     o NCT having performed its obligations in the plan of merger in all material respects

     o the continuation of employment agreements between U.S. Trust, North Carolina Trust and certain employees of NCT and its subsidiaries

     o U.S. Trust not being required to take any action that would materially impair the benefits to be derived from the merger in order to gain any regulatory approval

     o at least 85% of the assets managed by NCT or its subsidiaries on May 14, 1999 remain under management at the time of the merger

    If the law permits, U.S. Trust could choose to waive a condition to complete the merger even though that condition has not been satisfied.

    CONDITIONS TO OBLIGATIONS OF NCT

    In addition to the mutual conditions described above, the completion of the merger by NCT depends on the following conditions being satisfied:

     o U.S. Trust's representations and warranties in the plan of merger being true

     o U.S. Trust having performed its obligations in the plan of merger in all material respects

    If the law permits, NCT could choose to waive a condition to complete the merger even though that condition has not been satisfied.

    We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

REPRESENTATIONS AND WARRANTIES

    REPRESENTATIONS AND WARRANTIES OF NCT

     The plan of merger contains various representations and warranties made by NCT regarding the following:

     o   corporate existence and qualification

     o   capitalization and ownership of subsidiaries

     o   enforceability of the plan of merger

     o   receipt of regulatory consents and approvals

     o absence of conflicts in the delivery and performance of the plan of merger

     o   accuracy of financial statements

     o absence of undisclosed liabilities and certain material adverse events, changes or effects

     o   ownership of properties and rights to use software

     o   absence of pending or threatened suits, actions or other proceedings

     o   compliance with laws and required licenses and permits

     o   material contracts

     o absence of broker's or finder's fee, except for the fees payable by NCT to Berkshire Capital

     o   employee benefit plans

     o   adequacy of insurance

     o   absence of effect of any takeover statute

     o   environmental, tax, labor and accounting matters

     o   investment advisory activities

     o   timely filing of regulatory reports

    REPRESENTATIONS AND WARRANTIES OF U.S. TRUST

    The plan of merger contains various representations and warranties made by U.S. Trust regarding the following:

     o   corporate existence and good standing

     o   enforceability of the plan of merger

     o   receipt of regulatory consents and approvals

     o absence of conflicts in the delivery and performance of the plan of merger

     o   absence of certain material adverse events, changes or effects

     o   absence of any broker's or finder's fee

     o   accuracy of reports filed with the SEC

     o due authorization and validity of the U.S. Trust common shares to be issued in the merger


CONDUCT OF NCT'S BUSINESS UNTIL THE MERGER

    NCT has agreed that, from May 14, 1999 until the merger, except as consented to by U.S. Trust, each of it and its subsidiaries will:

     o   conduct its businesses in the ordinary and usual course

     o use reasonable efforts to maintain and preserve in all material respects its business organizations, key employees and advantageous business relations

    NCT has agreed, from May 14, 1999 until the merger, except as consented to by U.S. Trust, each of it and its subsidiaries will not:

     o   issue or sell any additional shares of its equity securities

     o make, declare or pay any dividends or other distribution, other than dividends by a wholly owned subsidiary to NCT

     o   change its accounting practices

     o   make any capital expenditures, other than limited exceptions

     o enter into any type of business materially different from that conducted by it as of May 14, 1999 or initiate any new business activity that would be impermissible for a bank holding company under federal law

     o enter into any compensation, severance or employment contract other than limited exceptions or enter into or modify any employee compensation or benefit plan

     o dispose of or discontinue any of its material assets, business or properties or acquire all or any material portion of the assets, business or properties of any other person

     o amend its articles of incorporation, by-laws or other similar organizational documents

     o   enter into, terminate or modify any material contract

     o   settle any claim, action or proceeding in excess of $50,000

     o knowingly take any action intended or reasonably likely to result in any of its representations or warranties set forth in the plan of merger becoming untrue

     o knowingly take any action intended or reasonably likely to prevent the merger from qualifying as a "reorganization" under the Internal Revenue Code

     o knowingly take any action intended or reasonably likely to result in any of the conditions to the merger not being satisfied

     o knowingly take any action intended or reasonably likely to breach any provision of the plan of merger

     o knowingly take any action intended or reasonably likely to delay the receipt of shareholder approval for the merger

     o knowingly take any action intended or reasonably likely to adversely affect the ability of any party to perform its obligations under the plan of merger

     o request that NCT Opportunities Equity Partners, Limited Partnership, the investment fund operated by one of NCT's wholly owned subsidiaries, take any action other than routine actions

     o   authorize, commit or agree to take any of the foregoing actions

ACTIONS BY NCT AND U.S. TRUST

    REASONABLE EFFORTS

    Each of U.S. Trust and NCT has agreed to use reasonable efforts to do the things necessary to complete the merger in a timely manner. However, neither U.S. Trust nor NCT is required to take any action or accept any condition that would in its reasonable judgment materially damage the benefits to be derived by it from the merger.

    INFORMATION

    Both companies have agreed to keep certain information about the other confidential.

    AGREEMENT NOT TO SOLICIT OTHER OFFERS

    NCT has agreed that it will not, directly or indirectly, initiate or solicit any inquiries or the making of any proposals, or participate in any discussions or negotiations regarding acquisition proposals. However, NCT's board of directors may provide information to, and engage in negotiations with, any other person if:

     o after consultation with outside counsel, NCT's board of directors has determined in good faith that providing information or engaging in negotiations is necessary to comply with the directors' fiduciary duties under North Carolina law

     o   NCT advises U.S. Trust in writing of the terms of any proposals

     o   NCT keeps U.S. Trust fully informed of any proposals or inquiries

    EMPLOYEE BENEFITS

    U.S. Trust has agreed to establish and maintain an employee retention program, the purpose of which is to provide for retention payments to key employees of NCT and its subsidiaries in order to maximize profits and retain employees of the merged entity following the merger. For more information regarding the retention program, see "Merger-Related Compensation Payments to Employees Merger-Related Payments" on page 39.

    In addition, U.S. Trust has agreed to take all appropriate action to include employees of North Carolina Trust in some of its benefits, medical and retirement plans.

ACCOUNTING TREATMENT

     U.S. Trust will account for the merger under the purchase method of accounting in accordance with generally accepted accounting principles.

TERMINATION

    NCT and U.S. Trust can terminate the plan of merger at any time before the merger, even after the NCT shareholders have approved it, under a number of circumstances.

    TERMINATION BY BOTH NCT AND U.S. TRUST

     U.S. Trust and NCT can agree in writing at any time to terminate the plan of merger before completing the merger.

    TERMINATION BY EITHER NCT OR U.S. TRUST

     Either U.S. Trust or NCT can, without the other's consent, terminate the plan of merger if:

     o the other party materially breaches its representations or warranties, and the breach cannot be, or has not been, cured within 30 days

     o the other party materially breaches any of its covenants, and the breach cannot be, or has not been, cured

     o any approval by a government authority that is necessary to complete the merger is denied

     o the NCT shareholders fail to approve the plan of merger or the merger-related compensation payments to employees

     o the merger is not completed by December 31, 1999 through no fault of the party seeking to terminate

     o   any legal restriction permanently prohibits completion of the merger


    TERMINATION BY U.S. TRUST

     In addition, U.S. Trust can, without NCT's consent, terminate the plan of merger if:

     o NCT's board of directors withdraws or adversely modifies its recommendation that NCT shareholders vote in favor of the plan of merger

     o NCT's board of directors participates in negotiations regarding any acquisition proposal with a third party

     o on the last business day of the month in which the other conditions to closing the merger are satisfied, less than 85% of the assets under management by NCT or its subsidiaries on May 14, 1999 remain under management

TERMINATION FEE

    NCT has agreed to pay U.S. Trust a $5 million fee if it completes an acquisition transaction with a third-party:

     o   before the plan of merger is terminated or

     o within 18 months of the plan of merger terminating after the occurrence of certain events involving a third party making merger or similar proposals to NCT

    This fee is intended to increase the likelihood that the merger with U.S. Trust occurs and may discourage competing offers.

AMENDMENT

     U.S. Trust and NCT can amend the plan of merger at any time before the merger.

    Because of the length of time over which installments of merger consideration may be paid, we have also provided the flexibility to amend the plan of merger after the merger. After the merger, the plan of merger may be amended only by a written agreement among U.S. Trust and NCT shareholders that owned greater than 50% of the outstanding NCT common shares immediately before the completion of the merger, counting the Class A and Class B common shares together.

    However, no amendment may disproportionately and adversely affect the right of any shareholder or optionholder to receive the payments to which the shareholder or optionholder is entitled as a result of the merger. Any amendment must be consistent with North Carolina law.

WAIVER

    Any provision of the plan of merger may be waived in writing by the party that would benefit from the provision.

RIGHT TO REVISE STRUCTURE

    U.S. Trust has the option to restructure the merger so that:

     o   a wholly owned subsidiary of U.S. Trust is merged with and into NCT or

     o NCT is merged with and into U.S. Trust or a wholly owned subsidiary of U.S. Trust other than as provided for in the plan of merger

U.S. Trust may not, however, restructure the merger in any way that will alter or change the amount or kind of consideration received by you in the merger or adversely affect your tax treatment as a result of the merger.

NYSE LISTING

    U.S. Trust common shares are listed on the NYSE under the symbol "UTC." It is a condition to the merger that U.S. Trust common shares issued to NCT shareholders in the merger be approved for listing on the NYSE, subject to official notice of issuance. Before the merger, U.S. Trust will file an application for this approval.

EXPENSES

    Each of NCT and U.S. Trust will pay its own expenses in connection with the plan of merger, except that NCT will pay for an audit by U.S. Trust of the fee structure of NCT clients to be conducted in connection with the determination of the first installment of the merger consideration to NCT shareholders. NCT will also pay any fees of Berkshire Capital.


                             VOTING AGREEMENTS

-------------------------------------------------------------------------------
    The form of the voting agreements is attached as an annex to the plan of merger, which is Appendix A to this document. You are urged to read the entire voting agreement carefully.
-------------------------------------------------------------------------------

    Immediately before the plan of merger was signed, U.S. Trust entered into voting agreements with Stephen C. Hassenfelt, Sue W. Cole and Pamela H. Hassenfelt. They beneficially own or have power to vote about 60% of the Class A common shares and 6% of the Class B common shares that can vote in the special meeting.

    In the voting agreements these shareholders agreed to vote these shares "for" approval of the plan of merger. These shareholders also agreed not to transfer any interest in their shares until the merger is completed without U.S. Trust's consent. The voting agreements will terminate when the plan of merger terminates.


       PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In the opinion of Sullivan & Cromwell, the following summary discusses the principal U.S. federal income tax consequences of the merger. The summary is based on the Internal Revenue Code, applicable Treasury Regulations under the Code and administrative rulings and judicial authority as of the date of this document. All of this information may change, possibly with retroactive effect. Any change could affect the continuing validity of this discussion. This discussion and the opinions of Sullivan & Cromwell assume that NCT shareholders hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Further, this discussion does not cover the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws. These shareholders include dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations, investors liable for alternative minimum tax, foreign persons, persons that hold NCT common shares as part of a straddle, hedging or conversion transaction and
                                      -52-
persons who acquired NCT common shares through the exercise of NCT stock options or rights or otherwise as compensation or through a tax-qualified retirement plan. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. EACH NCT SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

    The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The completion of the merger by NCT and U.S. Trust is conditioned on the receipt by each of NCT and U.S. Trust of an opinion of Sullivan & Cromwell, dated as of the closing date, to the effect that:

     o   the merger will qualify as a "reorganization" within the meaning of
         Section 368(a) of the Code

     o each of NCT, U.S. Trust and NCT Holdings Acquisition Company, U.S. Trust's wholly owned subsidiary that will survive the merger, will be a party to that "reorganization" within the meaning of Section 368(b) of the Code and

     o NCT shareholders who receive U.S. Trust common shares in exchange for NCT common shares will not recognize gain or loss, except with respect to cash received in lieu of fractional U.S. Trust common shares and interest income associated with payments made after the merger is completed

    These opinions will not be binding on the IRS and we cannot assure you that the IRS will not contest the conclusions expressed in these opinions. The opinions will be based in part on:

     o the assumption that the merger will be effected in accordance with the plan of merger and

     o certain representations made by U.S. Trust, NCT and certain of their shareholders, officers and directors

    Assuming that the assumption and representations described above are true and complete as of the time of the merger, the principal U.S. federal income tax consequences of the merger to NCT shareholders will be as follows.

    NCT shareholders will not recognize gain or loss as a result of the exchange of NCT common shares for U.S. Trust common shares that NCT shareholders receive as part of the first installment of the merger consideration.

    NCT shareholders who receive cash in lieu of fractional U.S. Trust common shares in any installment of the merger consideration or who exercise dissenters' rights and receive cash for their NCT common shares will recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the adjusted tax basis of the NCT common shares surrendered for such cash. The capital gain or loss will be long-term capital gain or loss if the NCT shareholder's holding period in the surrendered NCT common shares is longer than one year. Long-term capital gains of a non-corporate taxpayer are generally subject to a maximum federal income tax rate of 20%.

     Installments of the merger consideration after the first installment will be paid after the date of the merger. As a result, a portion of each installment will be taxable, on receipt, as ordinary interest income to NCT shareholders even though each installment will be paid in the form of U.S. Trust common shares. U.S. Trust intends to file tax information returns consistent with this treatment. The exact amount of each installment that will constitute taxable interest income cannot be determined until each such installment is paid. The NCT shareholder's tax basis in U.S. Trust common shares which are the payment of interest will be equal to the fair market value of the shares on the date they are received. The NCT shareholder's holding period in the shares will start the following day. Other than the receipt of U.S. Trust common shares which constitute ordinary interest income, NCT shareholders will not recognize gain or loss as a result of the exchange of NCT common shares for U.S. Trust common shares received as part of the installments of the merger consideration after the first installment.

    The holding period of U.S. Trust common shares received by a NCT shareholder in exchange for NCT common shares, whether as part of the first installment or any subsequent installment, will include the NCT shareholder's holding period of the NCT common shares surrendered in the merger. Each NCT shareholder's aggregate tax basis in the U.S. Trust common shares received by the NCT shareholder in exchange for NCT common shares will be equal to the NCT shareholder's aggregate tax basis in the NCT common shares surrendered in the installment.

    If a former NCT shareholder disposes of U.S. Trust common shares received in exchange for NCT common shares surrendered in the merger before the payment of the final installment of the merger consideration, the former NCT shareholder will have to determine how much, if any, of the tax basis attributable to the NCT common shares should be allocated to the U.S. Trust common shares disposed of in order to calculate the gain or loss recognized as a result of the disposition. There is no authority which addresses how the tax basis should be allocated. Therefore, holders of NCT common shares should consult their tax advisors to determine their gain or loss in this situation.

    Holders of options to acquire NCT common shares will receive cash in exchange for the options pursuant to the merger. This cash, whether received as part of the first installment or any subsequent installment of the merger consideration, will be taxable as ordinary income paid as compensation for services. U.S. Trust intends to file tax information returns consistent with this treatment. These payments will be made net of any required withholding.

    The discussion above is not a complete analysis or discussion of all potential tax consequences relating to the merger. Thus, NCT shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the tax consequences associated with the receipt of NCT common shares pursuant to the exercise of NCT stock options or otherwise as compensation, tax return reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

               REGULATORY APPROVALS REQUIRED FOR THE MERGER

    In the plan of merger, NCT and U.S. Trust agreed to use reasonable efforts to make any regulatory filings and submissions necessary to complete the merger and the related transactions. However, neither NCT nor U.S. Trust is required to take any action or accept any condition that would, in its reasonable judgment, materially damage the benefits of the merger.

    The following discussion describes the material regulatory approvals and actions that are required to complete the merger. If any additional regulatory approvals or actions are required to complete the merger, we will also seek those approvals and take those actions.

    As of the date of this document, we have not received the required approvals. Although we do not know of any reason why we would not be able to obtain the approvals required, we cannot assure you that we will obtain the approvals or, if we obtain the approvals, that they will not include conditions that could cause either company to abandon the merger.

FEDERAL RESERVE BOARD

    The merger requires prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956. The Bank Holding Company Act is the federal statute that regulates entities like U.S. Trust. As an acquiring bank holding company, U.S. Trust is required to file a notice with the Federal Reserve Board that describes:

     o   the merger proposal and the proposed activities of the combined entity
     o the effect of the proposal on competition among entities engaging in the activities
     o the identity of the parties involved in the transaction, including their subsidiaries
     o   the public benefits expected from the proposal
     o   the terms of the transaction
     o   the source of funds for the transaction
     o   financial and managerial information

    The information included in the notice and other requests for information allow the Federal Reserve Board, when considering whether to approve the merger, to weigh the financial and managerial resources and prospects of the existing and proposed entity and the benefits expected from the merger. The Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of U.S. Trust both before and after the merger.

    The Federal Reserve Board may deny the request for approval of the merger if it determines that the merger would:

     o result in anti-competitive effects or its effect in any section of the country would be substantially to lessen competition or tend to create a monopoly or

     o   it would in any other manner result in a restraint of trade unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the beneficial effects of the merger to the public.

    Federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board.

    We cannot complete the merger until after Federal Reserve Board approval is obtained. U.S.

Trust has filed the required notice with the Federal Reserve
Board for approval of the merger. U.S. Trust also filed a copy of this notice with the Federal Trade Commission and the Department of Justice to exempt the merger from the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976.

NORTH CAROLINA COMMISSIONER OF BANKS

    NCT has filed the required application with the North Carolina Commissioner of Banks for approval of the merger. Under the applicable statute, the Commissioner is directed to approve the merger unless he finds that the merger would not be in the public interest or could jeopardize North Carolina Trust's financial stability.


                            DISSENTERS' RIGHTS

WHAT ARE DISSENTERS' RIGHTS?

    Dissenters' rights are statutory rights that enable shareholders who object to certain extraordinary matters, like mergers, to dissent and to require the corporation to buy their shares for fair value.

HOW DO I DISSENT?

    The following is a summary of your rights under North Carolina law if you choose to dissent. If you intend to dissent from the merger, you should review carefully the text and comply with the requirements of Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix B to this document, and consult with an attorney. If you fail to comply with the procedures prescribed under North Carolina law, you will lose your dissenters' rights. Except as provided below, you will not be given any further notices regarding your dissenters' rights, the time periods in which you must exercise the rights or the procedures you must follow to effect the rights.

    Your dissenters' rights may be summarized as follows:

    WRITTEN NOTICE OF INTENT TO DISSENT

    If you intend to dissent from the merger you must give NCT, and NCT must actually receive, before the vote at the special meeting of shareholders, written notice of your intent to demand payment for your shares if the merger is completed. You should mail your dissenter's notice to NCT's Secretary, Steven J. Frost, at:

                     P.O. Box 1108
                     301 North Elm Street
                     Greensboro, NC 27402-1108

    A vote against approval of the plan of merger will not satisfy this notice requirement.

    VOTE AGAINST OR ABSTAIN FROM VOTING

     If you intend to dissent from the plan of merger you cannot vote your dissenting shares in favor of the plan of merger. You must either vote against the plan of merger or abstain from voting. Any dissenting shareholder who returns a signed proxy but fails to provide instructions as to how the shares are to be voted will be deemed to have voted "FOR" the plan of merger and will not be entitled to assert dissenters' rights. Any NCT shareholder that dissents must dissent with respect to all NCT common shares beneficially owned by the shareholder.

    DEMAND FOR PAYMENT

    If you comply with the requirements described above with respect to giving written notice of intent to dissent and voting against the merger or abstaining from voting, then by the tenth day after the merger is approved by NCT shareholders, NCT will send you:

     o a written notice stating where you must send the payment demand and where and when certificates for certificated dissenting shares must be deposited

     o   a form for demanding payment

     o the deadline by which NCT must receive the payment demand, which must be 30-60 days after the date the notice is mailed

     o   a copy of Article 13 of the North Carolina Business Corporation Act

    Once you receive the notice for payment, you must then demand payment and deposit your certificates in accordance with the terms of the notice provided by NCT. Dissenting shareholders who demand payment and deposit their share certificates in accordance with North Carolina law will retain all other rights as a NCT shareholder until these rights are canceled or modified by the merger.

    PAYMENT FOR DISSENTING SHARES

    When the merger is completed, or within 30 days after receipt of a payment demand, if you have complied with the requirements of the statute, NCT will pay you its estimate of the fair value of your dissenting shares, plus interest accrued to the date of payment. NCT will also send you:

     o NCT's balance sheet, income statement and statement of cash flows as of, and for the period ending, September 30, 1998

     o   the latest available interim financial statements, if any

     o an explanation of how NCT estimated the fair value of the dissenting shares

     o   an explanation of how the interest was calculated

     o a statement of the dissenter's rights to demand payment if dissatisfied with the amount of NCT's payment

     DEMAND FOR PAYMENT AND OBJECTING TO PAYMENTS MADE

    If you believe

     o the amount paid by NCT is less than the fair value of your dissenting shares or the interest was incorrectly calculated or

     o NCT failed to make payment as soon as the merger was effected or within 30 days of receipt of a payment demand you may notify NCT in writing of your own estimate of the fair value of your dissenting shares and the amount of interest due, and demand payment of the amount you believe is owed to you. The notice must be given within 30 days after NCT makes payment or fails to perform. If you fail to notify NCT in writing of your demand for payment within the 30-day period you will lose your right to dissent and demand payment.

    SETTLING DEMANDS FOR PAYMENT

    If your demand for payment remains unsettled, you may commence a legal proceeding by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of your dissenting shares and accrued interest. You must file the complaint within 60 days after the earlier of the date payment is made by NCT or the date of your payment demand as described in the immediately preceding paragraph. If you do not act within the 60-day period you will lose your right to dissent and demand payment.


                               THE COMPANIES

U.S. TRUST

     U.S. Trust is a bank holding company registered under federal law and incorporated in New York. Through its subsidiaries, U.S. Trust engages in two principal businesses:

     1. Personal Wealth Management Services. U.S. Trust provides a complete array of financial services for affluent individuals and families. These services, which we refer to as "personal wealth management services," include:

         o investment management, including domestic and international equities, fixed income securities and alternative investments, like venture capital and real estate

         o    investment consulting

         o    trust and estate administration

         o    financial and estate planning

         o    private banking

     U.S. Trust has been engaged in the personal wealth management business since 1853. In 1982, U.S. Trust began expanding its presence beyond its New York City headquarters. Today, U.S. Trust has offices in eight states and the District of Columbia. U.S. Trust anticipates that its national expansion will continue over the next several years.

     The cornerstone of U.S. Trust's services to individuals and families is investment management. At March 31, 1999, personal assets under management were about $54.0 billion.

     2. Institutional Services. The "institutional services" that U.S. Trust provides include:

         o    investment management
         o    corporate trust
         o    special fiduciary services
         o    brokerage services

       These services are provided to:

         o    endowments
         o    foundations
         o    pension plans
         o    other institutional clients

     U.S. Trust's institutional investment management business offers a wide range of investment options for clients, including balanced portfolios, specialized domestic and international equity investment styles, structured investments, real estate, fixed-income vehicles and short-term cash management. Institutional clients can also utilize U.S. Trust's Excelsior mutual fund family, which offers all major asset classes. At March 31, 1999, U.S.
Trust managed about $25.5 billion for its institutional clients.

     U.S. Trust's principal competitors are other investment management companies, brokerage firms, mutual fund companies and banking institutions. No one competitor or industry dominates the markets in which U.S.
Trust operates.

     U.S. Trust's principal subsidiary is United States Trust Company of New York, a state-chartered bank and trust company. U.S. Trust has other banking and non-banking subsidiaries with offices located in California, Connecticut, Florida, New Jersey, Oregon, Pennsylvania, Texas and Washington, D.C.

     U.S. Trust often looks at acquiring other companies. Any future acquisition could be material, in terms of assets acquired or liabilities assumed, to U.S. Trust's financial condition. It is possible that an acquisition may result in dilution of book value and net income per U.S. Trust common share.

     U.S. Trust's principal executive offices are located at 114 West 47th Street, New York, New York 10036, and its telephone number is (212) 852-1000.

NCT

     NCT is a North Carolina corporation and the sole shareholder of the following subsidiaries:

     o   North Carolina Trust
     o   NCT Opportunities, Inc.

     NORTH CAROLINA TRUST

     North Carolina Trust is a North Carolina non-depository banking corporation engaged primarily in the businesses of wealth management and fiduciary services. North Carolina Trust organizes its client base into three primary groups:

     o   personal asset management
     o   not-for-profit organizations
     o   employee benefit plans

     Personal asset management and not-for-profit clients comprise more than 80% of total client relationships and 82% of total assets under management as of March 31, 1999. As of March 31, 1999, North Carolina Trust had assets under management of about $2.4 billion.

     1. Personal Asset Management. North Carolina Trust delivers the following Personal Asset Management services:

         o   investment planning
         o   investment management
         o   fiduciary and trustee services
         o   wealth transfer planning
         o   tax planning
         o   financial planning

     2. Not-For-Profit Organizations. North Carolina Trust provides asset management services to charitable organizations, private foundations and trade associations. North Carolina Trust provides the following not-for-profit services:

         o   investment planning
         o   investment management
         o   planned giving administration
         o   endowment management
         o   communication and reporting
         o   custody of assets

     3. Employee Benefit Plans. North Carolina Trust provides the following investment management and corporate trustee services to employee benefit plans:

         (a) Investment Management
             o   asset allocation
             o individual management of stocks, bonds and guaranteed investment contracts

             o   management of common trust funds
             o   selection of specialty institutional mutual funds
             o   performance measurement services

         (b) Corporate Trustee Services
             o   fiduciary support
             o   custodial services and securities settlement
             o   trust accounting reporting
             o   portfolio valuation
             o   plan reporting
             o   automated sweep of excess cash
             o   benefit payment processing

     INVESTMENT PROCESS AND PROCEDURE

     North Carolina Trust's investment processes are targeted toward adding value and controlling risk in the three basic asset classes: cash reserves, fixed income, and equities. While institutional mutual funds are employed for managing client cash reserves, North Carolina Trust runs its own intermediate investment-grade fixed income strategies, both taxable and non-taxable, as well as its own core value-oriented mid/large company equity strategy. North Carolina Trust has also traditionally augmented its core value-oriented equity strategy with both small company and diversified international equity exposure through the use of "best-in-class" third-party mutual funds selected using North Carolina Trust's disciplined specialty funds selection process.

     NCT OPPORTUNITIES EQUITY PARTNERS

     NCT Opportunities Equity Partners, Limited Partnership, which we refer to as "Equity Partners," is a North Carolina limited partnership formed for the purpose of investing in hedge funds. These hedge funds in turn, invest, reinvest and trade primarily in securities, other financial instruments, rights and options. NCT Opportunities, Inc., a wholly owned subsidiary of NCT, is the general partner of Equity Partners. Equity Partners began operations on January 2, 1995.

     Equity Partners provides investors the opportunity to pool their assets and diversify their investments in ways they could not individually. Through Equity Partners, North Carolina Trust's clients gain access to highly regarded hedge fund managers who employ alternative investment styles. Equity Partners' objective is to preserve capital and grow its assets in a range of 12% to 18% each year on a consistent basis, rather than seek aggressive returns with high-risk investments.

     As of March 31, 1999, Equity Partners had investments in seventeen limited partnerships, and total invested assets of $48.1 million.

     NCT's principal executive offices are located at 301 North Elm Street, Greensboro, North Carolina 27401, and its telephone number is (336) 272-5100.

                      Management's Discussion and Analysis
                of Financial Condition and Results of Operations
                              of NCT Holdings, Inc.

     This management's discussion and analysis of financial condition and results of operations should be read with the consolidated financial statements, accompanying footnotes and other financial information beginning on page F-1. The financial information presented below has been prepared on a basis consistent with the financial accounting policies described in NCT's Consolidated Financial Statements beginning on page F-1.

CERTAIN FACTORS AFFECTING RESULTS OF OPERATIONS

     Results of operations in the past have been, and in the future may continue to be, materially affected by many factors including economic and market conditions, the availability of capital, the level and volatility of equity prices and interest rates, technological changes, investor sentiment, and legislative and regulatory developments. These factors may have an impact on NCT's ability to achieve its strategic objectives, including growth in assets under management.

     NCT's asset management business is subject to substantial positive and negative fluctuations due to a variety of factors that cannot be predicted with certainty, including variations in the fair market value of equity and fixed income securities and the volatility and liquidity of trading markets.

     NCT's results of operations also may be materially affected by competitive factors. In addition to competition from firms traditionally engaged in securities and asset management businesses, there has been increased competition from other sources like commercial banks, insurance companies, mutual fund groups, online service providers and other companies offering financial services. Competitors offering a broad array of financial products and services with many distribution channels may adversely affect NCT's ability to attract and retain clients.

     As a result of the factors listed above, net income and revenues in any particular period may not be representative of full-year results and may vary significantly from quarter to quarter and year to year. NCT intends to manage its businesses for the long term, by emphasizing long-term client relationships with asset-based fees that generate a continuing stream of revenues and by managing the inherent risks associated with its asset management business. In addition, trends in the financial services industry of consolidation and technological change will require the implementation of effective strategic initiatives in order for NCT to remain competitive.

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 1998 COMPARED WITH THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

     NCT recorded consolidated net income of $652,000 for the year ended September 30, 1998 compared to $847,000 for the year ended September 30, 1997 and $425,000 for the year ended September 30, 1996.

     Net income for the year ended September 30, 1998 decreased approximately 23.0% to $652,000 compared to $847,000 for the year ended September 30, 1997. Net income for the year ended September 30, 1997 of $847,000 represented an increase of 99.3% from $425,000 of net income for the year ended September 30, 1996. The decrease in net income for the year ended September 30, 1998 reflected higher staffing levels and other operating expenses as NCT expanded its regional presence in its primary geographic market. In addition, the equity markets suffered significant losses in the September 1998 quarter which resulted in lower asset-based fees for that quarter. The increases in operating expenses were partially offset by revenue growth which expanded at a compound growth rate of 25% for the three year period ending September 30, 1998.

     REVENUE

     Fee revenue for the year ended September 30, 1998 increased 21.1% over September 30, 1997, and fee revenue for 1997 increased 29.3% over 1996. The increase in fee revenue during these periods was attributable to strong new business and the overall appreciation in the equity and bond markets.

     The following table presents fee revenue for the three years ended September 30.

                                             YEARS ENDED SEPTEMBER 30,
                                      -------------------------------------        COMPOUND GROWTH RATE
FEE REVENUE (IN THOUSANDS)               1998          1997          1996                  96-98
-------------------------------       -------------------------------------        --------------------
Investment management                  $11,382        $9,133        $7,068                  26.9%
Consulting and compliance                  744           733           713                   2.2%
Estate administration                      187           415           223                  (8.4)%
General partner                            590           373           236                  58.1%
                                      -------------------------------------
Total Fee Revenue                      $12,903       $10,654        $8,240                  25.1%
                                      =====================================

     Investment management fees. Investment management fees, representing 88% of fee revenue for the year ended September 30, 1998, are generally based on the market value of the client portfolio as of the end of each quarterly period. They are sensitive to market changes in equity and fixed income financial markets. As of September 30, 1998, North Carolina Trust had $2.137 billion in assets under management, of which $838 million or 39.2% were invested in fixed income securities and $999 million or 46.7% in equity securities.

     Total assets under management and administration increased 34.0% from $1.499 billion at September 30, 1996 to $2.008 billion September 30, 1997, and 6.4% to $2.137 billion at September 30, 1998.

     Fee revenue, relative to market conditions, is determined on a sliding scale so that as the value of a client's portfolio grows in size, the fee charged is a smaller percentage on the increasing account value. As a result, fee revenue is not impacted on a directly proportionate basis with changes in market values of the equity and fixed income markets. Fee revenues can also grow or decline based on new business or added services, client withdrawals or terminations, and changes in fee structures.

     Estate administration fees. Estate administration fees, which vary from year to year depending on the number of estates being administered, are accrued over the term of the services performed.

     General partner fees. General partner fees are derived from fee agreements, based on partnership capital balances along with the general partner's proportionate share of the income or loss of the partnership allocated on its capital balance. The general partner also receives a one-time administrative fee when a new limited partner is admitted to the partnership.

     EXPENSES

                                             YEARS ENDED SEPTEMBER 30,
                                      -------------------------------------        COMPOUND GROWTH RATE
OPERATING EXPENSES (IN THOUSANDS)        1998          1997          1996                  96-98
---------------------------------     -------------------------------------        --------------------
Salaries                               $ 5,567       $ 4,365       $ 3,741                  22.0%
Performance based incentive
  compensation                             697           475           370                  37.3%
Sales based incentive compensation         156            92            76                  43.3%
Other benefits                           1,223           901           747                  28.0%
                                       -----------------------------------                 -----
Salaries, incentive compensation
  and other benefits                     7,643         5,833         4,934                  24.5%
Outside services                         1,140         1,030           625                  35.1%
Depreciation and amortization              436           356           272                  26.6%
Occupancy                                  681           580           491                  17.8%
Other                                    1,829         1,277         1,190                  23.9%
                                       -----------------------------------                 -----
Total Operating Expenses               $11,729       $ 9,076       $ 7,512                  25.0%
                                       ===================================                 =====


     Operating expenses increased $2.7 million or 29.2% for the year ended September 30, 1998 over 1997 and $1.6 million or 20.8% for the year ended September 30, 1997 over 1996.

     Total salaries, incentive compensation and benefits increased $1.8 million or 31.0% for the year ended September 30, 1998 over 1997 and $900,000 or 18.2% for the year ended September 30, 1997 over 1996. The increases reflect annual salary merit increases, employee additions necessary to meet the growing client base and start-up staffing in a regional office.

     Performance compensation is based on financial performance. Earnings in excess of minimum thresholds are shared with employees on a percentage basis according to a formula determined annually by the board of directors.

     The number of full time equivalent employees increased from 59 employees at September 30, 1995 to 72 employees as of September 30, 1996, 83 employees as of September 30, 1997 and 95 employees as of September 30, 1998. This 61.0% increase in staffing over a three year period reflects NCT's efforts to provide staff to support its growing client base along with the geographic expansion in the North Carolina market, including opening a new full-service office in Raleigh during 1998.

     Outside services, which include outsourcing costs for client accounting and custody services along with equipment maintenance, audit, consulting and other professional fees, increased 10.6% and 64.8% for the years ended September 30, 1998 and 1997, respectively, reflecting the growth in new accounts and infrastructure enhancements. Significant one-time expenses were incurred in 1997 and 1998 to implement process management throughout the organization.

     Other operating expenses primarily include employee recruiting, training and travel, marketing, office services, insurance and corporate taxes. North Carolina Trust opened its third office in Raleigh, which contributed significantly to the increase in these expenses for the year ended September 30, 1998.

     NCT's operating profit margin was 9.1% in 1998, down from 14.8% in 1997, but up from 8.8% in 1996. The absolute levels and volatility in NCT's profit margin are reflective of its expansion strategy, including staff and infrastructure costs incurred to increase its North Carolina market presence.

     During the year ended September 30, 1997, North Carolina Trust upgraded its technology platform. The loss on disposal of the existing technology equipment was approximately $81,000 and was included in Other Expenses.

     The provision for income taxes was $558,000 for the year ended September 30, 1998 compared with $640,000 for 1997 and $279,000 for 1996. The effective tax rate was 46.1% in 1998 compared with 43.0% in 1997 and 39.7% in 1996. The higher effective tax rate reported for 1998 and 1997 reflects a non-deductible, non-cash expense in pre-tax income related to shares allocated to the ESOP of NCT in the amounts of $183,000 and $126,000, respectively. The effective tax rates before these adjustments were 40.1% and 39.7% for 1998 and 1997, respectively.

FINANCIAL CONDITION AS OF SEPTEMBER 30, 1998 COMPARED TO SEPTEMBER 30, 1997

     NCT's total assets increased $1.1 million or 19.4% for the year ended September 30, 1998 over the year ended September 30, 1997, primarily reflecting growth in facilities and infrastructure.

     Receivables, consisting primarily of amounts due for asset-based investment management fees, increased by 8.8% over September 30, 1997.

     Fixed asset additions for the year ended September 30, 1998 amounted to approximately $1.0 million, which included $400,000 in technology hardware and software, $350,000 for furnishings and tenant improvements related to the Greensboro office expansion, and $250,000 for office furnishings, equipment and tenant improvements for the Raleigh office which opened May 1, 1998.

     The additional investments in Equity Partners consists of a general partner profit reallocation fee that was retained in the partnership.

     NCT's total liabilities at September 30, 1998 remained relatively flat at $2.2 million when compared to September 30, 1997.

     The accrued liability for incentive payments increased by approximately $200,000 year over year.

     Total long-term debt was reduced by approximately $300,000 during the year, including a $115,000 reduction of the leveraged ESOP debt. This principal reduction of the ESOP debt also resulted in a reduction of the "Unearned ESOP Compensation" contra-equity account, resulting in an increase in equity by the same amount.

     Total shareholders' equity increased $1.057 million to $4.643 million at September 30, 1998 with increases of $107,000 from the issuance of new shares and $298,000 from shares allocated to the ESOP plan participants, and net income of $652,000.

YEAR 2000 ISSUES

     Many of the world's computer systems, including non-information technology equipment and systems, currently utilize a two-digit format for calendar year dates. If these computer systems are not modified to reflect a four-digit format for calendar year dates, they may be unable to properly interpret dates beyond the year 1999, which could lead to business disruptions in the U.S. and internationally. This situation is commonly referred to as the "Year 2000 issue." The potential costs and uncertainties associated with the Year 2000 issue may depend on a number of factors, including software, hardware and the nature of the industry in which a company operates. Additionally, companies must coordinate with other entities with which they electronically interact.

     In addressing the Year 2000 issue, NCT established several review phases. In the first phase, NCT defined the Year 2000 issue and obtained executive support and funding. In the second phase, NCT collected a comprehensive list of items that could be affected by Year 2000 compliance issues. These items included facilities and related non-information technology systems, computer systems, hardware and services and products provided by third parties. In the third phase, NCT evaluated the items identified in the second phase to determine which items will function properly with the change to the new century and ranked items which needed to be remediated based on their potential impact on NCT. The fourth, or remediation, phase includes a detailed analysis of the items that are affected by the Year 2000, the identification of problem areas and the repair of non-compliant items.

     The fifth, or testing phase, includes a thorough testing of all proposed repairs. The sixth, or implementation phase, consists of placing all items that have been remediated and successfully tested into production. The final, or integration phase, includes operating business critical production systems in a future time environment and testing with external entities.

     The costs related to remediation of the Year 2000 issue have not been significant to date and are not expected to be significant in the future. All critical systems expected to be in use by NCT after December 31, 1999 are now compliant.

     There are many risks associated with the Year 2000 issue, including the possibility of a failure of NCT's computer and non-information technology systems. These failures could have a material adverse effect on NCT and may cause system malfunctions, incorrect or incomplete transaction processing, the inability to reconcile accounting books and records, and inaccurate information to manage NCT's exposure to market risks. In addition, even if NCT successfully remediates its Year 2000 issues, it can be materially and adversely affected by failures of third parties to remediate their own Year 2000 issues.

     NCT is developing business continuity plans for its critical business functions. NCT's expectations about future costs and the timely completion of its Year 2000 modifications are subject to uncertainties that could cause actual results to differ materially from what has been discussed above.

     Contingency plans for the Year 2000 issue have been and will continue to be developed and NCT will continue to review all contingency plans during 1999 and modify them when necessary or appropriate.

RISK MANAGEMENT

     In the normal course of business, NCT assumes various types of risk, the most significant of which are liquidity and market risk. To manage these risks, NCT has risk management processes designed to provide for risk identification, measurement, monitoring and control.

     LIQUIDITY RISK

     Liquidity represents NCT's ability to obtain funds at reasonable rates to support its cash flow requirements and to provide the necessary capital for strategic initiatives. Because North Carolina Trust is a nondepository, non-lending financial institution, the liquidity needs that are normally associated with a commercial bank to satisfy commitments to borrowers and demands of debt holders do not apply.

     Liquidity risk management includes consideration of NCT's ability to raise funds in the capital markets. The ability to raise funds depends on credit ratings, market conditions, capital considerations, investor demand and other factors.

     Liquid assets consist of cash and cash equivalents. At September 30, 1998 cash and cash equivalents totaled $423,000. In addition, fees receivable generally are collected from client accounts and become liquid within ten days of the end of any reporting period. Fees receivable at September 30, 1998 were $3,157,000. Cash flow from operations is generally sufficient to meet the liquidity needs of NCT. Liquidity for NCT is also provided by the availability of a $1.5 million stand-by line of credit that expires in January 2000. In addition, Equity Partners has a $3 million revolving line of credit to manage the temporary cash flow requirements of reallocating investments among fund managers.

     Management believes NCT has sufficient liquidity to meet its current obligations and to support its operations and strategic initiatives.

     MARKET RISK

     NCT's trading activities are limited to trading for client accounts in connection with providing asset management services for its clients. NCT is not a party to off-balance sheet financial derivatives.

     Asset-based fee revenue comprises 85% to 90% of NCT revenue. Although fee revenue is not impacted on a directly proportionate basis with changes in market value of client portfolios, NCT's revenue stream can be significantly impacted by changes in market value of the equity and fixed income markets.

     NCT continuously reviews and assesses its risk management policies and procedures in order to improve firm-wide risk management capabilities.

INTERIM FINANCIAL DATA

     NCT recorded consolidated net income for the quarter ended March 31, 1999 of $280,000, up 32.7% from the net income of $211,000 earned for quarter ended March 31, 1998. Diluted earnings per common share increased from $.10 per share in 1998 to $.13 per share in 1999. The increase primarily reflected increased fee revenues from higher levels of assets under management.

     Consolidated net income for the six months ended March 31, 1999 of $380,000 compared to $242,000 in the six months ended March 31, 1998, represents a 57.3% increase year over year. The increase in net income was primarily the result of higher fee revenues from growth in assets under management. Diluted earnings per common share increased 50% from $.12 per share to $.18 per share for the respective periods.

     Assets under management increased $284 million or 13.3% from $2.137 billion at September 30, 1998 to $2.421 billion at March 31, 1999. Growth in assets under management was achieved primarily through new business.

     Fee revenue of $6,800,000 for the six months ended March 31, 1999 represented a $627,000 or a 10.1% increase over the same period for 1998. Total compensation expense increased 7.8% while total operating expenses increased 8.0% year over year. The profit margin increased to 10.2% of revenue, up from 8.5% for the 1998 period.

FINANCIAL CONDITION AS OF MARCH 31, 1999 COMPARED TO SEPTEMBER 30, 1998

     NCT's total assets at March 31, 1999 of $6.9 million were slightly higher than the $6.8 million level at September 30, 1998, while total liabilities decreased over the period from $2.2 million to $l.5 million.

     NCT had a term loan agreement with a bank at September 30, 1998 with a principal balance outstanding of $75,000. In addition, a promissory note payable to a former officer related to the formation of NCT's ESOP plan had an outstanding principal balance of $97,000. Both of these notes were paid in full during the six months ended March 31, 1999.

     The only remaining term debt is a promissory note with an outstanding principal balance of $40,000 at March 31, 1999.

     Total shareholder's equity increased $727,000 to $5.4 million, with increases of $45,000 from new shares issued, $302,000 from shares allocated to the ESOP plan participants, and $380,000 from net income.

BUSINESS SEGMENTS

     The following table reflects the earning's contribution of NCT's business segments for the three month and six month periods ending March 31, 1999 and 1998, respectively. NCT's segment results have been determined on an internal management basis of accounting by legal entity rather than generally accepted accounting principles used for consolidated financial reporting. Segment results are subject to restatement whenever changes in measurement or organizational changes are made. Accordingly, while informative, quarterly segment disclosures may not be indicative of long-term performance and should not necessarily be used as long-term forecasting benchmarks.

The segments contributed to NCT's profitability as follows:

                                                                                               NCT, Net of
                                                                            NCT               Intercompany            Total
                                        North Carolina Trust           Opportunities          Eliminations           Company
                                        --------------------           -------------          ------------           --------
THREE MONTHS ENDED MARCH 31, 1999
Fee revenue                                       $3,318,844                 $74,953                    $0          $3,393,797
Operating expense                                  2,908,206                  73,515               (38,003)          2,943,718
                                                   ---------               ---------             ---------           ---------
Operating income                                     410,638                   1,438                38,003             450,079
Other income (expense)                                (5,500)                    156                14,013               8,669
                                                   ---------               ---------             ---------           ---------
Income before taxes                                 $405,138                  $1,594               $52,016            $458,748
                                                   ---------               ---------             ---------           ---------
Profit margin                                           12.2%                    2.1%                  --                 13.5%
                                                   ---------               ---------             ---------           ---------
Percentage of income before taxes                       88.3%                    0.3%                 11.4%              100.0%
                                                   ---------               ---------             ---------           ---------
Total assets                                      $5,708,306              $1,062,377              $122,689          $6,893,372
                                                   ---------               ---------             ---------           ---------
Assets under management (in thousands)            $2,421,000                 $43,993                    $0          $2,464,993
                                                   ---------               ---------             ---------           ---------
THREE MONTHS ENDED MARCH 31, 1998
Fee revenue                                       $3,081,028                 $85,419                    $0          $3,166,447
Operating expense                                  2,827,815                  53,344               (87,860)          2,793,299
                                                   ---------               ---------             ---------           ---------
Operating income                                     253,213                  32,075                87,860             373,148
Other income (expense)                                 7,015                    (767)                6,088              12,336
                                                   ---------               ---------             ---------           ---------
Income before taxes                                 $260,228                 $31,308               $93,948            $385,484
                                                   ---------               ---------             ---------           ---------
Profit margin                                            8.4%                  36.7%                  --                 12.2%
                                                   ---------               ---------             ---------           ---------
Percentage of income before taxes                       67.5%                   8.1%                  24.4%              100.0%
                                                   ---------               ---------             ---------           ---------
Total assets                                      $4,941,627                $820,710              $390,054          $6,152,391
                                                   ---------               ---------             ---------           ---------
Assets under management (in thousands)            $2,248,000               $  45,632                    $0          $2,293,632
                                                   ---------               ---------             ---------           ---------

                                                                                               NCT, Net of
                                                                            NCT               Intercompany            Total
                                        North Carolina Trust           Opportunities          Eliminations           Company
                                        --------------------           -------------          ------------           --------
SIX MONTHS ENDED MARCH 31, 1999
Fee revenue                                       $6,689,639                $110,350                    $0          $6,799,989
Operating expense                                  6,086,939                 153,036              (115,704)          6,124,271
                                                   ---------               ---------             ---------           ---------
Operating income                                     602,700                 (42,686)              115,704             675,718
Other income (expense)                                (8,134)                    515                26,589              18,970
                                                   ---------               ---------             ---------           ---------
Income before taxes                                 $594,566                ($42,171)             $142,293            $694,688
                                                   ---------               ---------             ---------           ---------
Profit margin                                            8.9%                  (38.2)%                  --                10.2%
                                                   ---------               ---------             ---------           ---------
Percentage of income before taxes                       85.6%                   (6.1)%                20.5%              100.0%
                                                   ---------               ---------             ---------           ---------
Total assets                                      $5,708,306              $1,062,377              $122,689          $6,893,372
                                                   ---------               ---------             ---------           ---------
Assets under management (in thousands)            $2,421,000                 $43,993                    $0          $2,464,993
                                                   ---------               ---------             ---------           ---------
SIX MONTHS ENDED MARCH 31, 1998
Fee revenue                                       $6,017,406                $156,024                    $0          $6,173,430
Operating expense                                  5,709,852                 124,842              (165,341)          5,669,353
                                                   ---------               ---------             ---------           ---------
Operating income                                     307,554                  31,182               165,341             504,077
Other income (expense)                                12,391                    (571)                9,661              21,481
                                                   ---------               ---------             ---------           ---------
Income before taxes                                 $319,945                 $30,611              $175,002            $525,558
                                                   ---------               ---------             ---------           ---------
Profit margin                                            5.3%                   19.6%                  --                  8.5%
                                                   ---------               ---------             ---------           ---------
Percentage of income before taxes                       60.9%                    5.8%                 33.3%              100.0%
                                                   ---------               ---------             ---------           ---------
Total assets                                      $4,941,627                $820,710              $390,054          $6,152,391
                                                   ---------               ---------             ---------           ---------
Assets under management (in thousands)            $2,248,000                 $45,632                    $0          $2,293,632
                                                   ---------               ---------             ---------           ---------

                          SHARE OWNERSHIP OF NCT

BY MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of NCT shares, as of July 9, 1999, by:

     o   each director of NCT

     o   the chief executive officer of NCT

     o   the directors and executive officers of NCT as a group.

     o the four most highly compensated officers of NCT other than the chief executive officer during the 1998 calendar year

     Unless otherwise indicated, all NCT shares are owned of record by the individuals named and the beneficial ownership consists of sole voting power and sole investment power. The number of NCT shares beneficially owned by each of the individuals listed includes NCT shares under presently exercisable options.

                                    CLASS A COMMON SHARES                    CLASS B COMMON SHARES

                                    AMOUNT AND NATURE OF                     AMOUNT AND NATURE OF
                NAME                BENEFICIAL OWNERSHIP      PERCENT        BENEFICIAL OWNERSHIP       PERCENT
                ----                --------------------      -------        --------------------       -------
Stephen C. Hassenfelt                         609,461(1)        50.7%              31,623(2)               4.3%
Sue W. Cole                                   214,716(3)        17.9%              14,973(4)               2.0%
John R. Rich                                   53,600(5)         4.4%               9,923(6)               1.4%
Robert E. Mallernee                            17,626(7)         1.5%               4,901(8)               0.7%
David E. Webb                                  13,000(9)         1.1%               3,599(10)              0.5%
Charles A. Hayes                              46,657(11)         3.9%              28,000                  3.8%
Robert E. Long, Jr.                           37,000(12)         3.1%               2,500                  0.3%
Donald F. Orr                                 70,775(13)         5.9%              28,000                  3.8%
James B. Powell                               46,656(14)         3.9%              28,000                  3.8%
All directors and executive                    1,109,491        87.6%             151,485                 20.6%
officers as a group

---------------------------------------------------------------------------------

(1) For a detailed description of the nature of Mr. Hassenfelt's beneficial ownership of Class A common shares, see "Share Ownership of NCT By Five Percent Owners."
(2) Includes 22,373 Class B common shares allocated to Mr. Hassenfelt's account under the ESOP of NCT Holdings, Inc. and North Carolina Trust Company (the "ESOP"). Also includes 9,250 Class B common shares owned by Mr. Hassenfelt's spouse as to which Mr. Hassenfelt denies beneficial ownership.
(3) For a detailed description of the nature of Ms. Cole's beneficial ownership of Class A common shares, see "Share Ownership of NCT By Five Percent Owners."
(4) Represents Class B common shares allocated to Ms. Cole's account under the ESOP.
(5) Includes 15,000 Class A common shares Mr. Rich has the right to acquire under presently exercisable options.
(6) Represents Class B common shares allocated to Mr. Rich's account under the ESOP.
(7) Includes 1,900 Class A common shares owned by the individual retirement account of Mr. Mallernee's spouse as to which he denies beneficial ownership. Also includes 15,000 Class A common shares Mr. Mallernee has the right to acquire under presently exercisable options.
(8)  Represents Class B common shares allocated to Mr. Mallernee under the ESOP.
(9) Includes 7,500 Class A common shares Mr. Webb has the right to acquire under presently exercisable options.
(10) Represents Class B common shares allocated to Mr. Webb under the ESOP.
(11) Includes 7,000 Class A common shares Mr. Hayes has the right to acquire under presently exercisable options.
(12) Includes 30,000 Class A common shares owned by the Robert E. Long, Jr. Family Limited Partnership of which Mr. Long is the General Partner and 7,000 Class A common shares that Mr. Long has the right to acquire under presently exercisable options.
(13) Includes 7,000 Class A common shares Mr. Orr has the right to acquire under presently exercisable options.
(14) Includes 7,000 Class A common shares Dr. Powell has the right to acquire under presently exercisable options.

BY FIVE PERCENT OWNERS

     The following are the only persons known to NCT who beneficially own more than 5% of the outstanding NCT Class A common shares or NCT Class B common shares as of July 9, 1999:

Name and Address                        Beneficial Ownership
----------------                        --------------------

                                            Class A
                                        Common Shares(1)         Percent
                                        ----------------         -------

Stephen C. Hassenfelt                       609,461(2)             50.7%
NCT Holding, Inc.
  301 North Elm Street
  Greensboro, NC 27401

Sue W. Cole                                 214,716(3)             17.9%
NCT Holding, Inc.
  301 North Elm Street
  Greensboro, NC 27401

                                            Class B
                                         Common Shares           Percent
                                        ----------------         -------

Employee Stock Ownership Plan of            170,512(4)             23.3%
NCT Holding, Inc. and North Carolina
Trust Company
  c/o Elden J. LeGaux, Trustee
  301 North Elm Street
  Greensboro, NC 27401

--------------------------------------------------------------------------------
(1) Unless otherwise indicated, all NCT Class A common shares are owned of record by the person named and the beneficial ownership consists of sole voting power and sole investment power.
(2) Includes 79,000 Class A common shares owned by Mr. Hassenfelt's spouse for her own account and 112,500 Class A common shares held by Mr. Hassenfelt's spouse as custodian for their children. Mr. Hassenfelt denies beneficial ownership of shares owned, individually and as custodian, by his spouse.
(3) Includes 16,500 Class A common shares held by Ms. Cole as custodian for her children, 3,500 Class A common shares owned by Ms. Cole's daughter and 20,948 Class A common shares owned by the individual retirement account of Ms. Cole's spouse. Ms. Cole denies beneficial ownership of these shares. Also includes 21,057 Class A common shares owned by Ms. Cole's individual retirement account.
(4) All of these shares have been allocated to the separate account of participants in the ESOP. In accordance with the terms of the ESOP and the requirements of Section 409 of the Internal Revenue Code of 1986, each participant will have the right to vote the number of shares allocated to his or her account.


                  DESCRIPTION OF U.S. TRUST CAPITAL STOCK

-------------------------------------------------------------------------------
     The following description highlights the key features of U.S. Trust capital stock. It is subject to and qualified by reference to U.S. Trust's certificate of incorporation, which is filed as an exhibit to U.S. Trust's Registration Statement on Form S-4, of which this document is a part.
-------------------------------------------------------------------------------


AUTHORIZED CAPITAL STOCK

     U.S. Trust's authorized capital stock consists of:

     o    70 million common shares, par value $1.00 per share

     o    5 million preferred shares, par value $1.00 per share

As of July 9, 1999, there were 18,433,136 common shares issued and outstanding and an additional 1,614,058 shares issued and held in treasury. There are no preferred shares outstanding.

U.S. TRUST COMMON SHARES

     Each U.S. Trust common share is entitled to:

     o one vote per share on all matters voted on by shareholders, including the election of directors
     o participate equally in dividends, when and as dividends may be declared by the board of directors out of legally available funds
     o if there is a liquidation, dissolution or winding-up of U.S. Trust, a ratable portion of U.S. Trust's assets remaining after satisfaction in full satisfaction of all liabilities and the liquidation preferences of any outstanding shares of U.S. Trust preferred stock

     Holders of U.S. Trust common shares have no conversion, redemption, preemptive or cumulative voting rights. All outstanding U.S. Trust common shares are validly issued, fully paid and non-assessable.

U.S. TRUST PREFERRED SHARES

     U.S. Trust's board of directors may issue U.S. Trust preferred shares from time to time. U.S. Trust preferred shares may be in one or more series. For each series, the board of directors may establish:

     o   voting powers
     o   designations
     o   preferences
     o   relative, participating, optional or other special rights
     o   qualifications
     o   restrictions

Any series of U.S. Trust preferred shares may have dividend, dissolution and other preferences over U.S. Trust common shares and may be convertible into U.S. Trust common shares.

RIGHTS

     On August 29, 1995, U.S. Trust's board of directors declared a dividend granting shareholders one "right" for each outstanding U.S. Trust common share they owned. U.S. Trust gave these rights to shareholders who owned shares on September 1, 1995. In addition, U.S. Trust issued and will issue one right with each common share issued after that date and before the distribution date and with some common shares issued after the distribution date. The "distribution date" is defined below.

     ATTRIBUTES OF THE RIGHTS

     If a right becomes exercisable, the owner has the option to purchase from U.S. Trust 1/200th of a U.S. Trust preferred share, at an initial price of $75.00. However, until the distribution date:

     o   the rights cannot be exercised
     o U.S. Trust shareholders will not receive a separate certificate for the rights

     o   the rights will be transferable only with U.S. Trust common shares

     In addition, each right will entitle its holder to purchase for $75.00 common shares with a market value of $150.00 of any company that:

     o owns or is controlled by any person who owns more than 20% of the common shares of U.S. Trust and

     o merges with U.S. Trust or purchases more than 50% of the assets of U.S. Trust

The rights will expire on September 1, 2005, and U.S. Trust can redeem them before that time.

     THE DISTRIBUTION DATE

     The "distribution date" is the earliest date on which either of the following occurs:

     o any person, other than persons related to U.S. Trust, or group acquires, or obtains the rights to acquire, beneficial ownership of 20% or more of U.S. Trust's common shares that are then outstanding

     o in the case of a potential acquisition by any person, other than certain persons related to U.S. Trust, of beneficial ownership of 25% or more of U.S. Trust's outstanding common shares, the tenth day after the earliest to occur of certain filings with U.S. Trust's regulators that indicate a possible change in control

     EFFECT OF THE RIGHTS

     The rights will not prevent a takeover of U.S. Trust. They may, however, make a takeover of U.S. Trust by another entity less likely. You can find a complete description of the rights and the related preferred shares in U.S. Trust's Registration Statement on Form 8-A, dated April 13, 1999, for the registration of the rights. This document incorporates by reference the information contained in the 8-A Registration Statement. We have only summarized the rights in this document, therefore you should read the full description of the rights to gain a complete understanding of their effect on U.S. Trust and its shareholders. See "Where You Can Find More Information" on page 86 to learn how you can get this additional information.

     NCT does not have a rights agreement in place.

CHANGES IN CONTROL

     Some of the provisions of U.S. Trust's certificate of incorporation and by-laws may have the effect of preventing, discouraging or delaying any change in control of U.S. Trust. The authority of U.S. Trust's board of directors to issue U.S. Trust preferred stock with rights, including voting rights, as it may deem appropriate may enable U.S. Trust's board of directors to prevent a change in control despite a shift in ownership of U.S. Trust common shares. Also, U.S. Trust's board of directors has the authority to issue additional shares of common shares. This may help delay or deter a change in control by increasing the number of shares needed to gain control. The following provisions also may deter any change in control of U.S. Trust.

     CLASSIFIED BOARD OF DIRECTORS

     U.S. Trust's board of directors is divided into three classes. Each class serves a three-year term, so that about one-third of the directors are elected at each annual meeting. As a result, any person who seeks to elect its designees to a majority of U.S. Trust's board will likely need to wait two years. This could delay a change in control.

     REMOVAL OF DIRECTORS

     Under the New York Business Corporation Law, or "NYBCL," and U.S. Trust's by-laws, a director of U.S. Trust may be removed only for cause and only by the affirmative vote of holders of a majority of the outstanding voting shares or by action of the board of directors.

     BUSINESS COMBINATION STATUTE

     The NYBCL prohibits any business combination, which includes mergers, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and benefits from the corporation, including loans or guarantees, with, involving or proposed by U.S. Trust and any "interested shareholder" for a period of five years after the date on which the interested shareholder became an interested shareholder. An "interested shareholder" is defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of U.S. Trust.

     After this five-year period, a business combination between U.S. Trust and the interested shareholder is prohibited unless:

     o   certain "fair price" provisions are complied with or

     o the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder or its affiliates and associates

These restrictions do not apply, however, to any business combination with an interested shareholder if the business combination, or the purchase of stock by the interested shareholder that caused the shareholder to become an interested shareholder, was approved by U.S. Trust's board of directors prior to the date on which the interested shareholder became an interested shareholder.

     Under the NYBCL, U.S. Trust may amend its by-laws by shareholder vote to elect not to be governed by this statute. At this time, U.S. Trust's by-laws have not been amended in this way. Any amendment like this will require a special vote of U.S. Trust shareholders and, if approved, will not be effective for business combinations with any shareholder whose date of stock acquisition was before the effective date of the amendment. The NYBCL also prevents U.S. Trust from purchasing more than 10% of U.S. Trust voting stock for more than its market value unless the purchase is approved by U.S. Trust's board of directors and by a majority vote of all outstanding shares of U.S. Trust voting stock, unless:

     o   the offer to purchase is extended to all U.S. Trust shareholders or

     o   the offer is for shares the holder has held for more than two years

     CONTROL ACQUISITIONS

     The federal Change in Bank Control Act requires a person or group of persons acquiring "control" of a bank holding company to give the Federal Reserve Board 60 days prior written notice of the proposed acquisition. Within that time period, the Federal Reserve Board may issue a notice disapproving the proposed acquisition or a written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, like U.S. Trust, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

     In addition, the Bank Holding Company Act requires any company to obtain the approval of the Federal Reserve Board before acquiring 25%, or 5% in the case of an acquiror that is a bank holding company, or more of the outstanding U.S. Trust common shares, or otherwise obtaining control over U.S. Trust.

     Under New York law, a person, other than a bank holding company, is prohibited from acquiring directly or indirectly, "control" of any bank or trust company with its principal office located in New York unless the person has received the prior approval of three-fifths of the New York State Banking Board. Under a rebuttable presumption, "control" is presumed to exist if any person controls, directly or indirectly, 10% or more of the voting stock of the New York banking institution. In addition, under New York law, a bank holding company is prohibited from acquiring, directly or indirectly, more than 5% of the voting stock of a New York banking institution, and a person is prohibited from becoming a bank holding company, unless, in each case, the bank holding company or person, as the case may be, has received the prior approval of three-fifths of the New York State Banking Board. For purposes of these provisions of New York law, a "bank holding company" includes persons who, directly or indirectly, control more than 10% of the voting stock of each of two or more New York banking institutions.


                    COMPARISON OF SHAREHOLDERS' RIGHTS

     Right now, your rights as a NCT shareholder are governed by North Carolina law and NCT's articles of incorporation and by-laws. After we complete the merger, you will become a U.S. Trust shareholder and your rights will be governed by New York law and U.S. Trust's certificate of incorporation and by-laws. As a result of these differing laws and organizational documents, you will have different rights as a U.S. Trust shareholder than you have now as a NCT shareholder.

COMPARISON OF YOUR RIGHTS AS NCT SHAREHOLDERS AND AS U.S. TRUST SHAREHOLDERS

     This section summarizes the material differences between the rights of NCT shareholders and the rights of U.S. Trust shareholders. This summary is subject to and qualified by reference to each of our governing documents. U.S. Trust's certificate of incorporation is filed as an exhibit to U.S. Trust's Registration Statement on Form S-4, of which this document is a part and U.S. Trust's by-laws are incorporated by reference in this document as an appendix to U.S. Trust's Registration Statement on Form 10 dated February 9, 1995.

---------------------------------------------------------------------------------------
                                  CAPITAL STOCK
---------------------------------------------------------------------------------------
                                     NCT                          U.S. TRUST
---------------------------------------------------------------------------------------
AUTHORIZED CAPITAL       2 million Class A common        70 million common shares,
                         shares, no par value.           par value $1.00 per share.
                         1,000,000 shares of Class B
                         common shares, no par value.

                         No preferred shares.            5 million preferred shares,
                                                         par value $1.00 per share.
---------------------------------------------------------------------------------------
Issued and               As of July 9, 1999, there       As of July 9, 1999, there were
Outstanding              were  1,201,147 Class A         18,433,136 common shares
Shares                   common shares and 734,155       issued and outstanding and an
                         Class B common shares issued    additional 1,614,058 common
                         and outstanding.                shares issued and held in
                                                         treasury, and no preferred
                                                         shares issued and outstanding.
---------------------------------------------------------------------------------------
Classification of        Holders of Class B common       One class of common shares.
Common Shares            shares have a dividend and
                         liquidation preference. The
                         board of directors may
                         declare a dividend on
                         Class B common shares without
                         declaring a dividend on Class A
                         common shares. In the event of
                         a liquidation, holders of
                         Class B common shares would
                         receive $0.66 per share before
                         any payments would be made to
                         holders of Class A shares.
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                          BOARD OF DIRECTORS
-------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
-------------------------------------------------------------------------------------
CLASSIFICATION       All directors are elected       Directors are divided into
                     annually.                       three classes, with each class
                                                     serving a three-year term.
                                                     Only one class of directors is
                                                     up for election each year.
-------------------------------------------------------------------------------------
NUMBER OF            Between 5 and 9, as fixed by    Not less than 9, as fixed by
DIRECTORS            shareholders or the board of    shareholders or the board of
                     directors from time to time.    directors from time to time.
                     The board of directors may      The current number of directors
                     not increase or decrease the    is 18.
                     number of directors by more
                     than 30% in any 12 month
                     period. The current number of
                     directors is 7.

-------------------------------------------------------------------------------------
REMOVAL              Directors may be removed for    Directors may be removed
                     cause or without cause by a     for cause, either by a
                     vote of shareholders.           vote of shareholders or by
                                                     a majority of the entire
                                                     board of directors.
-------------------------------------------------------------------------------------
VACANCIES AND        May be filled by the            May be filled by a vote of
NEWLY CREATED        shareholders or the vote of     shareholders or a majority
DIRECTORSHIPS        a majority of the remaining     of the directors then in
                     directors or the sole           office, even if less than a
                     remaining director.             quorum exists.
-------------------------------------------------------------------------------------
QUALIFICATIONS       No specific qualifications.     Each director must be at least
                                                     18 years of age. No person
                                                     above the age of 72 years is
                                                     eligible to be elected as a
                                                     director or qualified to remain
                                                     in office as a director. Any
                                                     director in office must retire
                                                     at the age of 72.
-------------------------------------------------------------------------------------
COMMITTEES           The board of directors may      The board of directors may
                     create committees, each of      create committees, each of which
                     which must contain at least     must contain at least three
                     two members.                    members.
--------------------------------------------------------------------------------------
SPECIAL MEETINGS     May be called by the Chairman   May be called by the Chairman
OF THE BOARD OF      of the board of directors or    of the board of directors, the
DIRECTORS            by any two directors.           President, a Vice Chairman of the
                                                     board of directors or by at least
                                                     one-third of the directors in
                                                     office.
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                               SHAREHOLDERS
------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
------------------------------------------------------------------------------------
ACTION BY
WRITTEN CONSENT      Permitted if all shareholders   Permitted if all shareholders
                     give written consent to         give written consent to taking
                     taking an action without a      an action without a meeting.
                     meeting.
-------------------------------------------------------------------------------------
SPECIAL MEETINGS     Special meetings of             Special meetings of shareholders
                     shareholders may be called      may be called by the board of
                     at any time by the Chairman     directors, the Chairman of the
                     of the board of directors,      board of directors, the President
                     Secretary or the board of       or a Vice Chairman of the board
                     directors or on the written     of directors.
                     request of holders of at
                     least 10% of the votes
                     entitled to be cast on any
                     issue proposed to be considered
                     at the special meeting.
-------------------------------------------------------------------------------------
VOTING               Elections for the board of      Elections for the board of
                     directors are decided by a      directors are decided by a
                     plurality of the votes cast.    plurality of the votes cast. All
                     All other proposals are         other proposals are decided by a
                     decided by a majority of the    majority of the votes cast by
                     votes cast, except as other-    holders of shares entitled to
                     wise required by law, or as     vote at a meeting, except as
                     otherwise provided in the       otherwise required by law.
                     articles of incorporation or
                     by-laws.
-------------------------------------------------------------------------------------
NOTICE OF            Written notice of the meeting   Written notice of the meeting
MEETINGS             must be delivered 10-60 days    must be delivered 10-50 days
                     before the date of the          before the date of the meeting.
                     meeting.                        A shareholder must give notice
                                                     of director nominations or
                                                     proposals to the Secretary 90-
                                                     120 days before the anniversary
                                                     date of the immediately
                                                     preceding annual meeting of
                                                     shareholders.
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
-----------------------------------------------------------------------------------------
AMENDMENT OF         North Carolina law requires     New York law requires that the
CHARTER              the board of directors to       board of directors authorize the
                     propose and recommend any       amendment and that holders of a
                     amendment and holders of a      majority of the outstanding shares
                     majority of each class of       approve the amendment. U.S. Trust's
                     shares to approve the           certificate of incorporation
                     amendment.                      provides that any amendment to the
                                                     business combination provisions in
                                                     its certificate of incorporation
                                                     must be approved by holders of at
                                                     least 80% of the shares entitled to
                                                     vote, and a majority of the shares
                                                     held by disinterested shareholders
                                                     who are not involved in the business
                                                     combination, unless the amendment is
                                                     recommended by a majority of the
                                                     continuing directors.
------------------------------------------------------------------------------------------
AMENDMENT OF        By-laws may be amended by        By-laws may be amended by a majority
BY-LAWS             a majority vote of the           of the board of directors. Except in
                    board of directors. Under        the case of any particular provision
                    North Carolina law, share-       at any time adopted by the
                    holders may also amend the       shareholders and specified as not
                    by-laws.                         subject to amendment or repeal by the
                                                     board of directors, by-laws may also
                                                     be amended by holders of a majority
                                                     of shares entitled to vote at any
                                                     meeting.
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
-----------------------------------------------------------------------------------------
DISSENTERS'          Shareholders of a North         Shareholders of a New York
RIGHTS               Carolina corporation            corporation whose shares are not
                     generally have the right        listed on a national securities
                     to dissent and receive          exchange or designated as a
                     payment of the fair value       national market system security
                     of their shares in the event    on an interdealer quotation system
                     of certain business combina-    by the National Association of
                     tions and other fundamental     Securities Dealers, Inc. have the
                     changes in the corporation,     right to dissent and receive payment
                     including:                      of the fair value of their shares
                                                     in the event of certain amendments
                     o mergers and share exchanges   or changes to the certificate of
                     o a transfer of substantially   incorporation adversely affecting
                       all of the property of the    their shares, certain mergers or
                       corporation                   consolidations, certain sales,
                     o an amendment to the articles  leases, exchanges or other
                       of incorporation that         dispositions of all or substan-
                       materially and adversely      tially all the corporation's
                       affects the rights of the     assets and certain share
                       dissenter's shares            exchanges. Holders of U.S. Trust
                     o any other circumstance to     common shares currently do not
                       the extent the articles of    have the right to dissent because
                       incorporation, the by-        U.S. Trust shares are listed on
                       laws or a resolution of the   a national securities exchange.
                       board of directors provide
                       for dissenters' rights

                     NCT's articles of incorporation
                     and by-laws contain no provi-
                     sions providing for dissenters'
                     rights, and NCT's board of
                     directors has adopted no
                     resolution providing for
                     dissenters' rights. For a
                     detailed description of the
                     procedures for exercising
                     dissenters' rights, see
                     "Dissenters' Rights" on
                     page 56.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
-----------------------------------------------------------------------------------------
APPROVAL OF          North Carolina law provides     New York law provides that certain
BUSINESS             that certain transactions       transactions must be approved by
TRANSACTOPMS         must be approved by a majority  holders of two-thirds of the
                     of each class of shareholders   outstanding shares entitled to
                     entitled to vote. These trans-  vote, unless the corporation
                     actions include:                expressly provides for majority
                                                     approval of the transaction in
                     o  mergers, consolidations,     its certificate of incorporation.
                        or share exchanges           These transactions include:

                     o  transfers of substantially   o  mergers, consolidations or
                        all of the assets of a          share exchanges
                        corporation                  o  sales, leases or exchanges
                                                        of substantially all of a
                                                        corporation's assets
                     o  dissolutions or
                        liquidations                 U.S. Trust's certificate of
                                                     incorporation currently prohibits
                                                     business combinations with any
                                                     "interested shareholder," as
                                                     defined below, unless the
                                                     transaction is approved by
                                                     holders of 80% of all outstanding
                                                     shares entitled to vote and
                                                     holders of a majority of shares
                                                     not held by an "interested
                                                     shareholder" or one of its
                                                     affiliates. This supermajority
                                                     requirement does not apply if a
                                                     majority of U.S. Trust's board of
                                                     directors approves the
                                                     transaction or certain
                                                     shareholder fairness requirements
                                                     are met.

                                                     An "interested shareholder" is
                                                     any person that beneficially owns
                                                     10% or more of the outstanding
                                                     common shares of U.S. Trust.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                ANTI-TAKEOVER STATUTES
-----------------------------------------------------------------------------------------
                                 NCT                          U.S. TRUST
-----------------------------------------------------------------------------------------
APPROVAL OF          North Carolina law contains     New York law prohibits any
BUSINESS             two anti-takeover               business combination, defined to
TRANSACTIONS         provisions, the North           include mergers, sales or
(CONTINUED)          Carolina Shareholder            dispositions of assets, issuances
                     Protection Act and the North    of stock, liquidations,
                     Carolina Control Share          reclassifications and benefits
                     Acquisition Act, which          from the corporation, including
                     restrict business               loans or guarantees, with,
                     combinations with certain       involving or proposed by any
                     related shareholders. As        "interested shareholder" for a
                     permitted under North           period of five years after the
                     Carolina law, NCT has opted     date on which the interested
                     out of both statutes in its     shareholder became an interested
                     articles of incorporation.      shareholder. An "interested
                                                     shareholder" is defined generally
                                                     as any person who, directly or
                                                     indirectly, beneficially owns 20%
                                                     or more of the outstanding voting
                                                     stock of a New York corporation.

                                                     After this five-year period, a
                                                     business combination between a
                                                     New York corporation and the
                                                     interested shareholder is
                                                     prohibited unless:

                                                     o  certain "fair price" provisions
                                                        are complied with or

                                                     o  the business combination is
                                                        approved by a majority of the
                                                        outstanding voting stock not
                                                        beneficially owned by the
                                                        interested shareholder or its
                                                        affiliates and associates

                                                     These restrictions do not apply,
                                                     however, to any business
                                                     combination with an interested
                                                     shareholder if the business
                                                     combination, or the purchase of
                                                     stock by the interested
                                                     shareholder that caused the
                                                     shareholder to become an
                                                     interested shareholder, was
                                                     approved by the board of
                                                     directors of the New York
                                                     corporation prior to the date on
                                                     which the interested shareholder
                                                     became an interested shareholder.
-----------------------------------------------------------------------------------------

                 REGULATORY MATTERS RELATING TO U.S. TRUST

     Bank holding companies and banks are regulated extensively under federal and state law. U.S. Trust is a bank holding company regulated under the Bank Holding Company Act. As a bank holding company, U.S. Trust is required to file reports with and is subject to examination by the Board of Governors of the Federal Reserve System. U.S. Trust and its subsidiaries generally cannot engage in nonbanking activities, as defined under federal law, and are limited as to the amount of securities they may acquire of a company engaging in nonbanking activities. In addition, federal law and Board of Governors' interpretations limit the extent to which U.S. Trust may engage in certain aspects of the securities business.

     The Superintendent of Banks of the State of New York has the authority to examine U.S. Trust's affairs for the purpose of determining the financial condition of our subsidiary, United States Trust Company of New York, which we call the "Trust Company." The Trust Company and its operations are subject to federal and New York State laws applicable to commercial banks and trust companies and to regulation and examination by both federal and New York state banking authorities.

     New York banks are not allowed to act as a fiduciary in a number of states, and in many states where they may and do act as a fiduciary, their activities are limited by state law and regulations.

     The chart below summarizes the principal entities that regulate and examine U.S. Trust and its bank subsidiaries:


        U.S. TRUST ENTITY                SUBJECT TO REGULATION BY
--------------------------------------------------------------------------------
U.S. Trust                       o  Board of Governors of the Federal Reserve
                                    System
                                 o  Superintendent of Banks of the State of
                                    New York
--------------------------------------------------------------------------------
United States Trust Company of   o  Board of Governors of the Federal Reserve
New York                            System
                                 o  Superintendent of Banks of the State of
                                    New York
--------------------------------------------------------------------------------
U.S. Trust Company, N.A.         o  Office of the Comptroller of the Currency
(formerly U.S. Trust Company
of California, N.A.)
--------------------------------------------------------------------------------
U.S. Trust Company of            o  Department of Banking of the State of
Connecticut                         Connecticut
                                 o  Federal Deposit Insurance Corporation
--------------------------------------------------------------------------------
U.S. Trust Company of Florida    o  Office of the Comptroller of Florida
Savings Bank                        Department of Banking and Finance
                                 o  Office of Thrift Supervision
--------------------------------------------------------------------------------
U.S. Trust Company of New        o  Banking Department of the State of New
Jersey                              Jersey
                                 o  Federal Deposit Insurance Corporation
--------------------------------------------------------------------------------
U.S. Trust Company of Texas,     o  Office of the Comptroller of the Currency
N.A.
--------------------------------------------------------------------------------

PAYMENT OF DIVIDENDS

     U.S. Trust is a legal entity separate and distinct from its bank and nonbank subsidiaries. U.S. Trust's principal source of cash flow, including cash flow available for paying dividends on U.S. Trust common shares, is dividends from its subsidiary banks. All of these dividends are limited by federal and state laws and by regulations and policies adopted by federal and state regulatory agencies. U.S. Trust's board of directors will determine payment of future dividends based on an evaluation of U.S. Trust's liquidity, earnings, financial condition and capital requirements, on statutory restraints applicable to U.S. Trust and its subsidiaries and on other factors it may deem relevant.

     Also, if, in the opinion of a federal banking agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the agency may require that the institution no longer engage in this practice. The payment of dividends that would deplete a depository institution's capital base to an inadequate level could be deemed an unsafe and unsound practice.

CAPITAL REQUIREMENTS

     U.S. Trust and its FDIC insured subsidiaries are subject to risk-based and leverage capital guidelines issued by the federal bank regulators. These regulatory agencies are required by law to take prompt action with respect to institutions that do not meet minimum capital standards. In addition, these regulatory agencies have defined five capital tiers, the highest of which is "well capitalized." U.S. Trust and each of its bank subsidiaries were "well capitalized" as of March 31, 1999.

RELATIONSHIPS WITH AFFILIATES

     The Federal Reserve Act and the Federal Deposit Insurance Act impose certain restrictions on loans between U.S. Trust and its bank subsidiaries. In addition, U.S. Trust and its bank subsidiaries are subject to restrictions imposed by the Glass-Steagall Act with respect to engaging in certain aspects of the securities business.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 provides for cross-guarantees of the liabilities of insured depository institutions pursuant to which any bank subsidiary of U.S. Trust may be required to reimburse the FDIC for any loss or anticipated loss to the FDIC that arises from a default of any of U.S. Trust's other bank subsidiaries or assistance provided to the institution in danger of default.

PURPOSE OF REGULATION

     Regulation of financial institutions, like U.S. Trust, is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole. These regulations generally are not intended to protect shareholders or other investors, and you should not rely on them for this protection.

                                  EXPERTS

         The consolidated financial statements of U.S. Trust have been incorporated by reference from U.S. Trust's Annual Report on Form 10-K for the year ended December 31, 1998, in reliance of the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing. The consolidated financial statements of NCT Holdings, Inc. and subsidiaries at September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 appearing in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                           SHAREHOLDER PROPOSALS

     If the merger is completed, and you intend to present a proposal at the April 25, 2000 U.S. Trust annual meeting of shareholders, U.S. Trust's Secretary must receive the proposals by November 15, 1999 to include them in the proxy materials for the meeting.

                    WHERE YOU CAN FIND MORE INFORMATION

     U.S. Trust has filed with the SEC a Registration Statement under the Securities Act of 1933 that registers the shares to be issued to NCT shareholders in the merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about U.S. Trust common shares. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this document.

     In addition, U.S. Trust files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room         New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center            Citicorp Center
Room 1024                     Suite 1300                      500 West Madison Street
Washington, D.C. 20549        New York, New York 10048        Suite 1400
                                                              Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like U.S. Trust, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about U.S. Trust at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

U.S. TRUST COMMISSION FILINGS (FILE NO. 0-20469)        PERIOD COVERED OR DATE FILED
------------------------------------------------        ----------------------------
Annual Report on Form 10-K                              Year ended December 31, 1998

Quarterly Report on Form 10-Q                           Quarter ended March 31, 1999

The description of common shares set forth in           Filed pursuant to Section 12 of the
the Registration Statement on Form 10                   Securities Exchange Act of 1934 on
                                                        September 5, 1995, including any amendment
                                                        or report filed with the SEC for the
                                                        purpose of updating the description

The description of the Rights associated with           Filed pursuant to Section 12 of the
U.S. Trust common shares set forth in the               Securities Exchange Act of 1934 on
Registration Statement on Form 8-A                      April 13, 1999, including any amendment
                                                        or report filed with the SEC for the purpose
                                                        of updating the description


     U.S. Trust also incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     U.S. Trust has supplied all information contained or incorporated by reference in this document relating to U.S. Trust.

                            VALIDITY OF SHARES

     The validity of the U.S. Trust common shares to be issued to NCT shareholders pursuant to the merger will be passed on by Richard Gross, general counsel of U.S. Trust. As of the date of this document, Mr. Gross owned less than 1% of U.S. Trust's common shares including options representing certain rights to purchase U.S. Trust common shares.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998
     AND 1997 AND FOR THE THREE YEARS IN THE PERIOD ENDED
     SEPTEMBER 30, 1998 ....................................................F-1

Report of Independent Auditors .............................................F-2

Consolidated Balance Sheets ................................................F-3

Consolidated Statements of Income ..........................................F-4

Consolidated Statements of Shareholders' Equity ............................F-5

Consolidated Statements of Cash Flow .......................................F-6

Notes to Consolidated Financial Statements .................................F-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 1999
     AND FOR THE THREE AND SIX MONTH PERIODS ENDED MARCH 31, 1999
     AND 1998 .............................................................F-22

Consolidated Condensed Balance Sheets .....................................F-22

Consolidated Condensed Statements of Income ...............................F-23

Consolidated Condensed Statements of Cash Flow ............................F-25

Consolidated Statements of Changes in Shareholders' Equity ................F-26

                         REPORT OF INDEPENDENT AUDITORS


To The Board of Directors,
NCT Holdings, Inc.

We have audited the accompanying consolidated balance sheets of NCT Holdings, Inc., and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flow for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NCT Holdings, Inc. and subsidiaries at September 30, 1998 and 1997, and the consolidated results of their operations and their cash flow for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles.

/s/ Ernst & Young

Greensboro, North Carolina
October 29, 1998
except for Note 14, as to which the date is May 14, 1999

                      NCT HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                            SEPTEMBER 30,
                                                     --------------------------
                                                        1998             1997
                                                     ---------        ---------
ASSETS
Cash and cash equivalents                             $423,190         $703,185
Receivables                                          3,157,421        2,901,194
Property and equipment, net                          2,027,219        1,407,297
Investment in limited partnership                      777,767          471,062
Deferred income taxes                                  210,506          133,573
Income taxes receivable                                143,494           18,663
Prepaid expenses                                        61,680           54,803
Other                                                    5,924           11,859
                                                     ---------        ---------
Total assets                                        $6,807,201       $5,701,636
                                                     =========        =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities              $615,477         $448,923
Accrued payroll, gainsharing distribution
 and incentive cash bonus                              906,802          714,606
Deferred income                                        342,618          212,843
Long-term debt                                         221,520          528,450
Deferred income taxes                                   78,256          210,986
                                                     ---------        ---------
Total liabilities                                    2,164,673        2,115,808
                                                     =========        =========
Shareholders' equity
  Common stock, no par value:
    Class A, 2,000,000 shares authorized,
    shares issued and outstanding 1,183,832
    in 1998 and 1,154,506 in 1997                      397,745          290,879
    Class B, 1,000,000 shares authorized, 734,155
    shares issued and outstanding in 1998 and 1997   1,570,932        1,387,932
  Unearned ESOP compensation                           (96,559)        (211,201)
  Retained earnings, substantially restricted        2,770,410        2,118,218
                                                     ---------        ---------
  Total shareholders' equity                         4,642,528        3,585,828
                                                     ---------        ---------
  Total liabilities and shareholders' equity        $6,807,201       $5,701,636
                                                     =========        =========


          See accompanying notes to consolidated financial statements.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                              YEAR ENDED SEPTEMBER 30,
                                                    -----------------------------------------
                                                        1998           1997           1996
                                                    -----------     -----------    ----------
REVENUE:                                            $12,903,164     $10,653,912    $8,240,194
OPERATING EXPENSES:
Salaries                                              5,567,020       4,364,525     3,741,348
Performance-based incentive compensation                697,465         474,825       369,682
Sales-based incentive compensation                      155,535          92,221        75,821
Other benefits                                        1,223,078         901,564       747,013
                                                    -----------     -----------    ----------
   Total salaries, incentive compensation and
   other benefits                                     7,643,098       5,833,135     4,933,864
Outside services                                      1,139,519       1,030,341       625,182
Depreciation and amortization                           436,378         355,959       271,446
Occupancy                                               681,325         579,800       491,016
Other                                                 1,828,375       1,276,556     1,190,316
                                                    -----------     -----------    ----------
Total operating expenses                             11,728,695       9,075,791     7,511,824
                                                    -----------     -----------    ----------
Income from operations                                1,174,469       1,578,121       728,370
                                                    -----------     -----------    ----------
OTHER INCOME (EXPENSE):
Interest revenue                                         71,365          59,752        53,840
Interest expense                                        (35,801)        (68,948)      (71,579)
Gain (loss) on disposal of property and
equipment                                                   300         (81,279)       (6,829)
                                                    -----------     -----------    ----------
                                                         35,864         (90,475)      (24,568)

Income before income taxes                            1,210,333       1,487,646       703,802
Income tax expense                                      558,141         640,418       279,138
                                                    -----------     -----------    ----------
Net income                                             $652,192        $847,228      $424,664
                                                    ===========     ===========    ==========

Basic earnings per share                                 $ 0.34          $ 0.46        $ 0.23
                                                         ======          ======        ======
Diluted earnings per share                               $ 0.32          $ 0.42          0.21
                                                         ======          ======        ======


          See accompanying notes to consolidated financial statements.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                  COMMON STOCK              UNEARNED                        TOTAL
                                                  ------------                ESOP         RETAINED      SHAREHOLDERS'
                                             CLASS A        CLASS B       COMPENSATION     EARNINGS          EQUITY
                                           ------------   -----------    -------------    -----------    -------------
Balance at October 1, 1995                     $264,498    $1,234,932       $(363,036)       $753,327       $1,889,721

Options exercised on 13,750 shares               17,875             -               -               -           17,875
Allocation of ESOP shares                             -        27,000          28,151               -           55,151
Net income for 1996                                   -             -               -         424,664          424,664
                                               --------     ---------       ---------       ---------        ---------
Balance at September 30, 1996                   282,373     1,261,932        (334,885)      1,177,991        2,387,411

Options exercised on 89,000 shares                8,506             -               -          92,999          101,505
Allocation of ESOP shares                             -       126,000         123,684               -          249,684
Net income for 1997                                   -             -               -         847,228          847,228
                                               --------     ---------       ---------       ---------        ---------
Balance at September 30, 1997                   290,879     1,387,932        (211,201)      2,118,218        3,585,828

Stock issued                                     42,006             -               -               -           42,006
Options exercised on 26,000 shares               64,860             -               -               -           64,860
Allocation of ESOP shares                             -       183,000         114,642               -          297,642
Net income for 1998                                   -             -               -         652,192          652,192
                                               --------     ---------       ---------       ---------        ---------
Balance at September 30, 1998                  $397,745    $1,570,932        $(96,559)     $2,770,410       $4,642,528
                                               ========     =========       =========       =========        =========


          See accompanying notes to consolidated financial statements.

                      NCT HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                               YEAR ENDED SEPTEMBER 30,
                                                                        --------------------------------------
                                                                           1998          1997           1996
                                                                        ---------      --------       --------
OPERATING ACTIVITIES:
Net income                                                               $652,192      $847,228       $424,664
Adjustments to reconcile net income to net cash provided
by operating activities:
     Depreciation and amortization                                        436,378       355,959        271,446
     (Gain) loss on disposal of property and equipment                       (300)       81,279          6,829
     Deferred income taxes                                               (209,663)     (214,438)       (86,556)
     ESOP compensation                                                    297,642       249,684         55,151
     Changes in assets and liabilities:
         Receivables                                                     (256,227)     (509,833)      (572,009)
         Income taxes receivable                                         (124,831)      (92,644)       181,248
         Employee notes receivable                                              -       109,174        (13,500)
         Prepaid expenses                                                  (6,877)       11,210        (12,993)
         Other assets                                                           -             -           (250)
         Accounts payable and accrued liabilities                         166,553        65,450        131,143
         Deferred income                                                  129,775        94,864         64,912
         Accrued payroll, gainsharing distribution and
         incentive cash bonus                                             192,196       109,944        506,022
                                                                       ----------     ---------       --------
Net cash provided by operating activities                               1,276,838     1,107,877        956,107

INVESTING ACTIVITIES:
Investment in property and equipment                                   (1,050,364)     (639,704)      (650,148)
Proceeds from sale of property and equipment                                  300         5,580              -
Proceeds from sale of investments                                               -             -        100,000
Investment in limited partnership                                        (306,705)     (188,365)      (227,141)
                                                                       ----------     ---------       --------
Net cash used in investing activities                                  (1,356,769)     (822,489)      (777,289)

FINANCING ACTIVITIES:
Proceeds from stock issuance                                               42,006             -              -
Exercise of stock options                                                  64,860       101,505         17,875
Proceeds from long-term debt                                                    -             -         95,000
Payments of long-term debt                                               (306,930)     (302,298)      (178,775)
                                                                       ----------     ---------       --------
Net cash used in financing activities                                    (200,064)     (200,793)       (65,900)
                                                                       ----------     ---------       --------
Net (decrease) increase in cash and cash equivalents                     (279,995)       84,595        112,918
Cash and cash equivalents at beginning of year                            703,185       618,590        505,672
                                                                       ----------     ---------       --------
Cash and cash equivalents at end of year                                 $423,190      $703,185       $618,590
                                                                       ==========     =========       ========
Supplemental disclosure of cash flow data:
   Cash paid during the year for:
        Income taxes                                                     $888,000      $620,884       $189,494
        Interest                                                          $37,341       $70,793        $71,965


          See accompanying notes to consolidated financial statements.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

NCT Holdings, Inc. is the holding company of North Carolina Trust Company (the "Trust Company") and NCT Opportunities, Inc. ("Opportunities") (collectively NCT Holdings, Inc. and Subsidiaries, or the "Company"). The Company was incorporated on November 20, 1992 and began operations March 12, 1993. The formation of the Company was accomplished by a one-for-one exchange of Trust Company stock for shares of the Company. The Trust Company is a nondepository, state-chartered bank that provides investment management, fiduciary and other related services. Opportunities is a wholly owned subsidiary of the Company and is the general partner, with a 1.6% interest, of NCT Opportunities Equity Partners Limited Partnership (see Note 2).

PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and
its  wholly   owned   subsidiaries.   Significant   intercompany   accounts  and
transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line method for furniture and fixtures, computer equipment, office equipment, and software over an estimated useful life of three to ten years and leasehold improvements are amortized over the life of the lease.

REVENUE

Asset management fees are charged to client accounts based on the market value of the assets administered. Such fees and executor fees are recognized as revenue as earned by the Company. Fees for consulting and other related services are recognized when billed. At September 30, 1998, 1997 and 1996, the amount of unbilled services was not significant.

At September 30, 1998 and 1997, assets administered by the Trust Company, stated
at  market  value,   were   approximately   $2.14  billion  and  $2.10  billion,
respectively.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

1.  ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FAIR VALUES OF FINANCIAL INSTRUMENTS

At September 30, 1998 and 1997, the carrying amount of financial instruments such as cash and cash equivalents, trade accounts receivable and payable, and long-term debt approximated their fair values. Fair value is determined based on expected future cash flows, discounted at market interest rates, and other appropriate valuation methodologies.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related Interpretations in accounting for its employee stock options, as allowed under FASB Statement No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the stock at the date of grant over the amount an employee must pay to acquire the stock. Because the Company's stock is not publicly traded, fair value of the stock is determined using a formula approved by the Company's Board of Directors.

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred. Advertising expense was approximately $345,000, $225,000 and $182,000 in 1998, 1997 and 1996,
respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1997 and 1996 financial statements to conform to the current year presentation. These reclassifications had no effect on net income or shareholders' equity.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

2.  INVESTMENT IN LIMITED PARTNERSHIP AND DEFERRED INCOME

The investment in the limited partnership represents ownership in NCT Opportunities Equity Partners Limited Partnership (the "Limited Partnership"), which is accounted for under the equity method. The following table summarizes the activity in the investment for the years ended September 30:

                                                             1998          1997         1996
                                                           --------      --------     --------
   Investment - beginning of year                          $471,062      $282,697     $108,623
   Equity in earnings of limited partnership                 34,936        46,783       31,206
   Reversal of deferred revenue at end of prior year       (212,843)     (117,979)     (53,067)
   Recognition of the special allocation                    300,994       171,718       77,956
   Accrual of deferred revenue at end of year               342,618       212,843      117,979
   Capital withdrawal during year                          (159,000)     (125,000)           -
                                                           --------      --------     --------
   Investment - end of year                                $777,767      $471,062     $282,697
                                                           ========      ========     ========

Equity in earnings of the Limited Partnership of $34,936, $46,783 and $31,206 were reflected in consolidated revenues for the years ended September 30, 1998, 1997 and 1996, respectively. In addition, the general partner receives a special allocation of profits as of December 31 of each year (the end of the Limited Partnership's reporting year) equal to 1% of the total Limited Partnership capital accounts averaged by quarter throughout the year. Because this special allocation is restricted to the amount of the Limited Partnership's income, if any, during the year, the amount that would be due as of September 30 is recorded as an increase in the investment, but recognition of that amount as revenue is deferred until the Limited Partnership's year is complete. This deferred revenue totaled $342,618, $212,843 and $117,979 at September 30, 1998, 1997 and 1996, respectively. Consolidated revenues for the year ended September 30, 1998 include $300,994 representing the special allocation from the Limited Partnership for its year ended December 31, 1997. Consolidated revenues for the year ended September 30, 1997 include $171,718 representing the special allocation from the Limited Partnership for its year ended December 31, 1996. Consolidated revenues for 1996 include $77,956 representing the special allocation from the Limited Partnership for its year ended December 31, 1995.

Because the Company is the general partner, the equity in earnings and special allocation from the Limited Partnership, including deferred income, is considered to have been distributed and then reinvested for purposes of the statement of cash flow.

As the general partner, a general and administrative fee is also received for providing certain services to the Limited Partnership as well as an admission fee from new limited partners. these fees, included in consolidated revenues, totaled approximately $254,000, $154,000 and $127,000 in 1998, 1997 and 1996,
respectively.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30:

                                                                      1998             1997
                                                                   ----------       ---------
         Furniture and fixtures                                    $1,122,610        $870,303
         Computer equipment, office equipment, and software         1,564,765       1,234,130
         Leasehold improvements                                     1,011,363         549,917
                                                                   ----------       ---------
                                                                    3,698,738       2,654,350
         Less accumulated depreciation and amortization             1,671,519       1,247,053
                                                                   ----------       ---------
         Property and equipment, net                               $2,027,219      $1,407,297
                                                                   ==========       =========

4.  INCOME TAXES

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. Temporary differences relate primarily to differences in depreciation methods and certain revenues and expenses accounted for on the cash basis for income tax purposes. The Company was required to adopt the accrual basis beginning with the tax year ending September 30, 1996. The cumulative accrual to cash adjustment as of September 30, 1995 is being recognized in taxable income ratably over a four-year period.

Significant components of the Company's deferred tax assets and liabilities as of September 30 are as follows:

                                                        1998             1997
                                                     ----------       ---------
         Deferred tax assets:
         Gainsharing accrual                           $326,619        $239,993
         Other, net                                           -          16,527
                                                     ----------       ---------
                                                        326,619         256,520
         Deferred tax liabilities:
         Accrual to cash adjustments                    151,829         303,659
         Depreciation                                    41,576          30,274
         Other, net                                         964               -
                                                     ----------       ---------
                                                        194,369         333,933
                                                     ----------       ---------
         Net deferred tax assets (liabilities)         $132,250        $(77,413)
                                                     ==========       =========

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

4.  INCOME TAXES (CONTINUED)

Significant components of income tax expense (benefit) are as follows:

                                          1998            1997           1996
                                        --------        --------       --------
          Current:
          Federal                       $599,933        $673,318       $302,495
          State                          167,871         181,538         63,199
                                        --------        --------       --------
                                         767,804         854,856        365,694
          Deferred:
          Federal                       (168,295)       (161,494)       (75,751)
          State                          (41,368)        (52,944)       (10,805)
                                        --------        --------       --------
                                        (209,663)       (214,438)       (86,556)
                                        --------        --------       --------
          Income tax expense            $558,141        $640,418       $279,138
                                        ========        ========       ========

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax expense is:

                                                             1998              1997             1996
                                                           --------          --------         --------
          Tax at U.S. statutory rates                      $411,513          $505,800         $239,293
          State income taxes, net of federal taxes           83,491            84,924           36,720
          Nondeductible expenses                             85,645            65,558           12,855
          Tax-exempt interest income                        (22,508)          (15,864)         (16,950)
          Tax credits and other items                             -                 -            7,220
                                                           --------          --------         --------
          Income tax expense                               $558,141          $640,418         $279,138
                                                           ========          ========         ========


The Company realized a tax benefit in the year ended September 30, 1997 of $92,999 from the exercise of stock options. The tax benefit was recorded in retained earnings.

5.  LONG-TERM DEBT AND LINE OF CREDIT

The Company has a term loan agreement with a bank, payable in quarterly installments through March 31, 1999, with interest at a ninety day certificate of deposit rate plus 2.75%. The collateral for the loan is the capital stock of the Trust Company. The loan agreement includes, among other things, provisions relative to tangible net worth, debt coverage and dividends. Dividends to shareholders are prohibited. The balance of the loan at September 30, 1998 was $74,961, with the entire balance classified as the current portion of long-term debt.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

5.  LONG-TERM DEBT AND LINE OF CREDIT (CONTINUED)

The Company also has a promissory note payable to a former officer of the Company related to formation of the employee stock ownership plan referred to in
Note 9. The note is payable in 40 quarterly installments through July 31, 2004, with interest at a certain bank's prime rate as of the first business day of the calendar year. The balance of the loan at September 30, 1998 was $96,559, with $12,907 classified as the current portion of long-term debt.

In addition, the Company entered into a promissory note with a bank, payable in quarterly installments through July 1, 2001, with interest at a ninety day certificate of deposit rate plus 2.75%. The collateral for the loan is the telephone equipment with a book value of $47,500. The balance of the loan at September 30, 1998 was $50,000, with $20,000 classified as the current portion of long-term debt.

Future maturities of long-term debt for the years ending September 30 are:

               1999                          $107,868
               2000                            34,041
               2001                            25,271
               2002                            16,612
               2003                            18,071
               Thereafter                      19,657
                                             --------
               Total                         $221,520
                                             ========

In 1998, the Company obtained a revolving line of credit to be used for short-term liquidity needs. The line of credit is for $1,500,000, expires in January 2000, and bears interest at an adjusted certificate of deposit rate. The credit agreement includes, among other things, provisions relative to tangible net worth, debt coverage and dividends. During the year ended September 30, 1998, there were no amounts borrowed under the line of credit.

6.  SHAREHOLDERS' EQUITY

The Company has two classes of common stock, Class A and Class B. In the event of a liquidation, dissolution or winding up of the Company, Class B common shareholders receive a liquidation preference of $.66 per share. After meeting these preferences, Class A common shareholders are entitled to receive a liquidation preference of $.30 per share. Any remaining assets are distributed among the shareholders without preference. Dividends may be declared on Class B common stock without declaring dividends on Class A common stock.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

7.  STOCK OPTION PLANS

The Company has operated three stock options plans, approved by shareholders, for certain employees and directors of the Company and its subsidiaries, covering approximately 1,192,000 shares of Class A common stock. Under the terms of the plans, the purchase price of the shares subject to each option will not be less than 100% of their fair market value on the date of grant as determined in good faith by the Board of Directors. The vast majority of options vest over a period of five years and are exercisable for five years after vesting. A small portion of the options granted are exercisable immediately or are contingent on the achievement of certain performance goals. The aggregate number of options remaining that may be granted under the plans is 175,500.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related Interpretations in accounting for its employee stock options, as allowed under FASB Statement No. 123, Accounting for Stock-Based Compensation. Under APB 25, if the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income is required by Statement 123, determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for grants in fiscal 1998 and 1996: risk-free interest rate of 5.70% and 6.84%, respectively, and a weighted-average expected life of the options of 9.65 years and 9.75 years, respectively. There were no grants in fiscal 1997. No dividends have been assumed in the model. As the Company's stock is not publicly traded, volatility is not an input to the model and thus the Company's options are valued using a "minimum value" method.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

7.  STOCK OPTION PLANS (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying the Statement for providing pro forma disclosure are not indicative of future amounts until the new rules are applied to all outstanding, nonvested awards. Pro forma net income and earnings per share for the years ending September 30 were as follows:

                                               1998        1997          1996
                                             --------    --------      --------
Pro forma net income                         $451,245    $828,052      $413,102
Pro forma basic earnings per share            $  0.24     $  0.45       $  0.23
Pro forma diluted earnings per share          $  0.22     $  0.41       $  0.21

A summary of the Company's stock option activity, and related information for the years ended September 30 follows:


                                                      1998                       1997                       1996
                                              --------------------       ---------------------      --------------------
                                                          WEIGHTED-                  WEIGHTED-                 WEIGHTED-
                                                           AVERAGE                    AVERAGE                   AVERAGE
                                                          EXERCISE                   EXERCISE                  EXERCISE
                                              OPTIONS       PRICE        OPTIONS       PRICE        OPTIONS     PRICE
                                              -------     --------       -------     --------       -------    --------
Outstanding - beginning of year               302,000        $5.16       392,000        $4.39       379,250       $4.00
Granted                                       302,000       $13.27             -            -        26,500       $8.29
Exercised                                     (26,000)       $2.49       (89,000)       $1.76       (13,750)      $1.30
Forfeited                                      (1,000)      $12.19        (1,000)       $6.00             -           -
                                             --------                    -------                    -------
Outstanding - end of year                     577,000        $9.51       302,000        $5.16       392,000     $4.39
                                             ========                    =======                    =======

Exercisable at end of year                    151,500        $5.37       144,500        $3.97       199,000     $2.93

Weighted-average fair value of options
  granted during the year                           -        $6.46             -            -         $4.03         -


                       NCT HOLDINGS, INC. AND SUBSIDIARIES

7.  STOCK OPTION PLANS (CONTINUED)

Exercise prices for options outstanding as of September 30, 1998 were as follows:

                             OPTIONS OUTSTANDING                                          OPTIONS EXERCISABLE
------------------------------------------------------------------------------- -------------------------------------
                                         WEIGHTED AVERAGE   WEIGHTED AVERAGE      NUMBER OF SHARES   WEIGHTED AVERAGE
 RANGE OF EXERCISE                          REMAINING           EXERCISE                                 EXERCISE
       PRICES        NUMBER OF SHARES    CONTRACTUAL LIFE         PRICE                                    PRICE
------------------------------------------------------------------------------- -------------------------------------

$  2.40 - $ 4.57               86,500               2.09              $3.55                86,500            $3.55
$  5.21 - $ 6.00              163,000               6.21              $5.92                46,000            $5.73
$  8.18 - $12.19               54,500               8.32             $10.29                 3,000            $8.90
$ 12.90 - $14.51              273,000               9.26             $13.38                16,000           $13.49
                              -------                                                     -------
                              577,000                                                     151,500
                              =======                                                     =======

8.  COMMITMENTS AND CONTINGENCIES

The Company leases office space in Greensboro, Charlotte and Raleigh, North Carolina, under operating leases expiring in May 2003, December 2000, and November 2006, respectively. These leases contain renewal options. Also, the Company leases three automobiles under operating leases expiring on various dates in 2000. Certain office equipment is leased under operating leases expiring on various dates through 2003.


Future rental payments under the leases for the years ended September 30 are as follows:

               1999                                     $861,352
               2000                                      909,735
               2001                                      825,067
               2002                                      785,711
               2003                                      582,437
               Thereafter                                319,728
                                                       ---------
               Total minimum lease payments           $4,284,030
                                                       =========

Total lease expense for 1998, 1997 and 1996 was approximately $742,000, $631,000 and $531,000, respectively.

9.  EMPLOYEE STOCK OWNERSHIP PLAN, 401(K) PLAN AND GAINSHARING PLAN

In 1994,  the Company  established  the  Employee  Stock  Ownership  Plan of NCT
Holdings,   Inc.  and  North  Carolina  Trust  Company  (the  "ESOP")   covering
substantially all employees of the Company. The ESOP

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

9.  EMPLOYEE STOCK OWNERSHIP PLAN, 401(K) PLAN AND GAINSHARING PLAN (CONTINUED)

purchased 170,525 shares of Class B common stock with a $389,844 promissory note and $445,729 in cash. The note is payable quarterly through July 31, 2004 and bears interest at a certain bank's prime rate. Interest expense on ESOP debt was $10,418 in 1998, $20,077 in 1997 and $29,673 in 1996. Future maturities of the
ESOP debt for the years ending September 30 are as follows:

               1999                            $12,907
               2000                             14,041
               2001                             15,271
               2002                             16,612
               2003                             18,071
               Thereafter                       19,657
                                                ------
               Total                           $96,559
                                                ======

The loan obligation of the ESOP is considered unearned employee compensation and, as such, is recorded as a reduction of shareholders' equity. Both the loan obligation and the unearned compensation are reduced by the amount of principal payments made by the ESOP. Common stock is allocated to the ESOP participants based upon the principal and interest payments. Compensation expense related to the plan is based upon the fair value of the shares allocated to participants and amounted to $297,642, $249,684 and $55,151 in 1998, 1997 and 1996,
respectively. In each year presented, a discretionary payment on the ESOP note was made in excess of the required debt service. The difference between the fair value of the shares and the principal reduction is applied to common stock. The ESOP shares as of September 30 were as follows:

                                                   1998          1997
                                                  -------      -------
          Allocated shares                        149,695      128,473
          Unallocated shares                       20,830       42,052
                                                  -------      -------
          Total ESOP shares                       170,525      170,525
                                                  =======      =======


The fair value of unallocated shares was approximately $301,000 and $513,000 at September 30, 1998 and 1997, respectively.

Fair value for the above purposes is fair value as determined by the Board of Directors in administering the Company's stock option plans ("Board fair value").

The Trustees of the ESOP engage an independent third party on an annual basis to value ESOP shares for purposes of administering the ESOP plan. The mid-point of the range of values last determined as of September 30, 1997 was approximately 93% of the Board fair value as of that date.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

9.  EMPLOYEE STOCK OWNERSHIP PLAN, 401(K) PLAN AND GAINSHARING PLAN (CONTINUED)

The Company sponsors a 401(k) retirement plan covering all eligible employees. Employer contributions consist of a discretionary matching component.

In 1996, the Company established the Gainsharing Plan of North Carolina Trust Company (the "Gainsharing Plan") which applies to substantially all employees of the Company. Awards under the Plan are based upon a formula determined by the Company's Board of Directors annually. Awards may be used to satisfy the debt service requirements and discretionary contributions to the ESOP, to provide for the Company's matching contribution and discretionary contributions to the North Carolina Trust Company Profit Sharing Retirement Plan and to provide for incentive cash bonuses.

In 1998, the ESOP debt service and additional payment on ESOP principal of $121,672 and the 401(k) plan match of $125,039 were determined separate and apart from the Gainsharing Plan. The entire Gainsharing Plan was used solely for incentive compensation. In 1997 and 1996, a portion of the Gainsharing Plan was allocated to fund ESOP debt service and an additional payment on ESOP debt principal (totaling $123,684 and $128,150 in 1997 and 1996, respectively) and the 401(k) plan match ($97,910 and 81,413 in 1997 and 1996, respectively). These amounts were included in other benefits. The remainder was used for incentive compensation.

10.  TRANSACTIONS WITH RELATED PARTIES

The Trust Company performs services for certain directors and affiliated parties of directors and officers. At September 30, 1998, 1997 and 1996, the cost basis of the assets administered for directors and officers and their affiliates was approximately $164,804,000, $148,679,000 and $141,866,000, respectively. Fees earned on these accounts for the years ended September 30, 1998, 1997 and 1996 were approximately $653,000, $496,000 and $423,000, respectively.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

11.  EARNINGS PER SHARE

The following table sets forth the computation of basic earnings per share and diluted earnings per share:


                                                                 1998             1997              1996
                                                              ---------        ---------         ---------
Net income                                                     $652,192         $847,228          $424,664
                                                              =========        =========         =========

Weighted-average shares outstanding                           1,905,429        1,846,879         1,810,088
Effect of dilutive securities: Employee stock options           157,839          177,368           169,601
                                                              ---------        ---------         ---------
Adjusted weighted-average shares outstanding and
assumed conversions                                           2,063,268        2,024,247         1,979,689
                                                              =========        =========         =========
Basic earnings per share                                          $0.34            $0.46             $0.23
                                                                  =====            =====             =====
Diluted earnings per share                                        $0.32            $0.42             $0.21
                                                                  =====            =====             =====

12.  REGULATORY CAPITAL REQUIREMENTS

The Company and the Trust Company are subject to various regulatory capital requirements administered by the state banking agencies. Under the capital adequacy guidelines, the Company and the Trust Company must meet specific capital guidelines. These guidelines involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory, and possible discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements.

Due to the non-depository nature of the Trust Company's operations, the capital levels required by statute have been reduced by the North Carolina Banking Commissioner. At the date of the last regulatory examination, the Company and Trust Company remained within regulatory capital requirements.

13.  SEGMENT INFORMATION

The Company has adopted FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, effective beginning with the consolidated financial statements for each of the years in the three year period ended September 30, 1998.

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

13.  SEGMENT INFORMATION (CONTINUED)

NCT Holdings is in the business of providing comprehensive wealth management and fiduciary services to individuals and institutions. It operates two wholly owned subsidiaries, Trust Company and Opportunities.

This corporate structure serves as the basis for segment analysis due to the differences in the operations of the two subsidiaries.

Trust Company is a non-depository, state-chartered bank offering investment management, investment consulting, financial and estate planning, and trust administration services to its clients. Substantially all of Trust Company's clients reside in the State of North Carolina. Substantially all fixed assets are owned by Trust Company. The related depreciation and amortization expense is included in its operating expenses.

Opportunities serves as the general partner and manager of NCT Opportunities Equity Partners Limited Partnership ("Equity Partners"). Equity Partners is a fund of funds that invests with highly regarded fund managers employing alternative asset investment strategies. Opportunities, which receives a general and administrative fee from Equity Partners based on partnership capital, is responsible for paying all administrative costs of the partnership.

Opportunities reimburses Trust Company for a partial allocation of executive costs. However, clerical and administrative support, sales and marketing, and overhead costs provided by Trust Company are not allocated to Opportunities. As a result, the following segment information, although prepared directly from Holdings internal management reporting, is not indicative of Opportunities' ability to operate on a "stand-alone" basis, separate and apart from Trust Company.


                                                                    YEAR ENDED SEPTEMBER 30, 1998
                                                                                      PARENT, NET OF
                                                    TRUST                             INTERCOMPANY             TOTAL
                                                   COMPANY         OPPORTUNITIES      ELIMINATIONS            COMPANY
                                                  ----------       -------------      --------------          -------
Fee revenue                                       12,313,511             589,653           $     -           12,903,164
Operating expense                                 11,194,114             222,454           312,127           11,728,695
                                                  ----------           ---------        ----------           ----------
Operating income (expense)                         1,119,397             367,199          (312,127)           1,174,469
Other income (expense)                                42,968                (395)           (6,709)              35,864
                                                  ----------           ---------        ----------           ----------
Income before taxes                               $1,162,365            $366,804        $ (318,836)          $1,210,333
                                                  ==========           =========        ==========           ==========
Profit margin                                            9.4%               62.2%                                   9.4%
                                                  ==========           =========        ==========           ==========
Percentage of income before taxes                       96.0%               30.3%            (26.3)%               100.0%
                                                  ==========           =========        ==========           ==========
Total assets                                      $5,833,114            $866,366          $107,721           $6,807,201
                                                  ==========           =========        ==========           ==========
Assets under management (in thousands)            $2,137,000             $47,313          $      -           $2,184,313
                                                  ==========           =========        ==========           ==========

                       NCT HOLDINGS, INC. AND SUBSIDIARIES

13.  SEGMENT INFORMATION (CONTINUED)

                                                                    YEAR ENDED SEPTEMBER 30, 1998
                                                                                      PARENT, NET OF
                                                    TRUST                             INTERCOMPANY             TOTAL
                                                   COMPANY         OPPORTUNITIES      ELIMINATIONS            COMPANY
                                                  ----------       -------------      --------------          -------
Fee revenue                                      $10,281,069            $372,843           $     -          $10,653,912
Operating expense                                  8,740,814             117,958           217,019            9,075,791
                                                  ----------           ---------        ----------           ----------
Operating income (expense)                         1,540,255             254,885          (217,019)           1,578,121
Other income (expense)                               (60,071)             (1,952)          (28,452)             (90,475)
                                                  ----------           ---------        ----------           ----------
Income before taxes                               $1,480,184            $252,933         $(245,471)          $1,487,646
                                                  ==========           =========        ==========           ==========
Profit margin                                           14.4%               67.8%                -                 14.0%
                                                  ==========           =========        ==========           ==========
Percentage of income before taxes                       99.5%               17.0%            (16.5)%              100.0%
                                                  ==========           =========        ==========           ==========
Total assets                                      $4,828,787            $520,874          $351,975           $5,701,636
                                                  ==========           =========        ==========           ==========
Assets under management (in thousands)            $2,008,000             $32,831           $     -           $2,040,831
                                                  ==========           =========        ==========           ==========

                                                                    YEAR ENDED SEPTEMBER 30, 1998
Fee revenue                                       $8,003,883            $236,311           $     -           $8,240,194
Operating expense                                  7,339,293              66,492           106,039            7,511,824
                                                  ----------           ---------        ----------           ----------
Operating income (expense)                           664,590             169,819          (106,039)             728,370
Other income (expense)                                69,883              (4,161)          (90,290)             (24,568)
                                                  ----------           ---------        ----------           ----------
Income before taxes                                 $734,473            $165,658         $(196,329)            $703,802
                                                  ==========           =========        ==========           ==========
Profit margin                                            9.2%              70.1%                 -                  8.5%
                                                  ==========           =========        ==========           ==========
Percentage of income before taxes                      104.4%              23.5%             (27.9)%              100.0%
                                                  ==========           =========        ==========           ==========
Total assets                                      $4,148,162            $365,727          $267,235           $4,781,124
                                                  ==========           =========        ==========           ==========
Assets under management (in thousands)            $1,499,000             $17,818           $     -           $1,516,818
                                                  ==========           =========        ==========           ==========


                       NCT HOLDINGS, INC. AND SUBSIDIARIES

14.  PROPOSED TRANSACTION

On May 14, 1999, U.S. Trust Corporation, a publicly held investment management company, signed a definitive agreement to acquire the Company. The proposed transaction is subject to approval by various regulators and the shareholders of the Company.

NCT Holdings, Inc.
CONSOLIDATED CONDENSED BALANCE SHEETS
MARCH 31, 1999 AND SEPTEMBER 30, 1998

                                                          MARCH 31, 1999     SEPTEMBER 30, 1998
                                                             (UNAUDITED)
ASSETS:
Cash and Cash Equivalents                                 $      334,877        $      423,190
Fees Receivable                                                3,528,931             3,157,421
Premises and Equipment, Net                                    1,849,036             2,027,219
Investment in Limited Partnership                                965,930               777,767
Other Assets                                                     214,598               421,604
                                                              ----------            ----------
TOTAL ASSETS                                              $    6,893,372        $    6,807,201
                                                              ==========            ==========
LIABILITIES:
Accounts Payable and Accrued Liabilities                         951,108             1,600,535
Deferred Income                                                  532,926               342,618
Long-Term Debt                                                    40,000               221,520
                                                              ----------            ----------
Total Liabilities                                              1,524,034             2,164,673
                                                              ----------            ----------
SHAREHOLDERS' EQUITY:
Class A:  2,000,000 Shares Authorized                            442,596               397,745
1,196,647 and 1,183,832 Issued and Outstanding
Class B:  1,000,000 Shares Authorized                          1,775,931             1,570,932
734,155 Shares Issued and Outstanding
Unearned Compensation--ESOP                                                            (96,559)
Retained Earnings                                              3,150,811             2,770,410
                                                              ----------            ----------
Total Shareholders' Equity                                     5,369,338             4,642,528
                                                              ----------            ----------
Total Liabilities and Shareholders' Equity                $    6,893,372        $    6,807,201
                                                              ==========            ==========


NCT HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (PAGE 1/2)
(UNAUDITED)

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                                     BETTER (WORSE)
                                                                                                     --------------
                                                           1999                1998                   $                %
                                                        ----------          ----------            --------          ------
Revenue
Fee Revenue                                             $3,393,797          $3,166,447             227,350             7.2
                                                        ----------          ----------            --------          ------
Operating Expenses
       Salaries                                          1,452,769           1,298,809             153,960            11.9
       Performance Compensation                            105,399             171,728             (66,329)          (38.6)
       Sales Commissions and Incentives                     23,601              38,272             (14,671)          (38.3)
       Other Employee Benefits                             313,149             260,931              52,218            20.0
                                                        ----------          ----------            --------          ------
       Total Salaries, Performance
       Compensation and Other Benefits                   1,894,918           1,769,740             125,178             7.1

       Occupancy                                           198,039             161,881              36,158            22.3
       Other                                               850,761             861,678             (10,917)           (1.3)
                                                        ----------          ----------            --------          ------
       Total Operating Expenses                          2,943,718           2,793,299             150,419             5.4
                                                        ----------          ----------            --------          ------
Operating Income                                           450,079             373,148              76,931            20.6
                                                        ----------          ----------            --------          ------
Net Interest Income
       Interest Revenue                                      8,669              18,368              (9,699)          (52.8)
       Interest Expense                                          0              (6,032)              6,032          (100.0)
                                                        ----------          ----------            --------          ------
       Net Interest Income                                   8,669              12,336              (3,667)          (29.7)

Income Before Income Taxes                                 458,748             385,484              73,264            19.0
Income Taxes                                               178,985             174,631               4,354             2.5
                                                        ----------          ----------            --------          ------
Net Income                                                $279,763            $210,853              68,910            32.7
                                                        ==========          ==========            ========          ======
Basic Earnings Per Share                                     $0.14               $0.11                0.03            27.3
                                                        ==========          ==========            ========          ======
Diluted Earnings Per Share                                   $0.13               $0.10                0.03            30.0
                                                        ==========          ==========            ========          ======

NCT HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (PAGE 2/2)
(UNAUDITED)

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                                     BETTER (WORSE)
                                                                                                     --------------
                                                           1999                1998                   $                %
                                                        ----------          ----------            --------          ------

Revenue
Fee Revenue                                             $6,799,989          $6,173,430             626,559            10.1
                                                        ----------          ----------            --------          ------
Operating Expenses
       Salaries                                          2,930,767           2,648,173             282,594            10.7
       Performance Compensation                            241,846             317,288             (75,442)          (23.8)
       Sales Commissions and Incentives                     54,154              70,712             (16,558)          (23.4)
       Other Employee Benefits                             783,331             682,059             101,272            14.8
                                                        ----------          ----------            --------          ------
       Total Salaries, Performance
       Compensation and Other Benefits                   4,010,098           3,718,232             291,866             7.8

       Occupancy                                           394,070             315,617              78,453            24.9
       Other                                             1,720,103           1,635,504              84,599             5.2
                                                        ----------          ----------            --------          ------
       Total Operating Expenses                          6,124,271           5,669,353             454,918             8.0
                                                        ----------          ----------            --------          ------
Operating Income                                           675,718             504,077             171,641            34.1
                                                        ----------          ----------            --------          ------
Net Interest Income
       Interest Revenue                                     22,363              36,972             (14,609)          (39.5)
       Interest Expense                                     (3,393)            (15,491)             12,098           (78.1)
                                                        ----------          ----------            --------          ------
       Net Interest Income                                  18,970              21,481              (2,511)          (11.7)
                                                        ----------          ----------            --------          ------
Income Before Income Taxes                                 694,688             525,558             169,130            32.2
Income Taxes                                               314,287             283,735              30,552            10.8
                                                        ----------          ----------            --------          ------
NET INCOME                                                $380,401            $241,823             138,578            57.3
                                                        ==========          ==========            ========          ======
Basic Earnings Per Share                                     $0.20               $0.13                0.07            53.8
                                                        ==========          ==========            ========          ======
Diluted Earnings Per Share                                   $0.18               $0.12                0.06           50.0
                                                        ==========          ==========            ========          ======

NCT HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
FOR THE THREE MONTHS AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998
(UNAUDITED)

                                                       THREE       THREE         SIX          SIX
                                                       MONTHS      MONTHS       MONTHS       MONTHS
                                                        1999        1998         1999         1998
                                                      --------    --------     --------     --------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net Income                                       $279,763    $210,853     $380,401     $241,823
     Adjustments to Reconcile Net Income to Net
     Cash Provided by Operating Activities:
     Depreciation and Amortization of Premises
     and Equipment and Other Assets                    131,875     101,953      263,466      200,617
     Deferred Income Taxes                             (93,729)    (77,581)      96,254       22,507
     Net Change in Fees Receivable                     (98,291)   (384,341)    (339,471)    (294,001)
     Net Change in Accounts Payable and Other
     Liabilities                                       184,198      81,241     (628,040)    (265,709)
     Net Change in Deferred Income                      78,274     111,751      190,308      199,902
     ESOP Compensation in Excess of Cost                                        205,000      183,000
     Other, Net                                         13,636      45,820       56,176       61,421
                                                       -------     -------      -------      -------
     Net Cash Provided by Operating Activities         495,726      89,696      224,094      349,560
                                                       -------     -------      -------      -------
CASH FLOW FROM INVESTING ACTIVITIES:
     Investment in Fixed Assets                        (19,167)   (123,033)     (84,135)    (179,338)
     Investment in Limited Partnership                 (98,389)   (121,868)    (188,163)    (230,143)
                                                       -------     -------      -------      -------
     Total Cash Flow From Investing Activities        (117,556)   (244,901)    (272,298)    (409,481)
                                                       -------     -------      -------      -------
CASH FLOW FROM FINANCING ACTIVITIES:
     Repayment of Long-Term Debt                        (5,000)    (50,572)    (181,519)    (202,903)
     Credit Line Advances                             (250,000)          0
     Proceeds from Sale of Stock                        26,612      60,490       44,851       79,690
     Decrease in Unearned ESOP Compensation                  0       2,935       96,559      108,584
                                                       -------     -------      -------      -------
     Total Cash Flow From Financing Activities        (228,388)     12,853      (40,109)     (14,629)
                                                       -------     -------      -------      -------
TOTAL CASH FLOW                                        149,782    (142,352)     (88,313)     (74,550)

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD            185,095     770,987      423,190      703,185
                                                       -------     -------      -------      -------
CASH AND EQUIVALENTS AT END OF PERIOD                 $334,877    $628,635     $334,877     $628,635
                                                       =======     =======      =======      =======
CASH PAID DURING THE PERIOD FOR:
     Income Taxes                                     $217,000    $117,000     $281,029     $143,009
     Interest                                             $864      $9,021       $6,478      $20,217


                               NCT HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (UNAUDITED)


                                            COMMON        COMMON          UNEARNED                        TOTAL
                                             STOCK         STOCK            ESOP         RETAINED      SHAREHOLDERS'
                                            CLASS A       CLASS B       COMPENSATION     EARNINGS         EQUITY
                                            --------     ----------     ------------    ----------     -------------

Balance, October 1, 1998                    $397,745     $1,570,932        $(96,559)    $2,770,410        $4,642,528

Options Exercised on 6,150 Shares             18,239                                                          18,239
Allocation of ESOP Shares                                   204,999          96,559                          301,558
Net Income for the Quarter                                                                 100,638           100,638
                                            ------------------------------------------------------------------------
Balance, December 31, 1998                   415,984      1,775,931               0      2,871,048         5,062,963

Options Exercised on 6,665 Shares             26,612                                                          26,612
Net Income for the Quarter                                                                 279,763           279,763
                                            --------     ----------      ----------     ----------        ----------
Balance, March 31, 1999                     $442,596     $1,775,931          $    -     $3,150,811        $5,369,338
                                            ========     ==========      ==========     ==========        ==========

Balance, October 1, 1997                    $290,879     $1,387,932      $(211,201)     $2,118,218        $3,585,828

Options Exercised on 8,000 Shares             19,200                                                          19,200
Allocation of ESOP Shares                                   183,000         105,649                          288,649
Net Income for the Quarter                                                                  30,970            30,970
                                            --------     ----------      ----------     ----------        ----------
Balance, December 31, 1997                   310,079      1,570,932       (105,552)      2,149,188         3,924,647

Options Exercised on 11,900  Shares           60,490                                                          60,490
Allocation of ESOP Shares                                                     2,935                            2,935
Net Income for the Quarter                                                                 210,853           210,853
                                            --------     ----------      ----------     ----------        ----------
Balance, March 31, 1998                     $370,569     $1,570,932      ($102,617)     $2,360,041        $4,198,925
                                            ========     ==========      ==========     ==========        ==========

                                                                     APPENDIX A






================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                     between

                              U.S.TRUST CORPORATION

                                       and

                               NCT HOLDINGS, INC.



                            Dated as of May 14, 1999





================================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
                                    RECITALS

Recital A.   The Company and the Trust Company................................1
Recital B.   The Acquiror.....................................................1
Recital C.   The Merger.......................................................1
Recital D.   Voting Agreements and Employment Contracts.......................1
Recital E.   Retention Program................................................1
Recital F.   Approvals........................................................1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1  Definitions of Certain Terms.....................................2
Section 1.2  Interpretation..................................................17

                                   ARTICLE II
                       THE MERGER; EFFECTIVE TIME; CLOSING

Section 2.1  The Merger......................................................18
                 (a)  Structure and Effects of the Merger....................18
                 (b)  Articles of Incorporation..............................18
                 (c)  By-laws................................................18
                 (d)  Directors..............................................18
                 (e)  Officers...............................................18
Section 2.2  Effective Time..................................................18
Section 2.3  Closing.........................................................19
Section 2.4  Organization of Merger Sub......................................19
Section 2.5  Reservation of Right to Revise Structure........................19
Section 2.6  Company Representative..........................................19

                                   ARTICLE III
                             CONSIDERATION; EXCHANGE

Section 3.1  Effect of the Merger on Shares and Options......................20
                 (a)  Outstanding Company Stock..............................20
                 (b)  Outstanding Company Options............................20
                 (c)  Outstanding Merger Sub Stock...........................21
                 (d)  Treasury Shares........................................21
                 (e)  Effect on Rights as Shareholders; No Transfers.........21
                 (f)  Effect on Company Options..............................21
Section 3.2  Retained Amount.................................................22
                 (a)  Retention..............................................22
                 (b)  Calculation of Reduction Amount........................22
                 (c)  Release................................................22

                 (d)  [Intentionally Omitted]................................22
                 (e)  Allocation of Released Shares and Released Cash........22
                 (f)  Right to Vote and to Income............................22

Section 3.3  Earnout Consideration...........................................22
                 (a)  Payment in Respect of Company Stock and Company
                      Options................................................22
                 (b)  Calculation of Earnout Total Amount....................22
                 (c)  Earnout Per Share Amount and Earnout Per Share
                      Stock Consideration....................................23
                 (d)  Issuance...............................................23
Section 3.4  Exchange Procedures.............................................23
                 (a)  Initial Consideration..................................23
                 (b)  Released Shares and Released Cash......................24
                 (c)  Per Share Earnout Consideration........................24
                 (d)  Registration of Acquiror Stock; No Assignment..........25
                 (e)  No Interest............................................25
                 (f)  No Rights Until Surrender............................. 25
                 (g)  Return of Exchange Fund and Earnout Consideration
                      Funds..................................................26
Section 3.5  Limitations.....................................................26
Section 3.6  Dissenting Shareholders.........................................27
Section 3.7  Options.........................................................27

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1  Standard........................................................27
Section 4.2  Representations and Warranties of the Company...................27
                 (a)  Existence; Qualification; Authority....................28
                 (b)  Capital Stock..........................................28
                 (c)  Subsidiaries...........................................28
                 (d)  Authorization and Validity.............................29
                 (e)  Regulatory Consents....................................29
                 (f)  No Conflicts.......................................... 29
                 (g)  Financial Reports......................................30
                 (h)  Absence of Undisclosed Liabilities.....................30
                 (i)  Absence of Certain Events..............................30
                 (j)  Properties; Hardware and Software......................31
                 (k)  Litigation; Regulatory Action..........................32
                 (l)  Compliance with Laws...................................33
                 (m)  Material Contracts.....................................34
                 (n)  Reports................................................35
                 (o)  No Brokers or Finders..................................35
                 (p)  Employee Benefit Plans.................................35
                 (q)  Labor Matters..........................................37

                 (r)  Insurance..............................................37
                 (s)  Takeover Laws..........................................38
                 (t)  Environmental Matters..................................38
                 (u)  Taxes..................................................38
                 (v)  Accounting Controls....................................40
                 (w)  Investment Advisory Activities.........................40

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Section 5.1  Standards.......................................................43
Section 5.2  Representations and Warranties of the Acquiror..................43
                 (a)  Existence and Good Standing............................43
                 (b)  Authorization and Validity.............................43
                 (c)  Regulatory Consents....................................43
                 (d)  No Conflicts...........................................44
                 (e)  Absence of Material Adverse Effect.....................44
                 (f)  Litigation; Regulatory Action..........................44
                 (g)  No Brokers or Finders..................................44
                 (h)  Acquiror Reports.......................................45
                 (i)  Acquiror Stock.........................................45

                                   ARTICLE VI
                                    COVENANTS

Section 6.1  Conduct of Business.............................................45
Section 6.2  Reasonable Efforts..............................................48
Section 6.3  Access and Current Information..................................48
Section 6.4  Confidentiality.................................................49
Section 6.5  Effect of Investigations........................................50
Section 6.6  Acquisition Proposals...........................................50
Section 6.7  Registration Statement..........................................50
Section 6.8  Shareholder Approvals...........................................51
Section 6.9  Affiliate Agreements............................................51
Section 6.10 Retention Program...............................................52
Section 6.11 Certain Employee Benefits.......................................52
Section 6.12 Takeover Laws...................................................53
Section 6.13 No Rights Triggered.............................................53
Section 6.14 Press Releases, Etc.............................................54
Section 6.15 NYSE Listing....................................................54
Section 6.16 Indemnification; Directors'and Officers'Insurance...............54

                                   ARTICLE VII
                                   CONDITIONS

Section 7.1  Mutual Conditions to the Obligation to Effect the Merger........54
                 (a)  Shareholder Approval...................................54
                 (b)  Governmental and Regulatory Approvals..................54
                 (c)  Third-Party Consents...................................54
                 (d)  No Injunction..........................................55
                 (e)  Registration Statement.................................55
                 (f)  Blue Sky Approvals.....................................55
                 (g)  Listing................................................55
                 (h)  Tax Opinion............................................55
Section 7.2  Conditions to Obligations of the Acquiror and Merger Sub........55
                 (a)  Representations and Warranties.........................55
                 (b)  Performance of Obligations.............................55
                 (c)  Employment Contracts...................................55
                 (d)  No Onerous Condition...................................56
                 (e)  Closing Percentage.....................................56
Section 7.3  Conditions to Obligations of the Company........................56
                 (a)  Representations and Warranties.........................56
                 (b)  Performance of Obligations.............................56

                                  ARTICLE VIII
                       SURVIVAL; POST-CLOSING ADJUSTMENTS

Section 8.1  Survival........................................................56
Section 8.2  Scope...........................................................56
Section 8.3  Satisfaction of Covered Claims..................................57
Section 8.4  Procedures......................................................58
Section 8.5  Calculation of Costs; Remittance of Benefits....................58
Section 8.6  Tax Treatment...................................................58

                                   ARTICLE IX
                                   TERMINATION

Section 9.1  Termination.....................................................58
Section 9.2  Effect of Termination...........................................60
Section 9.3  Termination Fee.................................................60

                                    ARTICLE X
                                  OTHER MATTERS

Section 10.1 Waiver; Amendment...............................................61
Section 10.2 Calculations; Dispute Resolution................................61
Section 10.3 Counterparts....................................................61

Section 10.4 Governing Law...................................................61
Section 10.5 Waiver of Jury Trial............................................61
Section 10.6 Expenses........................................................62
Section 10.7 Notices.........................................................62
Section 10.8 Entire Understanding; No Third Party Beneficiaries..............63
Section 10.9 Assignment......................................................63

                                     ANNEXES

Annex 1      Form of Voting Agreement
Annex 2      Certain Employees
Annex 3      Form of Supplement
Annex 4      Form of Company Affiliate Agreement
Annex 5      Retention Program

         AGREEMENT AND PLAN OF MERGER, dated as of May 14, 1999 (this "Agreement"), between U.S. TRUST CORPORATION (the "Acquiror") and NCT HOLDINGS, INC. (the "Company").


                                    RECITALS

         A. The Company and the Trust Company. The Company is a North Carolina corporation having its principal executive offices located in Greensboro, North Carolina. The Company is the sole shareholder of North Carolina Trust Company, a North Carolina non-depository banking corporation (the "Trust Company"), and the sole shareholder of NCT Opportunities, Inc., a North Carolina corporation and the general partner of NCT Opportunities Equity Partners Limited Partnership.

         B. The Acquiror. The Acquiror is a New York corporation having its principal executive offices located in New York, New York.

         C. The Merger. At the Effective Time (as defined in Section 2.2), the Company and the Acquiror intend to effect the merger (the "Merger") of the Company with and into a wholly owned subsidiary of the Acquiror ("Merger Sub"), with Merger Sub surviving the Merger. It is the intention of the parties that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 (the "Code") and any analogous provision of state or local law.

         D. Voting Agreements and Employment Contracts. As an inducement and condition to the Acquiror's willingness to enter into this Agreement, (1) certain shareholders of the Company have entered into voting agreements with the Acquiror substantially in the form of Annex 1 (each, a "Voting Agreement") and
(2) each of the employees listed on Annex 2, as a shareholder of the Company and an employee of the Trust Company, will enter into an employment contract with the Trust Company and the Acquiror in the exact form Previously Disclosed by the Acquiror (each, an "Employment Contract").

         E. Retention Program. The Acquiror and the Company have agreed to establish a retention program on substantially the terms described herein, the purpose of which is to retain the services of certain employees of the Trust Company following the Merger.

         F. Approvals. The Board of Directors of the Company (at a meeting duly called and held) has determined that this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Company and its shareholders and has adopted, and recommended that its shareholders approve, this Agreement.


         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained in this Agreement, the Company and the Acquiror agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Definitions of Certain Terms. As used in this Agreement (and the Schedules and Annexes) the following terms have the meanings indicated:

         "Acquiror" has the meaning set forth in the Preamble (on page 1).

         "Acquiror Person" has the meaning set forth in Section 9.3(b) (on page
    60).

         "Acquiror Reports" has the meaning set forth in Section 5.2(h) (on page
    45).

         "Acquiror Stock" means the common stock, par value $1.00 per share, of the Acquiror; provided that, if after the Effective Time the shares of Acquiror Stock issued and outstanding are changed into or exchanged for a different kind of securities, cash or other property through a merger, consolidation, reorganization, recapitalization, reclassification or other similar change in the capitalization of the Acquiror, the term "Acquiror Stock" will from and after such change, for all purposes of this Agreement, refer to such different kind of securities, cash or other property (and, to the extent appropriate, adjustments will be made to the other terms of this Agreement by the Acquiror, acting in its reasonable discretion).

         "Acquiror's 401(k) Plan" has the meaning set forth in Section 6.11(a) (on page 52).

         "Acquiror's Pension Plan" has the meaning set forth in Section 6.11(a) (on page 52).

         "Acquisition Proposal" has the meaning set forth in Section 6.6 (on page 50).

         "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction, involving the Company or any material Subsidiary of it,
    (b) a purchase, lease or other acquisition of all or any substantial part of the assets of the Company or any material Subsidiary of it, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 35% or more of the voting power (or rights to profits or assets on dissolution) of the Company or any material Subsidiary of it or (d) an assignment of all or any significant portion of any investment advisory, sub-advisory, trust, administrative or distribution Contracts with the Company or any Subsidiary of it; provided that neither the ownership by any person of the shares of Company Stock owned by it at the date of this Agreement nor the acquisition of additional shares pursuant to the terms of Company Options owned by it as of the date of this Agreement are Acquisition Transactions.

         "Agreement" has the meaning set forth in the Preamble (on page 1).

         "Annualized Fees" means, for any Client as of any date of determination, the annualized amount of the Fee Revenues of the Company and its Subsidiaries attributable to the Client, determined:

               (a) To the extent the Fee Revenues are asset-based, on the basis of the Managed Assets as of the second Business Day of the month in which the date of determination occurs;


               (b) To the extent the Fee Revenues are not asset-based, on the basis of the Fee Revenues paid to the Company and its Subsidiaries during the twelve-month period ending the month immediately preceding the month in which the date of determination occurs; provided that:

                    (1) If the fee structure has been reduced or increased in
               any respect during the twelve-month period, the Fee Revenues will be calculated using the reduced or increased fee structure; and

                    (2) In the case of any Client that has not been a Client for the entire twelve-month period, the Fee Revenues paid during the applicable portion of the period will be annualized.

              (c) To the extent the Fee Revenues are related to services as an executor, on the basis of the Fee Revenues paid to the Company and its Subsidiaries during the twelve-month period ending the month immediately preceding the month in which the date of determination occurs; and

              (d) To the extent the Fee Revenues are related to investments in the Fund, on the basis of 1% of the limited partner's capital and 0.5% of the total capital of the Fund as of the end of the month immediately preceding the date of determination.

         "Applicable Laws" means, for any person at any time of determination, any law, rule or regulation or any judgment, decree, order, governmental permit, license, certificate of authority, order or governmental approval (including any of a self-regulatory organization) to which such person or any of its properties is subject at such time.

         "Average Price" means, as of any date, the average of the daily last sale prices per share of Acquiror Stock as reported on the NYSE Composite Transactions Reporting System for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending immediately before (and not including) the fifth Business Day preceding such date, rounded to the nearest cent and adjusted appropriately for stock splits, stock dividends, reclassifications, recapitalizations, combinations and similar capital adjustments. The Average Price will be calculated based on prices published in The Wall Street Journal or, if not published therein, in another authoritative source reasonably selected by the Acquiror.

         "BHC Act" means the Bank Holding Company Act of 1956.

         "Base Total Revenues" means:

               (a) For the first Calculation Period, the difference between the Closing Fees and the Reduction Amount; and

               (b) For any other Calculation Period, Total Revenues for the immediately preceding Calculation Period (annualized, to the extent necessary);

         "Board of Directors" means, for any person, the board of directors of the person or any equivalent entity or group performing similar functions with respect to the person under the laws of the person's jurisdiction of organization or Constituent Documents.

         "Book Value" means the excess (if any) of the consolidated assets of the Company over the consolidated liabilities of the Company, determined in accordance with GAAP; provided that Book Value will include the after-Tax value of fees related to the Fund that have previously been (and continue to be) deferred by the Company or its Subsidiaries but will exclude the Tax benefit associated with the conversion of the Company Options pursuant to
    Section 3.1(b).

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York or Greensboro, North Carolina generally are authorized or required by law or regulation to close.

         "Calculation Period" means (a) the period beginning on the first day of the month following the month in which the Effective Time occurs and ending on December 31, 2000 and (b) each of the four sequential one-year periods commencing on January 1 thereafter.

         "Clients" means, collectively as of any date, the persons to which the Company or any of its Subsidiaries provides investment management, investment advisory, sub-advisory or trust services on such date (either directly or through the Fund).

         "Closing" has the meaning set forth in Section 2.3 (on page 20).

         "Closing Fees" means the sum of (a) the aggregate Annualized Fees as of the Effective Time of the Clients as of the Effective Time and (b) Referred Fees.

         "Closing Percentage" means the ratio of (a) the aggregate Annualized Fees as of the Effective Time of the Clients as of the Effective Time to (b) the aggregate Annualized Fees as of the date of this Agreement of the Clients as of the date of this Agreement; provided that for purposes of calculating the Closing Percentage no effect will be given to any decrease in the value of Managed Assets resulting from changes in market prices.

         "Code" has the meaning set forth in Recital B (on page 1).

         "Commissioner" means the Commissioner of Banks of the State of North Carolina.

         "Company" has the meaning set forth in the Preamble (on page 1).

         "Company Affiliate" has the meaning set forth in Section 6.9 (on page
    51).

         "Company Meeting" has the meaning set forth in Section 6.8 (on page
    51).

         "Company Option" means each option to purchase shares of Company Stock under the Company Option Plans.

         "Company Option Plans" means the stock option plans of the Company Previously Disclosed with respect to this definition.

         "Company Representative" has the meaning set forth in Section 2.6(a) (on page 19).

         "Company Representative Committee" has the meaning set forth in Section 2.6(b) (on page 19).

         "Company Stock" means the Class A common stock, no par value per share, of the Company and the Class B common stock, no par value per share, of the Company.

         "Company Tax Returns" has the meaning set forth in Section 4.2(u)(1) (on page 38).

         "Company's ESOP" has the meaning set forth in Section 6.11(f) (on page
    52).

         "Company's 401(k) Plan" has the meaning set forth in Section 6.11(e) (on page 52).

         "Compensation and Benefit Plans" has the meaning set forth in Section 4.2(p)(1) (on page 35).

         "Constituent Documents" means the charter and by-laws of a corporation, the partnership agreement of a partnership, the trust agreement of a trust and the comparable documents of other entities.

         "Continuing Employees" has the meaning set forth in Section 6.11(a) (on page 52).

         "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

         "Costs" has the meaning set forth in Section 8.2(a) (on page 57).

         "Covered Claim" has the meaning set forth in Section 8.2(c)(1) (on page
    57).

         "Determination Date" means, with respect to each Calculation Period, the 45th day following the last day of the Calculation Period.

         "Disclosure Schedule" means, with respect to the Company or the Acquiror, a schedule delivered by it to the other (on or before the date of this Agreement) setting forth, among other things, items the disclosure of which is required under this Agreement either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that:

               (a) No item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standards established under Section 4.1 or 5.1, respectively; and

               (b) The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be an admission by the disclosing party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to the disclosing party.

         "Dissenters' Shares" means shares of Company Stock with respect to which dissenters' rights have been perfected in accordance with Sections 55-13-20 to 55-13-28 of the NCBCA.

         "Earnout Consideration Fund" has the meaning set forth in Section 3.4(c) (on page 24).

         "Earnout Option Consideration" has the meaning set forth in Section 3.3(c) (on page 23).

         "Earnout Per Share Amount" has the meaning set forth in Section 3.3(c) (on page 23).

         "Earnout Per Share Stock Consideration" has the meaning set forth in
    Section 3.3(c) (on page 23).

         "Earnout Total Amount" means, for each Calculation Period, the product of (a) the Total Revenues for the Calculation Period and (b) a multiplier determined on the basis of the Growth Rate for the Calculation Period as follows:

                Growth Rate                                   Multiplier
         for the Calculation Period                   for the Calculation Period

            13.5% or less                                         0.00
               More than 13.5%                                    0.20
                 through 17.5%
               More than 17.5%                                    0.30
                 through 22.5%
               More than 22.5%                                    0.40

    provided that:

               (1) The Acquiror will be entitled to conduct (during the first Calculation Period) a review of the financial condition of the Company and its Subsidiaries as of the Effective Time. If the Acquiror reasonably determines as a result of the review that the Book Value as of the Effective Time was less than the amount used to determine the Initial Total Amount, the Earnout Total Amount for the first Calculation Period will be reduced by the amount (if any) that the Initial Total Amount would have been reduced if the Book Value as of the Effective Time had been calculated correctly.

               (2) If the Reduction Amount exceeds the Retained Amount, the Earnout Total Amount for each Calculation Period will be reduced (but not to less than $0) until the amount reduced, when taken together with any other reduction in the Earnout Total Amount for prior Calculation Periods in accordance with this clause (2), equals the amount of the excess.

               (3) If during a Calculation Period any deferred fees included in the calculation of Book Value as of the Effective Time (pursuant to the proviso to the definition of Book Value) are lost or written off, the Earnout Total Amount for the Calculation Period will be reduced by the amount of the after-Tax loss or write-off (but not to less than $0); provided that to the extent the Earnout Total Amount (after adjustment as provided for in clauses (1) and (2) of this proviso) is less than the amount of the loss or write-off, the amount of any deficiency will be carried forward and applied to reduce the Earnout Total Amount for future Calculation Periods.

               (4) The Earnout Total Amount for each of the second through fifth Calculation Periods will be reduced by $250,000 (but not to less than $0); provided that to the extent the Earnout Total Amount (after adjustment as provided for in clauses (1) - (3) of this proviso) is less than $250,000, the amount of any deficiency will be carried forward and applied to reduce the Earnout Total Amount for future Calculation Periods.

               (5) The Earnout Total Amount for any Calculation Period may be reduced or increased pursuant to Section 8.3.

               (6) It is understood that, to the extent any deficiency remains after the calculation of the Earnout Total Amount for the final Calculation Period, the deficiency will not be recovered.

         "Effective Time" has the meaning set forth in Section 2.2 (on page 18).

         "Employment Contracts" has the meaning set forth in Recital D (on page
    1).

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, common law or order or requirement of any Governmental Authority relating to (a) the protection of the environment,
    (b) human health or safety or (c) the use, handling, release or disposal of hazardous substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" has the meaning set forth in Section 4.2(p)(3) (on page 36).

         "ERISA Plans" has the meaning set forth in Section 4.2(p)(2) (on page
    36).

         "ESOP Determination Letter" has the meaning set forth in Section 6.11(f) (on page 52).

         "Exception Shares" means Treasury Shares and Dissenters' Shares.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Agent" has the meaning set forth in Section 3.4(a) (on page
    23).

         "Extraordinary Withdrawal" means, with respect to any Client, a withdrawal of at least 80% of the Managed Assets of the Client from the Effective Time through the first anniversary of the Effective Time; provided that:

               (a) For purposes of this definition, each withdrawal and deposit of Managed Assets will be calculated as a percentage of the Managed Assets at the time (in order to remove the effect of changes in the market value of Managed Assets on the calculation); and

               (b) Withdrawals resulting from a change-in-control, death or other circumstance relating to the Client that the Acquiror in its good faith judgment determines is not related to the relationship of the Client with, or the investment or other performance of, the Company and/or its Subsidiaries will not be Extraordinary Withdrawals.

         "Family Sick Leave Bank" has the meaning set forth in Section 6.11(h) (on page 53).

         "Fee" has the meaning set forth in Section 9.3(a) (on page 60).

         "Fee Revenues" means fee revenues of the Company and its Subsidiaries (prior to the Effective Time) or the Surviving Corporation and its Subsidiaries (after the Effective Time) derived from:


               (a) Investment management services (including as general partner of the Fund);

               (b) Trust, tax preparation, financial planning, executor, record keeping or employee benefit revenues;

               (c) For dates after the Effective Time, investment management services provided to open-end investment companies and other Investment Vehicles sponsored and advised by the Acquiror or its Subsidiaries (provided that Fee Revenues will be based on the generally applicable, contract stated rates for such services as in effect from time to time, the current schedule of which has been Previously Disclosed by the Acquiror, and any client-specific reduction in, or waiver of, fees by the Acquiror or its Subsidiaries will not be given effect); and

               (d) Private banking services.

         "Fund" means NCT Opportunities Equity Partners, L.P.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout a relevant period.

         "Governmental Authority" means any domestic or foreign governmental or regulatory authority, agency, court, commission or other governmental or regulatory entity (including any self-regulatory organization).

         "Growth Rate" means:

               (a) For any yearly period, (1) the difference between the Total Revenues and Base Total Revenues for the period divided by (2) Base Total Revenues for the period, rounded to the nearest ten-thousandth; and

               (b) For any period other than a yearly period, an annualized amount (without compounding) calculated in a manner consistent with clause (a) of this definition.

    (It is understood that the Growth Rate may be negative.)

         "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type, concentration or by quantity, including asbestos capable of becoming friable, petroleum, lead and polychlorinated biphenyls.

         "Indemnified Parties" means the Acquiror and its directors, officers, affiliates (including, after the Merger, the Surviving Corporation and the Trust Company) and agents, and any successors to any of the preceding.

         "Information" has the meaning set forth in Section 6.4 (on page 49).

         "Initial Consideration Fund" has the meaning set forth in Section 3.4(a) (on page 23).

         "Initial Option Consideration" has the meaning set forth in Section 3.1(b) (on page 21).

         "Initial Per Share Amount" means:

               (a) The difference between the Initial Total Amount and the Retained Amount; divided by

               (b) The sum of the Outstanding Amount and the Optioned Amount.

         "Initial Per Share Stock Consideration" has the meaning set forth in
    Section 3.1(a)(1) (on page 20).

         "Initial Total Amount" means (a) 2.75 times Closing Fees plus (b) the aggregate exercise price paid as a result of the exercise of Company Options from December 31, 1998 until ten Business Days before the Effective Time plus (c) the aggregate exercise price payable for the Optioned Amount under the Company Options immediately before the Effective Time minus (d) Referral Commissions; provided that, if the Book Value of the Company as of the Effective Date is less than the sum of (1) $5,000,000 and (2) the aggregate exercise price referred to in clause (b) of this definition, the Initial Total Amount will be reduced by the amount of any deficit.

         "Investment Advisers Act" means the Investment Advisers Act of 1940.

         "Investment Company Act" means the Investment Company Act of 1940.

         "Investment Contracts" means each Contract relating to the Company's (or any of its Subsidiary's) rendering of investment advisory or management services (including all sub-advisory services), trust services or administration or distribution services (including to any Client or the Fund).

         "Investment Vehicle" means an investment company or business development company registered or required to be registered under the Investment Company Act, a company that would be an "investment company" as defined in the Investment Company Act but for Section 3(c)(1) or Section 3(c)(7) of the Act or a direct participation program as defined in the rules of the National Association of Securities Dealers, Inc.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, when used with respect to the Company or the Acquiror, the knowledge after due investigation of any of the persons Previously Disclosed by it to be persons with knowledge for purposes of this definition.

         "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or other condition, restriction or limitation of any nature whatsoever.

         "Managed Assets" means, as of any date for any Client, the aggregate asset value of the Client's assets with respect to which the Company or any of its Subsidiaries provides investment advisory or trust services (either directly or through the Fund).

         "Material Adverse Effect" means, with respect to the Company or the Acquiror, any effect (whether taken individually or in the aggregate) that:

               (a) Is materially adverse to the financial condition, business, results of operations, properties or prospects of it and its Subsidiaries, taken as a whole; or

               (b) Would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

    provided that a Material Adverse Effect will not include (1) events or conditions generally affecting the financial services industry, (2) effects resulting from general economic conditions (including changes in interest levels or prices of securities), or (3) changes in generally accepted accounting principles, in each case so long as such events, conditions or changes do not, individually or in the aggregate, have an effect on such party and its Subsidiaries, taken as a whole, that is materially more adverse than that experienced by financial services companies generally.

         "Merger" has the meaning set forth in Recital C (on page 1).

         "Merger Sub" has the meaning set forth in Recital C (on page 1). "Multiemployer Plans" means multiemployer plans within the meaning of
    Section 3(37) of ERISA.

         "NCBCA" means the North Carolina Business Corporation Act, as amended.

         "Net Banking Revenues" means, for any period, the amount of interest revenue generated from private banking loans during such period (based on the average outstanding principal amount of loans during the period), less the sum of imputed interest expense (on the same average balance) and a provisionary charge for credit losses, where:

               (a) Imputed interest expense for (1) each fixed-rate loan will be based on the difference between the interest rate per annum earned and 1.25% and (2) each variable-rate loan will be based on the respective rates of interest (calculated at monthly intervals during the term of the loan) at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for one-month terms (calculated in a manner consistent with the Acquiror's other profit centers); provided that the Acquiror may, in its discretion, change the interest rates credited or imputed interest expenses charged (as a result of changes in the interest rate environment) so long as such changes are consistent with changes for all of the Acquiror's profit centers; and

               (b) The provisionary charge for any period will equal 0.25% of any increase in the aggregate average principal amount of such loans over the period; provided that (1) if the Acquiror determines that extraordinary (i.e., above normal) credit losses exist with respect to such loans, the Acquiror may increase the amount of the charge as it deems appropriate (in its reasonable discretion) consistent with standards applied to the Acquiror's other profit centers and (2) the provisionary charge will not be less than $0.

         "Net Tax Liability" means, with respect to any Costs of an Indemnified Party, the amount, if any, by which (a) the sum of all federal, state and local Taxes, if any, required to be paid by the Indemnified Party in respect of the receipt or accrual of any payments in respect of such Costs under
    Article VIII exceeds (b) the present value of any reduction in taxes of such Indemnified Party by reason of deductions, credits or allowances in respect of the payment or accrual of the Costs recognized by such Indemnified Party.

         "NYSE" means the New York Stock Exchange, Inc.

         "Old Certificates" has the meaning in Section 3.4(a) (on page 23).

         "Onerous Condition" has the meaning set forth in Section 6.2(a) (on page 48).

         "Option Exercise Amount" means, with respect to each Company Option, the aggregate number of shares of Company Stock subject to the Company Option immediately before the Effective Time.

         "Optioned Amount" means the aggregate Option Exercise Amount for all Company Options outstanding immediately before the Effective Time.

         "Outstanding Amount" means the aggregate number of shares of Company Stock issued and outstanding immediately before the Effective Time (excluding Exception Shares).

         "Participation Percentage" means, for each Record-Stockholder, a ratio equal to the number of shares of Company Stock (other than Exception Shares) held by the Record-Stockholder immediately before the Effective Time divided by the Outstanding Amount.

         "Pension Plan" has the meaning set forth in Section 4.2(p)(2) (on page
    36).

         "Plans" has the meaning set forth in Section 6.11(a) (on page 52).

         "Preliminary Event" has the meaning set forth in Section 9.3(b) (on page 60).

         "Previously Disclosed" means, with respect to the Company or the Acquiror, information set forth in its Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule.

         "Proxy Statement" has the meaning set forth in Section 6.7 (on page
    50).

         "Record-Optionholder" means each record holder of Company Options immediately before the Effective Time.

         "Record-Stockholder" means each record holder of Company Stock (other than Exception Shares) immediately before the Effective Time.

         "Reduction Amount" means 2.75 times the aggregate of:

               (a) For each Client at the Effective Time that is not a Client on the first anniversary of the Effective Time, the Annualized Fees as of the Effective Time of the Client, excluding terminations resulting from a change-in-control, death or other circumstance relating to the Client that the Acquiror in its good faith judgment determines is not related to the relationship of the Client with, or the investment or other performance of, the Company and/or its Subsidiaries; and

               (b) For each Client that has an Extraordinary Withdrawal (but continues to be a Client on the first anniversary of the Effective
         Time), the product of the percentage amount of the Extraordinary Withdrawal and the Annualized Fees as of the Effective Time of the Client.

         "Referral Commissions" means any commissions related to any Referred Client that are earned or accrued by employees of the Acquiror or any of its Subsidiaries (which will be equal to 15% of the annualized fees of the Referred Client at the time of becoming a Referred Client).

         "Referred Client" means each person who, as of the fifth Business Day preceding the Effective Time:

               (a) Has been referred by the Company or its Subsidiaries to the Acquiror or one its Subsidiaries for the provision of investment management, investment advisory or sub-advisory or trust services; and

               (b) Has entered into a Contract with, and delivered the relevant assets to, the Acquiror or one if its Subsidiaries for the performance of such services;

    provided that no person will be a "Referred Client" unless the referral by the Company or its Subsidiaries of the person would qualify for the payment of referral fees under the Referral Agreement, dated April 29, 1999, between the Acquiror and the Trust Company, if the Effective Time did not occur.

         "Referred Fees" means the aggregate Annualized Fees as of the Effective Time of the Referred Clients. (For purposes of calculating Annualized Fees of Referred Clients, the terms "Acquiror" and "Referred Client" will be substituted for "Company" and "Client", respectively.)

         "Registration Statement" has the meaning set forth in Section 6.7(a) (on page 50).

         "Regulatory Reports" has the meaning set forth in Section 4.2(n) (on page 35).

         "Released Cash" means an amount in cash (rounded to the nearest cent) equal to:

               (a) The excess (if any) of the Retained Amount over the Reduction Amount; multiplied by

               (b) A fraction, the numerator of which is the Optioned Amount and the denominator of which is the sum of the Outstanding Amount and the Optioned Amount; plus

               (c) Interest on such product at a rate of 5% per annum (without compounding) for the period from the Effective Time through the Determination Date for the first Calculation Period.

         "Released Consideration Fund" has the meaning set forth in Section 3.4(b)(1) (on page 24).

         "Released Shares" means the number of whole shares of Acquiror Stock equal to:

               (a) The excess (if any) of the Retained Amount over the Reduction Amount; multiplied by

               (b) A fraction, the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Outstanding Amount and the Optioned Amount; plus

               (c) Interest on such product at a rate of 5% per annum (without compounding) for the period from the Effective Time through the Determination Date for the first Calculation Period; such aggregate amount divided by

               (d) The Average Price as of the Determination Date for the first Calculation Period.

         "Retained Amount" means 5% of the Initial Total Amount.

         "Rights" means, with respect to any capital stock, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls, commitments or obligations of any character (including those relating to issuance, purchase, redemption, conversion, exchange, redemption or transfer) relating to, shares of such capital stock.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933.

         "Subsidiary" means, for any person, any other person of which the initial person directly or indirectly owns more than 25% of the voting stock or other voting equity interest or which is required to be consolidated with the initial person under GAAP. (For the avoidance of doubt, the Fund will be deemed a Subsidiary of the Company for purposes of this Agreement.)

         "Surviving Corporation" means Merger Sub, as the surviving corporation in the Merger.

         "Takeover Laws" has the meaning set forth in Section 4.2(s) (on page
    38).

         "Taxes" means all federal, state, local or foreign taxes or other governmental charges, fees, levies and assessments of whatever kind or nature, including all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Third-Party Claim" has the meaning set forth in Section 8.4(a) (on page 58).

         "Total Revenues" means, for any Calculation Period, the sum of Fee Revenues and Net Banking Revenues earned by the Surviving Corporation and its Subsidiaries during the period; provided that, after the Effective Time:

               (a) Total Revenues will include Fee Revenues and Net Banking Revenues that are earned by the Acquiror and any Subsidiary of it and that are attributable to any client whose relationship is managed by the Surviving Corporation (or any of its Subsidiaries) or who was introduced to the Acquiror or any other Subsidiary of it by the Surviving Corporation or any Subsidiary of it;

               (b) If the business currently conducted by the Trust Company is transferred (in whole or in part) to the Acquiror or any other Subsidiary of it, Total Revenues will include Fee Revenues and Net Banking Revenues attributable to such business;

               (c) If the business of any other person is transferred (in whole or in part) to the Surviving Corporation or any of its Subsidiaries, Total Revenues will not include Fee Revenues and Net Banking Revenues attributable to such other business;

               (d) If any client whose relationship is not managed by the Surviving Corporation (or any of its Subsidiaries) and who was not introduced to the Acquiror or any other Subsidiary of it by the Surviving Corporation (or any of its Subsidiaries) invests in the Fund, Total Revenues will be based on a rate of 0.75% of net asset value attributable to the client;

               (e) If the Acquiror or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) sponsors and provides investment management services to an Investment Vehicle that is based on a substantially similar investment strategy as the Fund, Total Revenues will include:

                    (1) 100% of generally applicable rates with respect to any client investing therein whose relationship is managed by the Surviving Corporation (or any of its Subsidiaries) or who was introduced to the Acquiror or any other Subsidiary of it by the Surviving Corporation (or any of its Subsidiaries); and

                    (2) 50% of such rates with respect to other clients
               investing.

         (For the avoidance of doubt, the current generally applicable rate is 1.5%.)

               (f) Total Revenues will exclude any income generated from securities held in the Surviving Corporation's or any of its Subsidiaries' proprietary portfolio to the extent contributed by, or otherwise attributable to, the Acquiror and its affiliates.

    It is understood that "Total Revenues" will include Fee Revenues and Net Banking Revenues attributable to Referred Clients (without reductions for Referral Commissions).

         "Treasury Shares" means shares of Company Stock owned, other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, by the Company or any Subsidiary of it.

         "Y2K Compliant" means, with respect to any computer software or hardware, that the hardware or software is able to accurately process date and time data (including calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and will not generate erroneous data or cause a system to fail because of a date of the year 1999 or later.

         "Y2K Plan" has the meaning set forth in Section 4.2(j)(6) (on page 32).

         Section 1.2 Interpretation. (a) As used in this Agreement, references to the following terms will have the meanings indicated:

         (1) To the Preamble or to the Recitals, Sections, Annexes or Schedules are to the Preamble or a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated.

         (2) To any Contract (including this Agreement) are to the Contract as amended, modified, supplemented or replaced from time to time.

         (3) To any statute or regulation are to the statute or regulation as amended, modified supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated thereunder) and to any section of any statute or regulation include any successor to the section.

         (4) To "individually or in the aggregate" (or phrases of similar import) in or with respect to Articles IV, V or VI include all events, occurrences and circumstances described in any Section of those Articles and is not limited to any specific Section.

         (5) To any "person" include any individual, corporation, business trust, partnership, association, limited liability company or similar organization, or any governmental or regulatory authority or body.

         (b) Whenever this Agreement requires a party to take an action, the requirement constitutes an undertaking by the party to cause its Subsidiaries, and to use its best efforts to cause its other affiliates, to take appropriate action in connection therewith.

         (c) The Table of Contents of this Agreement, the various headings contained herein and the page number references in Section 1.1 are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

         (d) Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations thereof will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.

         (e) It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other party.


                                   ARTICLE II
                      THE MERGER; EFFECTIVE TIME; CLOSING

         Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time:

         (a) Structure and Effects of the Merger. The Company will merge with and into Merger Sub, and the separate corporate existence of the Company will cease. The Merger will have the effects specified in the NCBCA.

         (b) Articles of Incorporation. Until duly amended, the articles of incorporation of the Surviving Corporation will be the articles of incorporation of Merger Sub as in effect immediately before the Effective Time, except that Article I thereof will be amended to read "The name of the corporation is NCT Holdings, Inc."

         (c) By-laws. Until duly amended, the by-laws of the Surviving Corporation will be the by-laws of Merger Sub as in effect immediately before the Effective Time.

         (d) Directors. The directors of the Surviving Corporation will be the directors of the Company immediately before the Effective Time, and such directors, together with any additional directors as may thereafter be elected, will hold such office until their successors are duly elected and qualified.

         (e) Officers. The officers of the Surviving Corporation will be the officers of the Company immediately before the Effective Time, and such officers, together with any additional officers as may be agreed upon prior thereto by the Acquiror and the Company or as may be appointed thereafter, will serve in accordance with the terms of the Constituent Documents of the Surviving Corporation.

         Section 2.2 Effective Time. (a) The Merger will become effective on the filing with the office of the Secretary of State of North Carolina of articles of merger in accordance with Section 55-11-05 of the NCBCA or at such later date and time as may be set forth in the articles. The date and time when the Merger becomes effective is sometimes referred to in this Agreement as the "Effective Time."

         (b) Subject to the terms and conditions of this Agreement, the Company and the Acquiror will use reasonable efforts to cause the Merger to become effective on the last Business Day of the month in which the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the date of the Effective Time or to the Closing Percentage) has been satisfied or waived in accordance with the terms of this Agreement or on such other date as the Acquiror and the Company may mutually designate in writing (consistent with the provisions of Applicable Law).

         Section 2.3 Closing. The closing of the Merger (the "Closing") will take place at such place as the Company and the Acquiror mutually agree in good faith on the date when the Effective Time is to occur.

         Section 2.4 Organization of Merger Sub. Before the Effective Time, the Acquiror (a) will organize Merger Sub as a North Carolina corporation and (b) cause Merger Sub to become a party to this Agreement, to be evidenced by the execution by Merger Sub of a Supplement to this Agreement, in substantially the form of Annex 3, and delivery thereof to the Company and the Acquiror.

         Section 2.5 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (a) a wholly owned subsidiary of the Acquiror is merged with and into the Company or (b) the Company is merged with and into the Acquiror or a wholly owned subsidiary of the Acquiror other than Merger Sub; provided that no such change will (1) alter or change the amount or kind of the consideration to be received by the Record-Stockholders in connection with the Merger or (2) adversely affect the tax treatment to the Record-Stockholders as a result of receiving such consideration. The parties agree to execute an appropriate amendment to this Agreement in order to reflect any such election.

         Section 2.6 Company Representative. (a) Certain actions are required by this Agreement to be taken after the Effective Time through a single representative of the Company (the "Company Representative"). The Company Representative will be elected by a majority of the members of the Company Representative Committee and will enter into an agreement with the Acquiror (in form and substance reasonably acceptable to the Acquiror) to the effect that he or she will perform, in accordance with their terms, the duties and obligations provided for in this Agreement with respect to the Company Representative. The name of the initial Company Representative will be disclosed in writing to the Acquiror by the Company Representative Committee at or before the Effective Time. The Company Representative may be replaced at any time by the Company Representative Committee on five days written notice to the Acquiror signed by a majority of the members of the Company Representative Committee; provided that the Company Representative will at all times be a person who has entered into an agreement with the Acquiror of the type referred to in the preceding sentence.

         (b) The Board of Directors of the Company, as constituted immediately prior to the Effective Time, will serve as the initial "Company Representative Committee" and will continue to act as such until there are no further duties required to be performed by the Company Representative Committee under this Agreement. If any person serving on the Company

Representative Committee for any reason ceases to serve, the remaining members of the Company Representative Committee (by majority vote) will appoint a successor (who, subject to the last sentence of this Section 2.6(b), will thereafter be a member of the Company Representative Committee for all purposes of this Agreement). If all members of the Company Representative Committee cease to serve, the Company Representative Committee will be reconstituted by the Record-Stockholders, acting in the manner by which the Company last elected its directors prior to the Effective Time. Except as contemplated by the preceding sentence, no change in the composition of the Company Representative Committee will be effective until the Company Representative Committee has given five days written notice thereof to the Acquiror.

         (c) Any action, request, decision or resolution made by the Company Representative in accordance with the terms of this Agreement will be binding on the rights of Record-Stockholders and Record-Optionholders.


                                   Article III
                            Consideration; Exchange

         Section 3.1 Effect of the Merger on Shares and Options. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any holder of Company Stock or Company Options:

         (a) Outstanding Company Stock. Subject to Sections 3.4 and 3.5, each share of Company Stock issued and outstanding immediately before the Effective Time (other than Exception Shares) will be converted into the right to receive:

               (1) At the Effective Time, a number of shares of Acquiror Stock equal to (A) the Initial Per Share Amount divided by (B) the Average Price as of the Effective Time (such shares, the "Initial Per Share Stock Consideration");

               (2) At the times and subject to the terms and conditions set forth in Section 3.2, a number of shares of Acquiror Stock equal to the number of Released Shares divided by the Outstanding Amount; and

               (3) At the times and subject to the terms and conditions set forth in Section 3.3, the Earnout Per Share Stock Consideration for each Calculation Period;

    provided that any number of shares of Acquiror Stock provided for in this
    Section 3.1(a) will be rounded to the nearest ten-thousandth.

         (b) Outstanding Company Options. Subject to Sections 3.4 and 3.5, each Company Option issued and outstanding immediately before the Effective Time will be converted into the right to receive from the Acquiror:

               (1) At the Effective Time, an amount in cash equal to the difference between:

                    (A) The product of (i) the Initial Per Share Amount and (ii)
               the Option Exercise Amount of the Company Option; and

                    (B) The aggregate exercise price payable for the Option
               Exercise Amount under the Company Option (such amount, the "Initial Option Consideration").

               (2) At the times and subject to the terms and conditions set forth in Section 3.2, an amount in cash equal to (A) the product of any Released Cash and the Option Exercise Amount of the Company Option divided by (B) the Optioned Amount; and

               (3) At the times and subject to the terms and conditions set forth in Section 3.3, an amount in cash equal to the product of (A) the Earnout Per Share Amount for each Calculation Period and (B) the Option Exercise Amount of the Company Option;

    provided that any amount in cash provided for in this Section 3.1(b) will be rounded to the nearest cent.

         (c) Outstanding Merger Sub Stock. Each share of common stock of Merger Sub issued and outstanding immediately before the Effective Time will be converted into a share of common stock of the Surviving Corporation having the same par value and denomination, and such shares will thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         (d) Treasury Shares. All Treasury Shares will be canceled and retired at the Effective Time, and no consideration will be issued in exchange therefor.

         (e) Effect on Rights as Shareholders; No Transfers. Holders of Company Stock will cease to be, and will have no rights as, shareholders of the Company or the Surviving Corporation, other than the right to receive (1) any dividend or other distribution with respect to Company Stock with a record date before the Effective Time and (2) the consideration provided for in this Section 3.1. After the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

         (f) Effect on Company Options. Holders of Company Options will cease to have rights as such, other than the right to receive the consideration provided for in this Section 3.1. After the Effective Time, Company Options will no longer be exercisable and there will be no transfers of Company Options.

         Section 3.2 Retained Amount. (a) Retention. Although included as part of the Initial Total Amount, at the Effective Time the Retained Amount will (1) be retained by the Acquiror, (2) not be used in determining the Initial Per Share Amount and (3) be distributed (in the form of Released Shares and Released
Cash) only in accordance with this Section 3.2 and Sections 3.4 and 3.5.

         (b) Calculation of Reduction Amount. The Reduction Amount will be calculated by the Acquiror before the Determination Date for the first Calculation Period.

         (c) Release. If the Reduction Amount is less than the Retained Amount, the Acquiror will release the Released Shares and the Released Cash into the Released Consideration Fund on or before the Determination Date for the first Calculation Period.

         (d) [Intentionally Omitted.]

         (e) Allocation of Released Shares and Released Cash. On the release of the Released Shares and the Released Cash in accordance with Section 3.2(c), subject to the terms and conditions of Sections 3.4 and 3.5, there will be allocated and delivered:

         (1) In respect of each share of Company Stock issued and outstanding immediately before the Effective Time (other than Exception Shares), the amount of Released Shares provided for in Section 3.1(a)(2); and

         (2) In respect of each Company Option issued and outstanding immediately before the Effective Time, the amount of Released Cash provided for in Section 3.1(b)(2).

         (f) Right to Vote and to Income. Until a Released Share is released in accordance with Section 3.2(c), no Record-Stockholder will have any rights with respect to it (including the right to vote or receive distributions).

         Section 3.3 (a) Earnout Consideration. Payment in Respect of Company Stock and Company Options. After the Effective Time, at the times and subject to the terms and conditions set forth in this Section 3.3 and Sections 3.4 and 3.5:

         (1) The Earnout Per Share Stock Consideration for each Calculation Period will be delivered in respect of each share of Company Stock issued and outstanding immediately before the Effective Time (other than Exception Shares).

         (2) An amount in cash for each Calculation Period equal to the product of (A) the Earnout Per Share Amount for each Calculation Period and (B) the Option Exercise Amount of the Company Option (rounded to the nearest cent) will be delivered in respect of each Company Option issued and outstanding immediately before the Effective Time.

         (b) Calculation of Earnout Total Amount. The Earnout Total Amount for each Calculation Period will be calculated by the Acquiror before the Determination Date for the

Calculation Period. It is understood that there will be no Earnout Total Amount for any Calculation Period for which the Growth Rate does not exceed 13.5%.

         (c) Earnout Per Share Amount and Earnout Per Share Stock Consideration. The "Earnout Per Share Amount" for each Calculation Period will be (1) the Earnout Total Amount for the Calculation Period divided by (2) the sum of the Outstanding Amount and the Optioned Amount. The "Earnout Per Share Stock Consideration" for each Calculation Period will equal a number of shares, rounded to the nearest ten-thousandth, equal to (1) the Earnout Per Share Amount for the Calculation Period divided by (2) the Average Price as of the Determination Date for the Calculation Period.

         (d) Issuance. On or before the Determination Date for each Calculation Period, the Acquiror will cause to be deposited in accordance with Section 3.4(c) certificates representing the shares of Acquiror Stock to be issued, and an estimated amount of cash to be paid, as Earnout Per Share Consideration and Earnout Option Consideration for the Calculation Period.

         Section 3.4 Exchange Procedures. (a) Initial Consideration. The Acquiror will:

         (1) At or prior to the Effective Time, cause to be deposited with U.S. Trust Company of New York as exchange agent (in such capacity and including any successor that may from time to time be appointed by the Acquiror, the "Exchange Agent"), for the benefit of the Record-Stockholders and Record-Optionholders, certificates representing the shares of Acquiror Stock to be issued, and an estimated amount of cash to be paid, as Initial Per Share Stock Consideration and Initial Option Consideration. These certificates, together with any dividends or distributions with a record date occurring after the Effective Time with respect thereto, and cash are sometimes referred to as the "Initial Consideration Fund".

         (2) Promptly after the Effective Time, cause to be delivered (1) to each Record-Stockholder transmittal materials for use in exchanging the certificates representing the shares of Company Stock held by the Record-Stockholder immediately before the Effective Time ("Old Certificates") for the Initial Per Share Stock Consideration and (2) to each Record-Optionholder any necessary or appropriate transmittal materials (if any) for use in paying the Initial Option Consideration to the Record-Optionholder.

         (3) On delivery by a Record-Stockholder to the Exchange Agent of Old Certificates (or indemnity satisfactory to the Acquiror and Exchange Agent, if any Old Certificates are lost, stolen or destroyed) together with properly completed transmittal materials, cause the Exchange Agent to deliver to the Record-Stockholder certificates representing the Initial Per Share Stock Consideration into which the shares of Company Stock represented by Old Certificates have been converted (and/or any check in respect of fractional share interests, dividends or distributions to which the Record-Stockholder is entitled); provided that certificates representing Acquiror Stock and/or such check will not be issued to any Company Affiliate until the Company Affiliate has delivered an agreement pursuant to Section 6.9.

         (4) Cause the Exchange Agent to deliver promptly thereafter to each Record-Optionholder a check in respect of Initial Option Consideration to which the Record-Optionholder is entitled under this Article III; provided that no check will be issued to any Record-Optionholder until the Record-Optionholder has properly completed and returned any transmittal materials delivered by the Acquiror pursuant to Section 3.4(a)(2).

         (b) Released Shares and Released Cash. If any Released Shares and Released Cash are to be released pursuant to Section 3.2(c), the Acquiror will:

         (1) On or before the Determination Date for the first Calculation Period, cause to be deposited with the Exchange Agent, for the benefit of the Record-Stockholders and Record-Optionholders, certificates representing the Released Shares (together with any dividend or distribution paid with respect thereto with a record date after the Determination Date) and an estimated amount of cash to be paid as Released Cash (or in lieu of fractional Released Shares). These certificates, together with any dividends or distributions with a record date occurring after the Determination Date with respect thereto, and cash are sometimes referred to as the "Released Consideration Fund".

         (2) Cause the Exchange Agent to deliver promptly after the Determination Date to each Record-Stockholder certificates representing the Released Shares to which the Record-Stockholder is entitled under this
    Article III; provided that (A) certificates will not be delivered to any Record-Stockholder until the Record-Stockholder who has delivered Old Certificates (or indemnity) and transmittal materials in accordance with
    Section 3.4(a) and (B) certificates and/or such check will not be issued to any Company Affiliate until the Company Affiliate has delivered an agreement pursuant to Section 6.9.

         (3) Cause the Exchange Agent to deliver promptly to each Record-Optionholder a check in respect of any amount of Released Cash to which the Record-Optionholder is entitled under this Article III; provided that no check will be issued to any Record-Optionholder until the Record-Optionholder has properly completed any transmittal materials delivered by the Acquiror pursuant to Section 3.4(a)(2).

         (c) Per Share Earnout Consideration. Subject to Section 8.5, if there is any Earnout Total Amount for a Calculation Period under Section 3.3(b), the Acquiror will:

         (1) On or before the Determination Date for the Calculation Period, cause to be deposited with the Exchange Agent, for the benefit of the Record-Stockholders and Record-Optionholders, certificates representing the shares of Acquiror Stock to be issued, and an estimated amount of cash to be paid, as Earnout Per Share Consideration and Earnout Option Consideration for the Calculation Period. These certificates, together with any dividends or distributions with a record date occurring after the Determination Date with respect thereto, and cash are sometimes referred to as an "Earnout Consideration Fund".

         (2) Within five Business Days following the Determination Date for the Calculation Period, cause to be delivered (A) to each Record-Stockholder any necessary or appropriate transmittal materials (if any) for use in issuing to the Record-Stockholder the Earnout Per Share Stock Consideration and (B) to each Record-Optionholder any necessary or appropriate transmittal materials (if any) for use in paying the Earnout Option Consideration to the Record-Optionholder.

         (3) Cause the Exchange Agent to deliver promptly thereafter to each Record-Stockholder certificates representing any Earnout Per Share Stock Consideration for the Calculation Period to which the Record-Stockholder is entitled under this Article III (and/or any check in respect of fractional share interests, dividends or distributions to which the Record-Stockholder is entitled); provided that (A) certificates and/or such check will not be delivered to any Record-Stockholder until the Record-Stockholder has delivered Old Certificates (or indemnity) and transmittal materials in accordance with Section 3.4(a) and properly completed and returned any transmittal materials delivered by the Acquiror pursuant to Section 3.4(c)(2) and (B) certificates will not be issued to any Company Affiliate until the Company Affiliate has delivered an agreement pursuant to Section 6.9.

         (4) Cause the Exchange Agent to deliver promptly thereafter to each Record-Optionholder a check in respect of Earnout Option Consideration for the Calculation Period to which the Record-Optionholder is entitled under this Article III; provided that no check will be issued to any Record-Optionholder until the Record-Optionholder has properly completed and returned any transmittal materials delivered by the Acquiror pursuant to
    Section 3.4(c)(2).

         (d) Registration of Acquiror Stock; No Assignment. All Acquiror Stock to be delivered to a Record-Stockholder will be registered in the name of the Record-Stockholder and all checks to be issued to a Record-Optionholder will be made out in the name of the Record-Optionholder. The right to receive any Earnout Per Share Stock Consideration, Earnout Option Consideration, Released Shares or Released Cash will not be transferable or assignable by any Record-Stockholder or Record-Optionholder (except on death in accordance with the applicable laws of descent and distribution), and any purported transfer or assignment in contravention of this Section 3.4(d) will be void.

         (e) No Interest. No interest will be paid on any consideration provided for in this Article III, including the Initial Per Share Stock Consideration, Initial Option Consideration, Earnout Per Share Stock Consideration, Earnout Option Consideration, Released Shares, Released Cash or dividends or distributions on any of the preceding. (This Section 3.4(e) does not in any way limit the interest provided for in the definition of the "Released Shares" or the "Released Cash.")

         (f) No Rights Until Surrender. No dividends or other distributions on Acquiror Stock will be paid in respect of any Acquiror Stock deliverable to a Record-Stockholder as a result of the Merger until the Record-Stockholder is properly entitled to receive certificates representing such Acquiror Stock in accordance with Section 3.4, and no Record-Stockholder will be eligible to vote such Acquiror Stock until the holder becomes so entitled. After becoming entitled to receive certificates in accordance with Section 3.4, the Record-Stockholder will also be entitled to receive the following dividends or distributions that have become payable on the Acquiror Stock represented thereby, without interest:

         (1) In the case of shares consisting of Initial Per Share Stock Consideration, dividends and distributions with a record date after the Effective Time;

         (2) In the case of shares consisting of Released Shares, dividends and distributions with a record date after the date of the release contemplated by Section 3.2(c); and

         (3) In the case of shares consisting of Earnout Per Share Stock Consideration, dividends and distributions with a record date after the relevant Determination Date.

         (g) Return of Exchange Fund and Earnout Consideration Funds. The following will be returned to the Acquiror at the times indicated:

         (1) Any portion of the Initial Consideration Fund that remains unclaimed by the Record-Stockholders and Record-Optionholders for six months after the Effective Time;

         (2) Any portion of the Released Consideration Fund that remains unclaimed by the Record-Stockholders and Record-Optionholders for six months after the Determination Date for the first Calculation Period; and

         (3) Any portion of an Earnout Consideration Fund with respect to a Calculation Period that remains unclaimed by the Record-Stockholders and Record-Optionholders for six months after the relevant Determination Date.

Any Record-Stockholders and Record-Optionholders who have not complied with the requirements stated in this Article III with respect to the Initial Per Share Stock Consideration, Initial Option Consideration, Released Shares, Released Cash, Earnout Per Share Stock Consideration or the Earnout Option Consideration before the return of the Initial Consideration Fund, the Released Consideration Fund or any Earnout Consideration Fund, as applicable, will be entitled to look only to the Acquiror for payment of the shares of Acquiror Stock and/or cash deliverable in respect of each share of Company Stock and/or Company Option of such holder as a result of the Merger, in each case as determined pursuant to this Agreement and without any interest thereon.

         Section 3.5 Limitations. Notwithstanding any other provision in this
Agreement:

         (a) No fractional shares of Acquiror Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in connection with the Merger, and instead the Acquiror will pay to each Record-Stockholder who would otherwise be entitled to a fractional share of Acquiror Stock (after taking into account all Old Certificates delivered by the Record-Stockholder) an amount in cash (without interest) determined by multiplying the fraction by the Average Price (1) as of the Effective Time in the case of Initial Per Share Stock Consideration, (2) as of the Determination Date for the first Calculation Period in the case of Released Shares and (3) as of the relevant Determination Date in the case of Earnout Per Share Stock Consideration for any Calculation Period; and

         (b) The parties agree to treat all amounts paid in respect of Company Options in the Merger as compensation for services and not to take any position inconsistent with this treatment on any Tax return or before any Taxing authority. Accordingly, the Acquiror may withhold from these amounts any Federal, state, local or foreign taxes that are required to be withheld pursuant to any Applicable Law.

         (c) None of the Exchange Agent or any party hereto will be liable to any Record-Stockholder, Record-Optionholder or any other person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) The conversion of any outstanding Company Option in accordance with
    Section 3.1(b) is subject to the applicable Record-Optionholder's agreement to continue in effect his or her existing noncompetition and nonsolicitation agreement with the Trust Company (which would otherwise terminate at the time of the Merger). Absent such agreement by a Record-Optionholder, his or her Company Options will terminate in accordance with their terms at the Effective Time.

         Section 3.6 Dissenting Shareholders. Dissenters' Shares will be purchased and paid for in accordance with Section 55-13-02 of the NCBCA.

         Section 3.7 Options. At or prior to the Effective Time, the Company will take all action necessary with respect to the Company Option Plans to permit the conversion of Company Options into the right to receive cash pursuant to this Article III. The Company shall take all action necessary, including obtaining any required consents from optionees, to provide that following the Effective Time no participant in the Company Option Plans or the other plans, programs or arrangements of the Company will have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 4.1 Standard. No representation or warranty contained in
Section 4.2 will be untrue or incorrect (including for purposes of Article VII), and the Company will not have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event that should have been disclosed as an exception to such representation or warranty, unless the fact, event or circumstance (individually or in the aggregate) has had or would be reasonably likely to have a Material Adverse Effect on the Company.

         Section 4.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Acquiror as follows:

         (a) Existence; Qualification; Authority. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions (if any) where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. It and each of its Subsidiaries has the corporate, partnership or other similar power and authority necessary to carry on their respective businesses as they are now being conducted and to own all their respective properties and assets. Before the date of this Agreement, the Company has made available to the Acquiror a complete and correct copy of the Constituent Documents of it and each of its Subsidiaries, each as amended to such date, and such Constituent Documents are in full force and effect.

         (b) Capital Stock. (1) As of the date of this Agreement, the authorized capital stock of the Company consists solely of 2,000,000 shares of Class A common stock, no par value per share, of which 1,196,647 shares are outstanding, and 1,000,000 shares of Class B common stock, no par value per share, of which 734,155 shares are outstanding. The outstanding shares of Company Stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights).

         (2) Except as Previously Disclosed, there are no shares of Company Stock authorized or reserved for issuance, there are no Rights issued or outstanding with respect to the Company's capital stock, and the Company has no commitments or obligations to authorize, issue, sell or grant any shares of its capital stock, or Rights with respect thereto.

         (3) The Company has Previously Disclosed the number of shares of Company Stock issuable upon the exercise of the Company Options as of the date of this Agreement and the exercise price and other material terms with respect to each Company Option.

         (c) Subsidiaries. The Company has Previously Disclosed a list of each of its Subsidiaries, including the jurisdiction in which each is organized, a brief description of its activities and, for any not wholly owned (directly or indirectly) by the Company, the percentage owned by the Company and the percentage ownership by any other person.

         (2) There are no equity securities authorized or reserved for issuance by any Subsidiary of the Company except as Previously Disclosed, there are no Rights issued or outstanding with respect to any equity securities of any Subsidiary other than held by the Company, and there are no commitments or obligations to authorize, issue, sell or grant any such equity securities, or Rights with respect thereto, except to the Company or a wholly owned Subsidiary of it. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights) and, except as Previously Disclosed, are owned by the Company or a wholly owned subsidiary of it free and clear of any Liens.

         (3)Each of the Company's Subsidiaries is duly organized and validly existing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions (if any) where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (d) Authorization and Validity. (1) The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order to (A) authorize the execution and delivery of, and the performance of its obligations under, this Agreement and (B) subject only to the approval of the Merger by the holders of a majority of each class the voting interests in the Company in accordance with Section 55-11-03 of the NCBCA, to consummate the Merger and the other transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

         (2) The Board of Directors of the Company has by requisite vote adopted, and recommended that the shareholders of the Company approve, this Agreement and the Merger and the other transactions contemplated hereby.

         (e) Regulatory Consents. Except for the approval of the Commissioner under Section 53-42.1 of the General Statutes of North Carolina, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by it of the Merger and the other transactions contemplated hereby. To the Company's Knowledge, as of the date hereof, there is no reason why the regulatory approvals and consents referred to in this Section 4.2(e) or in Section 5.2(c) will not be received without the imposition of an Onerous Condition.

         (f) No Conflicts. The execution, delivery and performance of this Agreement by the Company do not and will not, and (upon the receipt of the approvals referred to in Sections 4.2(d)(1)(B) and 4.2(e)) the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both:

               (1) Violate or conflict with its Constituent Documents or those of any of its Subsidiaries;

               (2) Breach or violate, or result in a default under, any Applicable Law with respect to it or any of its Subsidiaries or permit or result in the revocation, cancellation, suspension or adverse modification of any permit, license, certificate of authority, order or approval of any Governmental Authority to which it, any of its Subsidiaries or any of their respective properties or assets is subject;

               (3) Breach or result in a default under, permit the termination of, or permit the acceleration of the performance required by, any Contract of, or binding on, it or any of its Subsidiaries, or to which it or any of its Subsidiaries (or their respective properties or assets) is subject or result in the creation or imposition, pursuant to any of the foregoing, of any Lien on the properties or assets of it or any of its Subsidiaries.

         (g) Financial Reports. The Company's audited consolidated financial statements for the fiscal years ended September 30, 1996, 1997 and 1998 and unaudited consolidated financial statements for the quarters ended subsequent to September 30, 1998 have been made available to the Acquiror (or, in the case of unaudited financial statements for quarters ending after the date of this Agreement and before the Effective Time, will be made available as soon as they are available to the Company). Each of the balance sheets contained therein (including the related notes and schedules thereto) fairly presented (or in the case of any financial statements made available after the date of this Agreement, will fairly present) the consolidated financial position of the Company and its Subsidiaries as of the date of such balance sheet, and each of the statements of earnings, changes in stockholders' equity and cash flows or equivalent statements contained therein (including any related notes and schedules thereto) fairly presented (or in the case of any financial statements made available after the date of this Agreement, will fairly present) the consolidated earnings, changes in stockholders' equity, and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in accordance with GAAP consistently applied, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of interim unaudited statements.

         (h) Absence of Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could reasonably be expected to result in such a liability, except (1) as reflected in the financial statements referred to in Section 4.2(g), (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practices subsequent to the date of such financial statements or (3) as Previously Disclosed.

         (i) Absence of Certain Events. Since September 30, 1998, except as Previously Disclosed, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course of such business, consistent with past practice, and there has not been:

               (1) Any event or development that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

               (2) Any amendment of any term of any outstanding security of the Company or any of its Subsidiaries or to the Company's or any of its Subsidiaries' Constituent Documents;

               (3) Any incurrence of any indebtedness by the Company or any of its Subsidiaries, or any assumption, guarantee or endorsement by the Company of any obligations of any other person, in each case other than in the ordinary and usual course of business consistent with past practice;

               (4) Any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practice;

               (5) Any making of any loan, advance or capital contributions to, or investment in, any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

               (6) Any change in any accounting policies or practices by the Company or any of its Subsidiaries (except as may have been made after the date of this Agreement in accordance with Section 6.1(b)(3)); or

               (7) Any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, in each case except for (i) the Employment Contracts, (ii) as may have been made prior to the date of this Agreement in the ordinary and usual course of business consistent with past practice and (iii) as may have been made after the date of this Agreement in accordance with Section 6.1(b)(6).

         (j) Properties; Hardware and Software. (1) Except as reflected in the financial statements referred to in Section 4.2(g), the Company and its Subsidiaries have good and valid title to all of the properties and assets, tangible and intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof (except those sold or otherwise disposed of in the ordinary and usual course of business consistent with past practice subsequent to the date of such financial statements) free and clear of all Liens. All buildings and all fixtures, equipment, and other property and assets that are held under leases or subleases by it or its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles). The Company has Previously Disclosed a list of all real property owned (as of the date of this Agreement) by it or any of its Subsidiaries.

         (2) Each of the Company and its Subsidiaries owns all securities and securities entitlements held by it (except with respect to securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary and usual course of business consistent with prudent business practice to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with GAAP.

         (3) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or any of its Subsidiaries holds for its own account involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Effective Time, no additional persons will need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of 5% or more and the nature and amount of each such interest and, as of the Effective Time, no additional persons will need to be included on such a list.

         (4) The Company and each of its Subsidiaries have the right to use, and after consummation of the Merger will have the right to use, free and clear of any claims of others, all patents, patent applications, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights and other proprietary rights necessary to own and operate their respective properties and assets and to carry on their respective businesses as currently conducted. Without limiting the generality of the preceding sentence, the Company and/or its Subsidiaries has a valid federal servicemark registered in the name "North Carolina Trust" and will have filed to federally register the name "NCT Opportunities" as a servicemark before the Effective Time.

         (5) Each of the Company and its Subsidiaries owns or licenses all computer software and hardware developed or currently used by it and, to its Knowledge, has the right to use such software and hardware without infringing upon the intellectual property rights (including trade secrets rights) of any third party.

         (6) The Company has adopted a plan of reprogramming and testing for the purpose of assuring that all computer software and hardware developed or currently used by it or its Subsidiaries will be Y2K Compliant (the "Y2K Plan"). A true and complete copy of the Y2K Plan has been made available to the Acquiror, and the Company and its Subsidiaries are in the process of effecting the Y2K Plan in accordance with the schedule provided for therein. To the Knowledge of the Company, all such software and hardware will be reprogrammed and tested and will be Y2K Compliant within the times provided for in the Y2K Plan and incurring the costs to implement the Y2K Plan is not reasonably likely to have a Material Adverse Effect on the Company.

         (k) Litigation; Regulatory Action. There is no litigation, proceeding, investigation or controversy pending (or, to the Company's Knowledge, threatened) against the Company or any of its Subsidiaries, or to which any of the preceding or their properties or assets are subject, before any Governmental Authority or arbitrator.

         (l) Compliance with Laws. Each of the Company and its Subsidiaries:

              (1) Is in compliance with all Applicable Laws;

              (2) Has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the Company's Knowledge, no suspension or cancellation of any of them is threatened or reasonably likely;

              (3) Is in good standing with all relevant Governmental
         Authorities;

              (4) Has not received, since October 1, 1995, any notification or written communication (or, to the Company's Knowledge, any other communication) from any Governmental Authority (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Company's Knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including, to the Company's Knowledge, any of the Company's or any of its Subsidiaries' directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the Board of Directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking institutions or their affiliates generally);

              (5) Is not the subject of any pending or, to the Company's Knowledge, threatened investigation or disciplinary proceedings by any Governmental Authority;

              (6) Except as Previously Disclosed, is not required to be registered as a broker-dealer, investment advisor, investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any Applicable Law;

              (7) In the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA or (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code that would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code; and

               (8) Is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking with, or subject to any order or directive by, or a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Authority.

         (m) Material Contracts. (1) The Company has Previously Disclosed each of the following Contracts (other than Investment Contracts) to which either the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties or assets is subject:

               (A) Any Contract providing for annual payments in excess of $50,000 or aggregate payments in excess of $100,000;

               (B) Any lease of real property;

               (C) Any partnership, joint venture or similar Contract, or any Rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such person;

               (D) Any executory Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (E) Any outstanding indenture, mortgage, promissory note, loan agreement, guarantee or other Contract or commitment for the borrowing of money by the Company or any of its Subsidiaries or the deferred purchase price of property in excess of $50,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (F) Any license, franchise or similar Contract material to the Company or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the Company or any of its Subsidiaries;

               (G) Any exclusive dealing Contract or any Contract that materially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom (or the freedom of Acquiror or any of its affiliates) after the Effective Time; and

               (H) Any other Contract that is material to the Company; provided that any such contract made in the ordinary course of business need not be Previously Disclosed under this Section 4.2(m)(1)(H) unless it is of the type specified in Item 601(b)(10)(ii) of the SEC's Regulation S-K.

    A copy of each such Contract has been supplied or made available to the Acquiror.

         (2) None of the Company or any of its Subsidiaries is in default under any Contract required to be Previously Disclosed under Section 4.2(m)(1), and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by it. Each such Contract is the legal, valid and binding obligation of the Company and/or any Subsidiary of it that is a party thereto (and, to the Company's Knowledge, of any other party to any such Contract), enforceable against it (and, to the Company's Knowledge, against each other party thereto) in accordance with its terms, (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

         (n) Reports. Each of it and its Subsidiaries has timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since October 1, 1995, with (1) the Commissioner and (2) any other applicable federal, state or foreign banking, securities or other regulatory authority (all such reports and statements being collectively referred to herein as the "Regulatory Reports") and has paid fees and assessments due or payable in connection with the Regulatory Reports. As of their respective dates, the Regulatory Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

         (o) No Brokers or Finders. Neither it nor any of its Subsidiaries or shareholders has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for it or its shareholders, in each case in connection with this Agreement or the transactions contemplated hereby other than Berkshire Capital Corporation. The fee arrangement with Berkshire Capital Corporation has been Previously Disclosed.

         (p) Employee Benefit Plans. (1) The Company has Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance Contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, Contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of its employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied or made available to the Acquiror.

         (2) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering employees or former employees of the Company or any of its Subsidiaries (other than Multiemployer Plans, the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (each, a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Rev. Proc. 93-39), and to the Company's Knowledge there are no circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no pending or, to the Company's Knowledge, threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

         (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any person that is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period or will be required to be filed in connection with the transactions contemplated by this Agreement.

         (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         (5) Under each Pension Plan that is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

         (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except under Sections 601-606 of ERISA and as Previously Disclosed. There are no restrictions on the rights of the Company or any of its

    Subsidiaries to amend or terminate any such plan without, to the Company's Knowledge, incurring any liability thereunder.

         (7) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any severance payment becoming due to any director or any employee of the Company or any of its Subsidiaries, (B) increase the amount of any benefits or compensation otherwise payable under any Compensation and Benefit Plan or
    (C) result in any acceleration of the time of payment or vesting of, or triggering of any payment of, any such benefit or compensation.

         (8) The Company will provide to the Acquiror a true and complete copy of each of the Employment Contracts, when executed, and none of the Employment Contracts will be amended or modified, and no waiver or approval will be granted by the Company thereunder without the prior written consent of the Acquiror.

         (q) Labor Matters. (1) Each of the Company and its Subsidiaries is in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company nor any of its Subsidiaries are engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board.

         (2) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or labor organization, nor has it agreed to recognize any union or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of the employees of any of the Company or its Subsidiaries. There are no pending or, to the Company's Knowledge, threatened charges or complaints alleging sexual or other harassment or other discrimination by the Company, any of its Subsidiaries or any of its or their respective employees, agents or representatives.

         (r) Insurance. (1) The Company has Previously Disclosed a list of all insurance policies, binders or bonds maintained by the Company or its Subsidiaries. (Correct and complete copies of each have been supplied or made available to the Acquiror.) The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the policies, binders and bonds are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; all claims thereunder have been filed in due and timely fashion; and none of them has received any written or oral notice of cancellation or termination with respect to any such policy, binder or bond.

         (2) Without limiting the generality of Section 4.2(r)(1), the Company has previously supplied to the Acquiror a correct and complete copy of any key man insurance policies it or any of its Subsidiaries maintains with respect to its or their directors, officers or employees.

         (s) Takeover Laws. It has taken all necessary action to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (1) any "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") and (2) any similar provisions of its Constituent Documents.

         (t) Environmental Matters. (1) It and its Subsidiaries have complied with all applicable, and are not subject to any claim or liability under any, Environmental Laws, (2) no real property currently or, to the Company's Knowledge, formerly owned or operated by it or any of its Subsidiaries is contaminated with any Hazardous Substance and (3) there are no other circumstances involving it or any of its Subsidiaries that could be reasonably expected to result in any claims, liabilities, costs or restrictions on the ownership, use or transfer of any of its property in connection with any Environmental Law.

         (u) Taxes. Except as Previously Disclosed:

               (1) All reports and returns with respect to Taxes and Tax-related information reporting requirements that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company (collectively, the "Company Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate.

               (2) All Taxes shown to be due on the Company Tax Returns have been or will be paid in full when due.

               (3) Adequate reserves have been established or other adequate provision has been made for the payment of Taxes for which the Company or any of its Subsidiaries may be liable for the periods through the Effective Time that are not yet due and payable and such reserves or provisions are (or, in the case of any financial statements made available after this Agreement, will be) reflected on the financial statements of the Company that have been (or, in the case of any financial statements made available after this Agreement, will be) made available to Acquiror pursuant to Section 4.2(g).

               (4) The Company Tax Returns have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of

         Taxes in respect of which such Company Tax Returns were required to be filed has expired without such returns having been examined.

               (5) All Taxes due with respect to completed and settled examinations have been paid in full.

               (6) No issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns.

               (7) There have not been any waivers of statutes of limitations with respect to any Taxes of the Company or any of its Subsidiaries.

               (8) None of the Company, the Acquiror or any direct or indirect subsidiary of either of them, as a consequence of the actions of the Company or any of its Subsidiaries prior to the Effective Time, will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in
         Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

               (9) None of the Company or any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a period beginning on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any period beginning on or after the Effective Time, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign law), to include any item of income in or exclude any item of deduction or credit from any period beginning on or after the Effective Time.

               (10) There are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with a failure (or alleged failure) to pay any Taxes.

               (11) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.

               (12) None of the Company's shareholders, the Company or any of its Subsidiaries has made a consent with respect to the Company, any of its Subsidiaries, or any predecessor under Section 341 of the Code.

               (13) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

               (14) None of the Company or any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax return, other than, for purposes of filing consolidated U.S. federal income tax returns, the current consolidated group of which the Company serves as the common parent.

         (v) Accounting Controls. The Company and its Subsidiaries have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) Investment Advisory Activities.

               (1) Investment Advisory Funds. Other than the Fund, the Company does not provide investment management, investment advisory, sub-advisory, administration, distribution or other services to, or hold a partnership or other equity interest in, any Investment Vehicle.

               (2) Investment Contracts and Clients. (A) The Company has Previously Disclosed a correct and complete listing of each Client as of the date of this Agreement. Before the third Business Day preceding the Effective Time, the Company will have delivered to the Acquiror a correct and complete listing of (i) each Client as of the fifth Business Day preceding the Effective Time, (ii) the amount of Managed Assets of each Client as of such date and (iii) the amount of Annualized Fees of each Client as of the Effective Time.

               (B) The Company has previously made available to the Acquiror a correct and complete copy of each Investment Contract (including all amendments and modifications thereto and a current fee schedule) in effect on the date hereof, and each such Investment Contract has not been subsequently amended or modified and is in full force and effect. Each Investment Contract entered into after the date of this Agreement and before the Effective Time will also be in full force and effect. Each Investment Contract and any subsequent renewal has been duly authorized, executed and delivered by any of the Company or its Subsidiaries that is a party thereto and, to the Company's Knowledge, each other party thereto, in compliance with any Applicable Law, and is a valid and binding agreement of any such of the Company and its Subsidiaries, as the case may be, and, to the Company's Knowledge, each other party thereto, enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

               (C) Each of the Company and its Subsidiaries and, to the Company's Knowledge, each of the Clients is in compliance with the terms of each Investment Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Contract and, to the Company's Knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default. None of the Investment Contracts, or any other arrangements or understandings relating to the Company's and its Subsidiaries' rendering of investment advisory or management services (including all sub-advisory services), trust services or administration or distribution services to any Client or any other person, contains any undertaking by the Company or any Subsidiary of it to cap fees or to reimburse any or all fees thereunder.

               (D) The Company has Previously Disclosed a correct and complete list of each Client as of the date hereof that is subject to ERISA, and the accounts of each such Client have been managed by the Company and its Subsidiaries in compliance in all material respects with the applicable requirements of ERISA.

               (E) The Fund and the Managed Assets of each Client have been, are being and will be invested in compliance in all material respects with the investment objectives or policies (if any) of the Client and the Fund, as the case may be.

               (F) To the Company's Knowledge, no basis exists upon which the Company or any of its Subsidiaries would have any liability to the Fund or any Client (including upon consummation of the Merger).

               (G) There exists no irreconcilable or unsupported "out of balance", "out of proof" or similar condition with respect to any account maintained by the Company or any of its Subsidiaries on behalf of any Client or the Fund.

               (H) As of the Effective Time, the Company will have supplied or made available all identification and basic background information in its possession with respect to Clients, including any information describing the person's source of wealth and line of business or regarding references, referrals or potential "red-flags" or suspicious transactions.

               (I) Neither the Company nor any other person "associated" (as defined under the Investment Advisers Act) with the Company, has for the five-year period prior to the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company

         Act, and there is no reasonable basis for, or (to the Company's Knowledge) proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such disqualification, denial, suspension or revocation.

               (3) The Fund. The Fund has operated, for a period of six years prior to the date hereof (or since inception, if such period is shorter), and currently operates in a manner such that it was not and is not subject to taxation on a net income basis under the Code and no action has been taken by the Company or any of its Subsidiaries that would be inconsistent with such status.

               (B) The Fund is not required to register as an investment company under the Investment Company Act. All sales of interests in the Fund have been made in compliance with all Applicable Laws. No marketing document relating to the Fund contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or is subject to any stop order or similar order restricting its use. The Fund has operated and is operating in compliance in all material respects with all Applicable Laws with respect to it.

               (C) Correct and complete copies of the marketing material relating to the Fund have been supplied or made available to the Acquiror.

               (D) The reports delivered to investors in the Fund did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the annual financial statements contained in or incorporated by reference into such reports (including the related notes and schedules thereto) fairly presents in all material respects the financial position of the entity or entities to which it relates as of its date, in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of interim unaudited statements.

               (E) The Fund does not have any obligation or liability (contingent or otherwise) except as reflected in the reports delivered to its investors prior to the date of this Agreement.

               (F) No exemptive orders have been obtained, nor are any requests pending therefor, with respect to the Fund under the Exchange Act, the Securities Act, the Investment Company Act or the Investment Advisers Act, other than any such orders which are no longer in effect or applicable to the current operation of the Fund.

               (G) Except as Previously Disclosed, no action by the Fund or its investors is required in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Section 5.1 Standards. (a) No representation or warranty of the Acquiror contained in Section 5.2 will be untrue or incorrect (including for purposes of Article VII), and the Acquiror will not have breached any such representation or warranty, as a consequence of the existence of any circumstance, fact or event that should have been disclosed as an exception to such representation or warranty, unless the circumstance, fact or event (individually or in the aggregate) has had or would be reasonably likely to have a Material Adverse Effect on the Acquiror.

         (b) No representation or warranty of the Acquiror contained in Section
5.2 will be made with respect or relating to Merger Sub until the execution and delivery of the Supplement to this Agreement contemplated by Section 2.4.

         Section 5.2 Representations and Warranties of the Acquiror. Except as Previously Disclosed, the Acquiror represents and warrants to the Company as follows:

         (a) Existence and Good Standing. Each of the Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Acquiror and each of its Subsidiaries has the corporate power and authority necessary to carry on its respective business as it is now being conducted and to own all their respective properties and assets. The Acquiror has made available to the Company a complete and correct copy of Merger Sub's Constituent Documents, each as amended to the date of delivery, and such Constituent Documents are in full force and effect.

         (b) Authorization and Validity. The Acquiror has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Acquiror, enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

         (c) Regulatory Consents. Except for (1) the prior approval of the Board of Governors of the Federal Reserve System under the BHC Act, (2) the approval of the Commissioner under Section 53-42.1 of the General Statutes of North Carolina and (3) as required under the Securities Act, the Exchange Act, state securities and "Blue Sky" laws and under the rules of any exchange or market (including the NYSE) on which shares of Acquiror Stock may be listed, no notices, reports or other filings are required to be made by the Acquiror or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Acquiror or Merger Sub from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby. To the Acquiror's Knowledge, as of the date hereof, there is no reason why the regulatory approvals and consents referred to in this Section 5.2(c) or Section 4.2(e) will not be received without the imposition of an Onerous Condition.

         (d) No Conflicts. The execution, delivery and performance of this Agreement by the Acquiror and Merger Sub do not and will not, and (upon the receipt of the approvals and the making of the filings referred to in
    Section 5.2(c)) the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both:

               (1) Violate or conflict with the Acquiror's Constituent Documents or those of any of its Subsidiaries (including Merger Sub);

               (2) Breach or violate, or result in a default under, any Applicable Law with respect to Acquiror or any of its Subsidiaries (including Merger Sub) or permit or result in the revocation, cancellation, suspension or adverse modification of any permit, license, certificate of authority, order or approval of any Governmental Authority to which it, any of its Subsidiaries (including Merger Sub) or any of their respective properties or assets is subject; or

               (3) Breach or result in a default under, permit the termination of, or permit the acceleration of the performance required by, any Contract of, or binding on, the Acquiror or any of its Subsidiaries (including Merger Sub), or to which it or any of its Subsidiaries (or their respective properties or assets) is subject or result in the creation or imposition, pursuant to any of the foregoing, of any Lien on the properties or assets of it or any of its Subsidiaries (including Merger Sub).

         (e) Absence of Material Adverse Effect. Since December 31, 1998, no event or development has occurred that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Acquiror.

         (f) Litigation; Regulatory Action. There is no litigation, proceeding, investigation or controversy pending (or, to the Acquiror's Knowledge, threatened) against the Acquiror or any of its Subsidiaries (including Merger Sub), or to which any of the preceding or their properties or assets are subject, before any Governmental Authority or arbitrator.

         (g) No Brokers or Finders. The Acquiror has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (h) Acquiror Reports. The Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and all other documents, as amended prior to the date of this Agreement, filed subsequent to December 31, 1998 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Acquiror Reports"), did not, and the Acquiror Reports filed after the date hereof will not, as of their respective dates contain (without giving effect to any amendment thereto filed after the date hereof) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into the Acquiror Reports (including the related notes and schedules thereto) fairly presents the consolidated financial position of the Acquiror as of its date and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Acquiror Reports (including any related notes and schedules thereto) fairly presents the consolidated results of operations, consolidated changes in shareholders' equity and consolidated changes in cash flows, as the case may be, of the Acquiror for the periods set forth therein, in each case in accordance with GAAP consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of interim unaudited statements.

         (i) Acquiror Stock. The shares of Acquiror Stock to be issued hereunder have been duly authorized for issuance and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free of preemptive rights and Liens and not subject to any restrictions on transfer (other than restrictions imposed by applicable securities laws) or voting.


                                   ARTICLE VI
                                   COVENANTS

         Section 6.1 Conduct of Business. (a) The Company agrees that, from and after the date of this Agreement until the Effective Time, it and its Subsidiaries will conduct their respective businesses in the ordinary and usual course consistent with past practice and will use reasonable efforts to maintain and preserve in all material respects their respective business organizations, key employees and advantageous business relationships.

         (b) Without limiting Section 6.1(a) and except as Previously Disclosed, the Company agrees that, from and after the date of this Agreement until the Effective Time, it will not, and will not cause or permit any of its Subsidiaries to (without the prior written consent of the Acquiror, which will not be unreasonably withheld or delayed):

         (1) Issue, sell, repurchase or otherwise permit to become outstanding any additional shares of its equity securities, or any Rights therefor;

         (2) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any of its equity securities; provided that wholly owned Subsidiaries of the Company may pay dividends to the Company or another wholly owned Subsidiary of the Company having record and payment dates consistent with past practice;

         (3) Implement or adopt any change in its accounting or Tax principles, practices or methods (including making any Tax elections), other than as may be required by GAAP or Applicable Law;

         (4) Incur or commit to incur any capital expenditures, other than as reasonably necessary to maintain existing assets in good repair in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 in the aggregate;

         (5) Enter into any type of business materially different from that conducted by it as of the date hereof or initiate any new business activity that to its Knowledge would be impermissible for a "bank holding company" under the BHC Act;

         (6) Enter into or amend any compensation, employment, severance or similar Contract with or on behalf of any of its directors, officers, employees, agents or consultants, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except (A) the hiring of non-executive employees in the ordinary course of business at annual salary levels not in excess of $50,000 or (B) other changes as may be required by Applicable Law or to satisfy Previously Disclosed contractual obligations existing as of the date hereof; provided that:

               (i) The Company will not agree to any modification or amendment of, or waiver or approval under, any Employment Contract without the prior written consent of the Acquiror; and

               (ii) The Company will consult with the Acquiror prior to hiring any employees.

         (7) Other than as contemplated by this Agreement, enter into or modify (except as may be required by Applicable Law or to maintain qualification pursuant to the Code) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its shareholders, directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits thereunder;

         (8) Dispose of or discontinue any of its assets, business or properties that are material to it, or merge or consolidate with, or acquire all or any material portion of the assets, business or property of, any other person;

         (9) Amend any of its Constituent Documents;

         (10) Enter into, terminate or make any change in any material Contract, except in the ordinary and usual course of business consistent with past practice with respect to Contracts that are terminable by it without penalty on not more than 60 days' prior written notice;

         (11) Settle any claim, action or proceeding involving any liability for money damages in excess of $50,000 or any restrictions upon any of its operations or that, to its Knowledge, may be precedential with respect to other claims, actions or proceeds that may involve such damages or restrictions;

         (12) Knowingly take any action intended or reasonably likely to (A) prevent or impede the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code, (B) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (C) result in any of the conditions to the Merger set forth in Article VII not being satisfied, (D) materially breach any provision of this Agreement, (E) materially impede or delay the receipt of any consent or approval referred to in Section 6.2 without the imposition of an Onerous Condition or (F) adversely affect the ability of any party to perform its obligations under this Agreement;

         (13) Request that any action be taken by the Fund, other than routine definitive actions that are not reasonably likely to have a Material Adverse Effect; or

         (14) Authorize, commit or enter into any agreement to take any of the actions referred to in this Section 6.1(b).

         (c) Except as Previously Disclosed, the Acquiror agrees that, from and after the date of this Agreement until the Effective Time, it will not (without the prior written consent of the Company, which will not be unreasonably withheld or delayed) knowingly take any action intended or reasonably likely to
(1) prevent or impede the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code, (2) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (3) result in any of the conditions to the Merger set forth in Article VII not being satisfied, (4) materially breach any provision of this Agreement, (5) materially impede or delay the receipt of any consent or approval referred to in Section
6.2 without the imposition of an Onerous Condition or (6) adversely affect the ability of any party to perform its obligations under this Agreement.

         Section 6.2 Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Acquiror and the Company will use its reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under Applicable Laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and will cooperate fully with the other party to that end; provided that the Acquiror will not be required to take any action or accept any condition in order to obtain regulatory approval for the Merger that would in its reasonable judgment materially impair the benefit to be derived by it from the Merger or impair the conduct of the business of the Acquiror (any such action or condition being referred to as an "Onerous Condition").

         (b) Without limiting Section 6.2(a):

         (1) Each of the Company and the Acquiror agrees that it will use reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all Governmental Authorities necessary to consummate the Merger and the other transactions contemplated by this Agreement (including the approvals referred to in Section 7.1(b)). Each of the Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Applicable Laws relating to the exchange of information, with respect to all material written information submitted to any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable. Each of the Company and the Acquiror agrees that it will consult with the other with respect to the obtaining of all material permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the other appraised of the status of material matters relating to completion of the transactions contemplated hereby. Nothing herein requires the Acquiror to accept an Onerous Condition.

         (2) To the extent that the rights of the Company or any Subsidiary of it under any Contract, including any Investment Contract, would be impaired upon the consummation of the Merger without the consent or approval of any other party thereto, the Company will use all commercially reasonable efforts to obtain such consent or approval and to cause such party not to thereafter reduce or limit its consent or approval.

         (c) To the extent requested by the Acquiror and at the Acquiror's sole cost and expense, the Company will use reasonable efforts to cause the Trust Company to become an insured depository (as defined in the Federal Deposit Insurance Act) on, or as promptly as practicable after, the Effective Time. The Acquiror agrees to cooperate fully with the Company in such undertaking.

         Section 6.3 Access and Current Information. (a) The Company will upon reasonable notice (including a reasonable itemization of the books, records and properties to be inspected) afford to the Acquiror and its representatives (including officers and employees of the Acquiror and counsel, accountants and other professionals retained by it) such access (including the right to copy) during normal business hours throughout the period prior to the Effective Time to its and its Subsidiaries' books, records (including tax returns and appropriate work papers of independent auditors) and properties and to such other information as the Acquiror may reasonably request.

         (b) During the period from the date of this Agreement to the Effective Time, the Company and the Acquiror will cause one or more of their representatives to confer on a regular and frequent basis with respect to the status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify the Acquiror of any material change in the ordinary and usual course of the business of it or any of its Subsidiaries or of any complaints from a Governmental Authority, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, and the Company will keep the Acquiror fully informed with respect to such events. The Company will also notify the Acquiror of the status of regulatory applications and third party consents required to be obtained by the Company related to the transactions contemplated hereby. The Acquiror will notify the Company of the status of its regulatory applications and third-party consents required to be obtained by it related to the transactions contemplated hereby.

         (c) Each of the Company and the Acquiror will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect to it or (2) would be reasonably likely to cause any of its or any other's representations or warranties contained in this Agreement to be untrue or to cause or constitute a material breach of any of its or any other party's covenants or agreements contained herein.

         (d) Before the Effective Time, the Acquiror will engage PricewaterhouseCoopers LLC to perform an audit of the fee structure of all Clients having Annualized Fees as of the date of this Agreement above $25,000 and a sampling of other Clients. The Company agrees to cooperate with the audit and sampling (including as provided in Section 6.3(a)), and the results of the audit and sampling will be used in determining the Initial Total Amount.

         Section 6.4 Confidentiality. Each of the Company and the Acquiror agrees that it will not use for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and will use reasonable efforts to hold, and to cause its Subsidiaries and its directors, officers, employees, agents, consultants and advisors (including its counsel and auditors) to hold, confidential all non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the other, its Subsidiaries or their respective clients furnished to it pursuant to this Agreement (except to the extent that Information is (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault or action of the party or (3) obtained by the party from a third party not known by it to be under an obligation to refrain from making such disclosure), except that each party may disclose such information (A) to its auditors, attorneys, financial advisors, other consultants and advisors, (B) to a bank regulatory authority to the extent that disclosure is, in the party's good faith judgment, required and (C) if it is compelled to disclose by judicial or administrative process or by other requirement of Applicable Law. If this Agreement is terminated, each party will return or destroy all Information furnished to it and its representatives and all analyses, compilations, data, studies and other documents prepared by it or its representatives containing or based in whole or in part on any such furnished Information.

         Section 6.5 Effect of Investigations. No investigation by either of the parties before or after the date of this Agreement, or the provision of any documents, whether pursuant to this Agreement or otherwise (including any action taken by or Information provided to the Acquiror pursuant to the provisions of Sections 6.3 and 6.4) will affect the representations and warranties of the parties in this Agreement or in any certificate delivered in connection with the Closing.

         Section 6.6 Acquisition Proposals. Until the termination of this Agreement, the Company agrees that none of it, its Subsidiaries or their respective officers, directors, employees, agents or representatives (including any investment banker, attorney or accountant retained by any of them) will initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction (any such inquiry, proposal or offer, an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential Information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, except that, if the Company is not otherwise in violation of this Section 6.6, the Board of Directors of the Company may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if the Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined in good faith that the provision of such information or the engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the NCBCA. The Company will promptly advise the Acquiror orally and in writing of the receipt by it (or any of the other persons) of any Acquisition Proposal, or any inquiry with respect to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making such Acquisition Proposal or inquiry. The Company will keep the Acquiror fully informed of the status and details of any such Acquisition Proposal or inquiry. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted before the date of this Agreement with respect to any Acquisition Proposal.

         Section 6.7 Registration Statement. (a) The Acquiror agrees to prepare a registration statement on Form S-4 in connection with the issuance of Acquiror Stock in the Merger (the "Registration Statement"), including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents. It is understood that the Acquiror will cause the Registration Statement to include the sale of the Released Shares and shares representing Earnout Per Share Stock Consideration and the resale of shares of Acquiror Stock issued to Company Affiliates in the Merger or otherwise to take reasonable efforts to register such sale and resale in a manner consistent with this Section 6.7. The Company agrees to cooperate with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement. Each of the Company and the Acquiror agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof with the SEC. The Acquiror also agrees to use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

         (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware after the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other thereof and to take the necessary steps to correct the Proxy Statement.

         (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         Section 6.8 Shareholder Approvals. The Company agrees to take, in accordance with Applicable Law and its Constituent Documents, all action necessary to convene an appropriate meeting of its shareholders to consider and vote on the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting") as promptly as practicable after the Registration Statement is declared effective. Unless the Board of Directors of the Company, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with the NCBCA, the Board of Directors will recommend such approval and the Company will take all reasonable, lawful action to solicit such approval by its shareholders.

         Section 6.9 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, the Company will deliver to the Acquiror a schedule of each person that, to the Company's knowledge, is or could reasonably be expected to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule

145 under the Securities Act or SEC Accounting Series Releases 130 and 135. The Company agrees to use its reasonable efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company and the Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form of Annex 4.

         Section 6.10 Retention Program. The Acquiror agrees that it will establish and maintain a retention program on the terms described in Annex 5.

         Section 6.11 Certain Employee Benefits. (a) The Acquiror will take or cause to be taken any reasonable actions necessary in order to permit the employees of the Company who continue employment with the Company after the Effective Time (the "Continuing Employees") to be eligible to participate in the employee's Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Acquiror's Pension Plan") and the 401(k) Plan and ESOP of the United States Trust Company of New York and Affiliated Companies (the "Acquiror's 401(k) Plan") (together, "the Plans") as soon as practicable after the Effective Time.

         (b) The Continuing Employees will not receive credit for prior service with the Company for benefit accrual or vesting purposes under the Acquiror's Pension Plan or under the Acquiror's Retiree Medical Plan.

         (c) Continuing Employees will receive credit for prior service with the Company for vesting purposes under the Acquiror's 401(k) Plan. However, all elective payroll contributions and matching contributions made on behalf of Continuing Employees shall be determined only with respect to Compensation (as defined in the Acquiror's 401(k) Plan) earned in the period in which such employees are Members of the Acquiror's 401(k) Plan.

         (d) Notwithstanding any provision herein to the contrary, the Acquiror will not be required to take any action that could adversely affect the continuing qualification of the Plans under Section 401(a) of the Code.

         (e) The Company will take all appropriate action to terminate, prior to the Effective Time the 401(k) Plan maintained by the Company (the "Company's 401(k) Plan") including requesting a favorable determination letter from the IRS with respect to the tax qualification upon termination of the Company's 401(k) Plan. The assets of the Company's 401(K) Plan will not be distributed until such time as such favorable determination letter has been issued.

         (f) The Company will take all appropriate action to terminate the Company's ESOP prior to the Effective Time, including requesting a favorable determination letter with respect to the qualification upon termination of the Company's ESOP from the IRS (the "ESOP Determination Letter"). The Company's ESOP will be maintained as a stand-alone plan and the assets of the Company's ESOP will not be distributed until such time as such favorable determination letter is received. Acquiror will amend its 401(K) plan to authorize Continuing Employees to rollover the stock (and any other interest) distributed from the Company's ESOP in connection with the termination of the Company's ESOP.

         (g) The Company will take all appropriate action to terminate, as of the later of December 31, 1999 or the Effective Time, the dental and life insurance plans maintained for the benefit of current and former employees of the Company. The Acquiror will take all appropriate action to make Continuing Employees and their eligible dependents eligible to participate in any dental, life, disability insurance and other welfare benefit plans or policies that are available from time to time to other similarly situated employees of the Acquiror on the later of January 1, 2000 or the Effective Time. The Acquiror agrees to maintain the Company's current medical plan through December 31, 1999. Notwithstanding the foregoing, liability for claims incurred under plans maintained by the Company after the Effective Time will remain with such plans.

         (h) With respect to any severance and vacation benefits and service award and sales commission and incentive programs of the Acquiror that may apply to Continuing Employees after the Effective Time, the prior service with the Company of each Continuing Employee will be credited for all purposes. One-half of accrued sick leave of the Continuing Employees with the Company, as Previously Disclosed by the Company with respect to this Section 6.11(h) but not in excess of 30 days, will be honored by the Acquiror through the third anniversary of the Effective Time (the "Family Sick Leave Bank"). Continuing Employees will be credited with prior service with the Company for purposes of Acquiror's short-term disability salary continuation program. For each day a Continuing Employee is absent by reason of family illness, one day shall be deducted from (1) the Family Sick Leave Bank and (2) the number of days for which a Continuing Employee receives payment for sick leave pursuant to Acquiror's short-term disability continuation plan. Acquiror will continue to provide employee parking benefits substantially similar to those provided by the Company.

         (i) After the Effective Time, the Acquiror will take all appropriate action to make all Continuing Employees eligible to participate in sales commission and incentive programs that are consistent with the Acquiror's corporate philosophy throughout the country (allowing for proper local considerations).

         (j) For purposes of this Section 6.11, the term Company includes the Company, the Surviving Corporation and their respective Subsidiaries, as appropriate.

         Section 6.12 Takeover Laws. The Company will not take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and will take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         Section 6.13 No Rights Triggered. The Company will take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) under the Company's Constituent Documents or (b) under any Contract to which it is a party (except as expressly contemplated by the mandatory provisions under the Company Option Plans).

         Section 6.14 Press Releases, Etc. The Acquiror and the Company will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement, or any of the transactions contemplated hereby and no such press release or other public disclosure will be made by the one without the consent of the other, which will not be unreasonably withheld or delayed; provided that each party may make such disclosures as are required by Applicable Law after making reasonable efforts under the circumstances to consult in advance with the other.

         Section 6.15 NYSE Listing. The Acquiror will use its reasonable efforts to list before the Effective Time on the NYSE, subject to official notice of issuance, the shares of Acquiror Stock to be issued to Record-Stockholders in the Merger.

         Section 6.16 Indemnification; Directors' and Officers' Insurance. The Surviving Corporation shall cause to be maintained in effect (a) for a period of six years after the Effective Time, the current provisions regarding indemnification of officers and directors contained in the Constituent Documents of the Company and its Subsidiaries (or substitute provisions no less advantageous to officers and directors) and (b) use reasonable best efforts to purchase (at the expense of the Acquiror) run-off insurance with respect to the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company.


                                  ARTICLE VII
                                   CONDITIONS

         Section 7.1 Mutual Conditions to the Obligation to Effect the Merger. The respective obligations of the Company, the Acquiror and Merger Sub to effect the Merger are subject to the fulfillment or written waiver, at or prior to the Effective Time, of the following conditions:

         (a) Shareholder Approval. Holders of shares of each class of Company Stock approve the Merger, and related payments, in accordance with Section 55-11-03 of the NCBCA, other Applicable Law and the Company's Constituent Documents.

         (b) Governmental and Regulatory Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required to effect the Merger have been obtained or made and are in full force and effect and all waiting periods required by law shall have expired.

         (c) Third-Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement (including the consummation of the Merger) have been obtained and are in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have a Material Adverse Effect on the Company.

         (d) No Injunction. No Governmental Authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the Merger.

         (e) Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been initiated or threatened by the SEC.

         (f) Blue Sky Approvals. All permits and other authorizations under the federal and state securities laws (other than that referred to in Section 6.7(a)) necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock to be issued in the Merger have been received and are in full force and effect.

         (g) Listing. The shares of Acquiror Stock to be issued in the Merger have been approved for listing on the NYSE, subject to official notice of issuance.

         (h) Tax Opinion. The Acquiror and the Company have received the opinion of Sullivan & Cromwell, counsel to the Acquiror, dated as of the Effective Time, to the effect that (1) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (2) each of the Acquiror, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and
    (3) no gain or loss will be recognized by shareholders of the Company who receive shares of Acquiror Stock in exchange for shares of Company Stock, except with respect to cash received in lieu of fractional shares of Acquiror Stock and with respect to stated and imputed interest income associated with payments made after the day of the Effective Time.

         Section 7.2 Conditions to Obligations of the Acquiror and Merger Sub. The obligations of the Acquiror and Merger Sub to effect the Merger are subject to the fulfillment or written waiver, at or prior to the Effective Time, of the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and at the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date need be true and correct only as of such date), and the Acquiror has received a signed certificate of the Chief Executive Officer and Controller of the Company to such effect.

         (b) Performance of Obligations. The Company has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror has received a signed certificate of the Chief Executive Officer and Controller of the Company to such effect.

         (c) Employment Contracts. Each of the Employment Contracts are in full force and effect and have not been amended or modified without the prior written consent of the

    Acquiror (not to be unreasonably withheld or delayed) and no event, with or without the giving of notice, the lapse of time or both, constituting "Cause" or "Good Reason" thereunder has occurred.

         (d) No Onerous Condition. No approval or authorization described in
    Section 7.1(b) is subject to an Onerous Condition.

         (e) Closing Percentage. The Closing Percentage is at least 85%.

         Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the fulfillment or waiver in writing, at or prior to the Effective Time, of the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and at the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a signed certificate of a senior officer of the Acquiror to such effect.

         (b) Performance of Obligations. Each of the Acquiror and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a signed certificate of a senior officer of the Acquiror to such effect.


                                  ARTICLE VIII
                       SURVIVAL; POST-CLOSING ADJUSTMENTS

         Section 8.1 Survival. (a) The representations and warranties of the Company contained in this Agreement will survive the Effective Time for a period ending on December 31, 2000, except for the representations set forth in Section 4.2(u), which will survive until the expiration of the relevant statute of limitations (including any extensions thereof). Notice for any Covered Claim based on a breach of a representation or warranty must be made as contemplated by proviso (1) to Section 8.2 before the expiration of the survival period for the representation or warranty or the Covered Claim will lapse.

         (b) Except as set forth in Section 8.1(a), no representation, warranty, agreement or covenant in this Agreement will survive the Effective Time, other than agreements set forth in Article III, this Article VIII or Article X.

         Section 8.2 Scope. To the extent set forth in this Article VIII, from and after the Effective Time, each of the Indemnified Parties will be indemnified against, and held harmless from, all costs, expenses, losses, damages or liabilities (including reasonable attorneys' fees in connection with any action, suit or proceeding, regardless of the parties, and costs of collection) incurred by or on behalf of them (collectively, "Costs") as a result of or arising out of:

         (a) The breach of any representation or warranty made by the Company in this Agreement (without regard to any "materiality" or "Material Adverse Effect" exception contained therein) that results in Costs in excess of $25,000 as if such representation or warranty were made by the Company as of the Effective Time (except that any representation and warranty that by its terms speaks as of the date of this Agreement or some other date will be deemed made only as of such date);

         (b) The tax qualification within the meaning of Section 401(a) of the Code of the Company's 401(k) Plan or the Company's ESOP; or

         (c) The breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement;

provided that:

         (1) Notice of any such Costs or the potential therefor has been delivered to the Company Representative (any such Costs, a "Covered Claim").

         (2) No Covered Claim will be satisfied until the aggregate amount of Covered Claims exceeds $250,000 and then only to the extent of such excess.

         Section 8.3 Satisfaction of Covered Claims. (a) Covered Claims will be satisfied only in the following manner and order of priority:

         First, through the application of any Earnout Total Amount temporarily reduced in accordance with Section 8.3(c);

         Second, through the reduction of the Earnout Total Amount (if any) for the Calculation Period in which the Covered Claim is made (or, if the Determination Date for the prior Calculation Period has not then occurred, through the reduction of the Earnout Total Amount, if any, for the prior Calculation Period), in each case after giving effect to proviso (2) to the definition of Earnout Total Amount; and

         Third, through the reduction of the Earnout Total Amount (if any) for any subsequent Calculation Period.

(It is understood that the Earnout Total Amount for any Calculation Period will not be reduced to less than $0.)

         (b) To the extent the Covered Claims exceed the Earnout Total Amounts available for reduction as set forth in Section 8.3(a), the Covered Claims will not be satisfied.

         (c) If, on any Determination Date, the amount of one or more pending Covered Claims has not been determined but the Acquiror (in its good faith judgment) determines that the amount required to satisfy the pending Covered Claims is reasonably likely to exceed the aggregate Earnout Total Amount for future Calculation Periods, then the Acquiror may temporarily reduce the Earnout Total Amount for the Calculation Period relating to the Determination Date by an amount sufficient (in its good faith judgment) to satisfy the pending Covered Claims. To the extent any Earnout Total Amount so reduced is not applied to satisfy Covered Claims in accordance with Section 8.3(a) by the Determination Date for the final Calculation Period, the amount (plus interest thereon calculated in a manner consistent with clause (a)(2) of the definition of "Net Banking Revenues") will be added to the Earnout Total Amount for such Calculation Period.

         Section 8.4 Procedures. (a) Any Indemnified Party seeking indemnification under Section 8.2 will promptly notify the Company Representative of the existence of the Covered Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification. If any third party notifies an Indemnified Party of a claim against the Indemnified Party that may give rise to a Covered Claim (a "Third-Party Claim"), then the Indemnified Party will promptly notify the Company Representative thereof. It is agreed that any delay by an Indemnified Party in notifying the Company Representative of a Covered Claim (including any Third-Party Claim) will not affect the rights and obligations provided for in this Article VIII unless (and then solely to the extent that) the Company Representative demonstrates that the defense of the Covered Claim is materially prejudiced by the delay.

         (b) No Indemnified Party will settle a Third-Party Claim without the prior written consent of the Company Representative (such consent not to be unreasonably withheld or delayed). The Company Representative and the Company Representative Committee will cooperate with each Indemnified Party in the defense of any Third-Party Claim and may participate in the defense or handling thereof.

         Section 8.5 Calculation of Costs; Remittance of Benefits. In calculating the amount of any Costs of an Indemnified Party under this Article VIII, there shall be (1) subtracted the amount of any insurance proceeds the Indemnified Party actually receives with respect thereto and the amount of any third-party payments actually received by the Indemnified Party and (2) added the amount of the Net Tax Liability.

         Section 8.6 Tax Treatment. The Acquiror and the Company agree to treat all indemnity payments made pursuant to this Article VIII as adjustments to the aggregate Merger consideration for all Tax purposes, to the extent permitted by Applicable Law.


                                   ARTICLE IX
                                  TERMINATION

         Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

         (a) By the mutual written consent of the Acquiror and the Company;

         (b) By either the Acquiror or the Company, in the event of (1) a material breach by the other of any representation or warranty contained herein, which breach cannot be, or has not been, cured within 30 days of its occurrence or (2) a material breach by the other of any of the covenants or agreements contained herein, which breach cannot be, or has not been, cured;

         (c) By either the Acquiror or the Company, if any approval of a Governmental Authority, the lack of which would result in the failure to satisfy the condition to closing set forth in Section 7.1(b), shall have been denied by such Governmental Authority or such Governmental Authority shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose (or has imposed) an Onerous Condition with respect to, such approval;

         (d) By either the Acquiror or the Company, if any shareholder approval required by Section 6.8 is not obtained at the Company Meeting;

         (e) By the Acquiror, if (1) at any time before the conclusion of the Company Meeting the Board of Directors of the Company has failed to make its recommendation referred to in Section 6.8, withdrawn the recommendation or modified the recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.8 or otherwise) or (2) the Board of Directors of the Company participates in (or authorizes participation in) negotiations regarding an Acquisition Proposal;

         (f) By either the Acquiror or the Company, in the event that the Merger is not consummated by December 31, 1999 through no fault of the party seeking to terminate or its affiliated parties;

         (g) By either the Acquiror or the Company, if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable.

         (h) By the Acquiror if, on the last Business Day of the month in which the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the date of the Effective Time or to the Closing Percentage) has been satisfied or waived in accordance with the terms of this Agreement, the Closing Percentage is less than 85% (treating the Business Day as the Effective Time for purposes of this Section 9.1(h)).

         (i) By the Acquiror at any time after the 10th Business Day after the date of this Agreement, if any of the Employment Contracts has not been executed in The City of New York in accordance with this Agreement.

         Section 9.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, no party hereto (or any of its directors, officers, representatives or agents) will have any liability or further obligation to any other party to this Agreement, except (1) as set forth in Sections 6.4, 9.3 and Article X and (2) that termination will not relieve a breaching party for any willful breach (in accordance with the standards set forth in Sections 4.1 and 5.1) of this Agreement prior to such termination.

         Section 9.3 Termination Fee. (a) The Company hereby agrees to pay to the Acquiror, and the Acquiror shall be entitled to payment of, a cash fee of $5,000,000 (the "Fee") following the occurrence of an Acquisition Transaction with a person other than an Acquiror Person; provided that the Acquiror's right to receive the Fee will be discontinued if any of the following occurs before the Acquisition Transaction:

         (1) The Effective Time;

         (2) Termination of this Agreement in accordance with its terms, if the termination occurs before a Preliminary Event; or

         (3) The lapse of eighteen months after termination of this Agreement, if the termination occurs after or at the same time as a Preliminary Event.

         (b) The term "Preliminary Event" means any of the following events or transactions occurring on or after the date of this Agreement:

         (1) The Company has entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" is used in this Section 9.3 with the meaning assigned to it in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than the Acquiror or any of its Subsidiaries (each an "Acquiror Person");

         (2) Any person other than an Acquiror Person has (publicly or otherwise) made, or indicated an intention to make, a bona fide Acquisition Proposal to the Company or any of its executive officers or shareholders to engage in an Acquisition Transaction or the Company or any executive officer of the Company has made, or indicated an intention to make, an Acquisition Proposal to any person other than an Acquiror Person;

         (3) Any person, other than an Acquiror Person, has acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" is used in this Section 9.3 with the meaning assigned to it in Section 13(d) of the Exchange Act); provided that this Section 9.3(b)(3) does not apply to the ownership by any person of the shares of Company Stock owned by it at the date of this Agreement, and the acquisition of additional shares pursuant to the terms of Company Options owned by it as of the date of this Agreement; or

         (4) The Board of Directors of the Company fails to make its recommendation referred to in Section 6.8, withdraws the recommendation or modifies the recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.8 or otherwise).

         (c) The Company will notify the Acquiror promptly in writing of its knowledge of the occurrence of a Preliminary Event or Acquisition Transaction; provided that the giving of notice will not be a condition to the right of the Acquiror to the Fee.

         (d) The Fee will be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, not later than three Business Days following the first occurrence of a Acquisition Transaction.


                                    ARTICLE X
                                  OTHER MATTERS

         Section 10.1 Waiver; Amendment. Any provision of this Agreement may be
(a) waived in writing by the party benefitted by the provision, or (b) amended or modified at any time (including after the Effective Time to the extent of provisions surviving the Effective Time) only by an agreement in writing between the parties hereto; provided that after the Effective Time, this Agreement may be amended (as to provisions surviving the Effective Time) by an agreement in writing among the Acquiror and Record-Stockholders representing an aggregate Participation Percentage greater than 50% (so long as such amendment does not disproportionately and adversely affect the right of any individual Record-Stockholder or Record-Optionholder to receive the payments provided for herein without such Record-Stockholder's or Record-Optionholder's consent).

         Section 10.2 Calculations; Dispute Resolution. All calculations in connection with this Agreement (including all calculations of the Closing Fees, Initial Total Amount, Retained Amount, Reduction Amount, Growth Rate, Earnout Total Amounts and Costs) will be made by the Comptroller of the Acquiror (or any successor position) in his or her good faith discretion after consultation in good faith with the Company Representative. All such calculations will be final and binding on the Record-Stockholders and Record-Optionholders in the absence of manifest error.

         Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         Section 10.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State.

         Section 10.5 Waiver of Jury Trial. To the fullest extent permitted by law, each party hereto waives any and all rights such party may have to a jury trial with respect to any dispute arising hereunder or in connection herewith.

         Section 10.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; except that the Company will bear the expense of the audit and sampling referred to in Section 6.3(d).

         Section 10.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been given
(a) on the Business Day sent, when delivered by hand or telecopied (with confirmation), (b) on the Business Day following the Business Day of sending, if delivered by nationally recognized overnight courier, or (c) on the third Business Day following the Business Day of sending, if mailed by registered or certified mail, return receipt requested, in each case to such party at its address (or number) set forth below or such other address (or number) as the party may specify by notice.

         If to the Acquiror or Merger Sub to:

                                    U.S. Trust Corporation
                                    114 West 47th Street
                                    New York, New York 10036
                                    Attn:  Maribeth Rahe
                                           Vice Chairman
                                    (Fax No. (212) 852-3783)

             with a copy to:

                                    Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attn:  Michael M. Wiseman, Esq.
                                    (Fax No. (212) 558-3350)

         If to the Company:

                                    NCT Holdings, Inc.
                                    North Carolina Trust Center
                                    301 Elm Street
                                    Greensboro, NC  27401
                                    Attn:  Stephen C. Hassenfelt
                                    (Fax No. (336) 378-4436)
             with a copy to:

                                    Schell, Bray, Aycock, Abel & Livingston
                                    230 North Elm Street
                                    Renaissance Plaza, Suite 1500
                                    Greensboro, NC  27401
                                    Attn:  Michael R. Abel, Esq.
                                    (Fax No. (336) 370-8830)

         Section 10.8 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other, and any purported assignment in violation of this Section
10.9 will be void; provided that this Agreement (including the rights, interests and obligations hereunder) may be assigned by the Acquiror (1) to any affiliate of the Acquiror or (2) by operation of any consolidation or merger of the Acquiror. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in counterparts, all as of the day and year first above written.

                                   U.S. TRUST CORPORATION


                                    By:  /s/ Maribeth S. Rahe
                                        ---------------------------------------
                                         Name:  Maribeth S. Rahe
                                         Title: Vice Chairman


                                    NCT HOLDINGS, INC.


                                    By:  /s/ Stephen C. Hassenfelt
                                        ---------------------------------------
                                         Name:  Stephen C. Hassenfelt
                                         Title: Chairman

         SUPPLEMENT, dated as of [MONTH] [DAY], 1999 (this "Supplement"), to the Agreement and Plan of Merger, dated as of May 14, 1999 (the "Merger Agreement"), between U.S. TRUST CORPORATION (the "Acquiror") and NCT HOLDINGS, INC. (the "Company").

         WHEREAS, pursuant to Section 2.4 of the Merger Agreement, the Acquiror and the Company have agreed to have the undersigned become a party to the Merger Agreement.

         NOW, THEREFORE, by its execution of this Supplement, as of the date hereof the undersigned adopts and becomes a party to the Merger Agreement, as required by Section 2.4 thereof, and agrees to perform all obligations and agreements of it set forth therein.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed, all as of the day and year first above written.


                                        NCT HOLDINGS ACQUISITION COMPANY


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX 1


                            FORM OF VOTING AGREEMENT


                                                     May [DAY], 1999


NCT Holdings, Inc.,
   North Carolina Trust Center,
      301 Elm Street,
         Greensboro, NC  27401

          Re: Agreement and Plan of Merger between
              U.S. Trust Corporation and NCT Holdings, Inc.
              ---------------------------------------------

Ladies and Gentlemen:

         The undersigned understands that NCT Holdings, Inc. (the "Company") is considering entering into an Agreement and Plan of Merger, to be dated as of the date hereof (as entered into and as it may be amended or replaced from time to time, the "Merger Agreement"), with U.S. Trust Corporation (the "Acquiror") and certain shareholders of the Company, providing for the merger of the Company with and into a wholly owned subsidiary of the Acquiror (the "Merger"). In consideration of the substantial expenses and other obligations the Acquiror will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce Acquiror to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes as follows:

         1. The undersigned represents and warrants that [he][she] is the beneficial owner of [NUMBER] shares (the "Shares") of common stock, [no] par value per share (the "Common Stock"), of the Company.

         2. The undersigned will vote or cause to be voted for approval of the Merger all Shares that, on the record date therefor, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote.

         3. The undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares (including as part of a transaction involving the sale of the Company). In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

         4. In [his][her] capacity as a stockholder of the Company, the undersigned shall cooperate with the Acquiror and the Company in (a) preparing and filing documentation, (b) effecting applications, notices, petitions, filings and other documents and (c) obtaining permits, consents, orders, approvals and authorizations necessary to make effective the Merger and the other transactions contemplated by the Merger Agreement and, except as otherwise permitted under this letter agreement or the Merger Agreement, shall not willfully take, or cause to be taken, any action that could significantly impair the prospects of completing the Merger in accordance with the Merger Agreement.

         5. This letter agreement shall terminate at the time of the termination of the Merger Agreement, except that any such termination shall be without prejudice to your rights arising out of any breach of any agreement or representation contained herein.

         This letter agreement constitutes the complete understanding between the undersigned and the Acquiror concerning the subject matter hereof. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                          Very truly yours,



                                          -------------------------------------
                                          Name:


Accepted:

U.S. TRUST CORPORATION


By:
    -----------------------------
    Name:
    Title:

                                                                         ANNEX 2



                                CERTAIN EMPLOYEES


                               Suzanne G. Bledsoe
                                  Susan W. Cole
                              Stephen C. Hassenfelt
                               Robert E. Mallernee
                                  John R. Rich
                                 David S. Routh

                                                                         ANNEX 3


                               FORM OF SUPPLEMENT

         SUPPLEMENT, dated as of [MONTH] [DAY], 1999 (this "Supplement"), to the Agreement and Plan of Merger, dated as of [DATE] (the "Merger Agreement"), between U.S. TRUST CORPORATION (the "Acquiror") and NCT HOLDINGS, INC. (the "Company").

         WHEREAS, pursuant to Section 2.4 of the Merger Agreement, the Acquiror and the Company have agreed to have the undersigned become a party to the Merger Agreement.

         NOW, THEREFORE, by its execution of this Supplement, as of the date hereof the undersigned adopts and becomes a party to the Merger Agreement, as required by Section 2.4 thereof, and agrees to perform all obligations and agreements of it set forth therein.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed, all as of the day and year first above written.


                                      [MERGER SUB]


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX 4


                       FORM OF COMPANY AFFILIATE AGREEMENT


                                                    [DATE], 1999

U.S. Trust Corporation,
   114 West 47th Street,
       New York, New York 10036-1532.

NCT Holdings, Inc.,
   North Carolina Trust Center,
      301 Elm Street,
         Greensboro, North Carolina 27401.


Ladies and Gentlemen:

         I have been advised that I may be deemed to be an "affiliate" of a NCT Holdings, Inc., a North Carolina corporation (the "Company"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of May [DAY], 1999 (as amended from time to time and including the exhibits thereto, the "Agreement"), between the Company and U.S. Trust Corporation, a New York corporation (the "Acquiror"), the Company plans to merge with and into a wholly owned subsidiary of the Acquiror (the "Merger").

         I further understand that as a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of the Acquiror ("Acquiror Stock") in exchange for shares of common stock, [no] par value per share, of the Company ("Company Common Stock").

         I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Acquiror Stock and Company Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

         I represent, warrant and covenant with and to the Acquiror that in the event I receive any Acquiror Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such Acquiror Stock unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (c) in the opinion of counsel in form and substance reasonably satisfactory to the Acquiror, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

         2. I understand that stop transfer instructions will be given to the Acquiror's transfer agent with respect to the shares of Acquiror Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and U.S. Trust Corporation, a copy of which agreement is on file at the principal offices of U.S. Trust Corporation."

               3. I understand that, unless transfer by me of the Acquiror Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, the Acquiror reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(2) and (3) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to the Acquiror (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Acquiror, to the effect that such legend is not required for purposes of the Securities Act, or (b) evidence or representations satisfactory to the Acquiror that the Acquiror Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further understand and agree that this letter agreement shall apply to all shares of Company Stock and Acquiror Stock that I am deemed to beneficially own pursuant to applicable federal securities laws and I further represent, warrant and covenant with and to the Acquiror that I will have, and will cause each of the other parties whose shares are deemed to be beneficially owned by me to have, all shares of Company Common Stock or Acquiror Common Stock owned by me or such parties registered in my name or the name of such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

                                   Very truly yours,


                                   -----------------------------------
                                   Name:

Accepted:

NCT HOLDINGS, INC.


By:
    -------------------------------
    Name:
    Title:

U.S. TRUST CORPORATION


By:
    -------------------------------
    Name:
    Title:

                                                                         ANNEX 5


                                RETENTION PROGRAM

         1. Background. Pursuant to the Agreement and Plan of Merger between U.S. Trust Corporation ("USTC") and NCT Holdings, Inc. ("NCT"), dated as of May [DAY], 1999 (the "Merger Agreement"), NCT was merged with and into a wholly owned subsidiary of USTC ("Merger Sub"), with Merger Sub as the surviving corporation (the "Merger"). Pursuant to Section 6.10 of the Merger Agreement, USTC agreed to create and maintain this incentive plan for key former employees of NCT Holdings, Inc. (the "Plan").

         2. Purpose of the Plan. The Plan covers key individuals formerly employed, directly or indirectly, by NCT (the "Designated Employees") who are now employed by USTC in connection with the business acquired by USTC pursuant to the Merger Agreement (the "Business"). The names of the Designated Employees are set forth on Exhibit A. The purpose of the Plan is to provide the Designated Employees with an incentive to use their best efforts to maximize the profits of the Business and to remain employed by USTC in connection with the Business from the Effective Time (as such term is defined in the Merger Agreement) until the third anniversary of the Effective Time (the "Termination Date"). This three-year period is sometimes referred to as the "Term" of the Plan, and each one-year period ending on the anniversary of the Effective Time is referred to as a "Yearly Period" of the Plan.

         3. Eligibility. Except in the case of a termination without cause or a resignation with good reason (related to USTC), as determined in good faith by [STEPHEN C. HASSENFELT] or his successor, Incentive Amounts (as defined in
Section 4) shall be paid only to Designated Employees who (i) have been employed, directly or indirectly, by USTC in connection with the Business throughout the Yearly Period to which such Incentive Amounts relate, (ii) are so employed as of the end of such Yearly Period and (iii) are not in breach of any agreement with USTC or any of its affiliates ("Eligible Employees").

         4. Incentive Amounts.

         (a) USTC shall create a bonus pool of no more than [$3,701,375]. On or prior to the Effective Time, NCT and USTC shall agree to the precise amount of the bonus pool (as agreed, the "Aggregate Incentive Amount").

         (b) After the Aggregate Incentive Amount has been fixed, the amount payable over the Term of the Plan to each Designated Employee, as determined by [STEPHEN C. HASSENFELT], will be set forth on Exhibit B (each such amount, an "Incentive Amount"). Notwithstanding the assignment of a specific amount to a Designated Employee on Exhibit B, no Designated Employee shall have any right, title or interest to any amounts payable under the Plan until such amounts are actually distributed to such individual pursuant to the Plan.

         (c) In the event that a Designated Employee ceases to be employed, directly or indirectly, by USTC in connection with the Business or otherwise fails to remain an Eligible Employee, any unpaid Incentive Amount initially assigned to such Designated Employee shall be forfeited if, in the good faith judgment of [STEPHEN C. HASSENFELT] or his successor, such Designated Employee was terminated for cause or such Designated Employee resigned without good reason (related to USTC). In the event that any Incentive Amount is forfeited under the immediately preceding sentence, [STEPHEN C. HASSENFELT], or his successor, shall, at the end of each Yearly Period, complete a schedule specifying how such forfeited Incentive Amounts attributable to such Yearly Period shall be reallocated to the other Eligible Employees and shall forward such schedule to the Plan Administrator (as defined in

Section 15) for USTC's review and approval. If the schedule is unacceptable to USTC, USTC and [MR. HASSENFELT], or his successor, shall negotiate in good faith and produce a schedule specifying the amount to be distributed to each Eligible Employee which is mutually acceptable. In the event that the parties are unable to negotiate mutually satisfactory revisions to the proposed schedule before 30 days after the end of such Yearly Period, the schedule shall be deemed to specify an amount for each Eligible Employee equal to the aggregate forfeited Incentive Amount for such Yearly Period divided by the number of Eligible Employees. The amount specified (or deemed specified) by such schedule for each Eligible Employee is referred to as a "Reallocated Incentive Amount." In no event shall the sum of all Reallocated Incentive Amounts for such Yearly Period exceed the aggregate forfeited Incentive Amounts for such Yearly Period.

         5. Payment of Incentive Amounts. As promptly as possible after each Yearly Period, USTC shall pay to each Eligible Employee the "applicable percentage" of the amount designated for such Eligible Employee on Exhibit B plus, if applicable, such Eligible Employee's Reallocated Incentive Amount for such Yearly Period as determined pursuant to Section 4(c), subject to withholding pursuant to Section 12. "Applicable percentage" means 20% for each of the first and second Yearly Periods and 60% for the third Yearly Period.

         6. Tax Treatment. All Incentive Amounts and Reallocated Incentive Amounts, if any, paid pursuant to the Plan shall constitute compensation for employment and shall be deductible as such by USTC or, if such amounts are paid by an affiliate of USTC, such affiliate, for all tax purposes and shall be reported as compensation on the IRS Form W-2 (or any successor form) of each recipient.

         7. Employment Status. This Plan shall not alter the status of any Designated Employee as an employee at will or terminate, amend, modify or otherwise affect any employment agreement to which such employee may be subject.

         8. Alienation. No Designated Employee shall have any right to pledge, hypothecate, anticipate or in any way create a lien upon the benefits provided under the Plan, and such benefits shall not be assignable in anticipation of payment wither by voluntary or involuntary acts, or by operation of law.

         9. Non-Disclosure. No Designated Employee shall disclosure the terms of the Plan prior to the Termination Date to any person other than the Designated Employee's immediate family and the Designated Employee's attorneys, accountants and other professional advisors, except as required by law.

         10. Termination. The Plan shall terminate when all payments under the Plan have been made.

         11. Unfunded Obligations. All Incentive Amounts and Reallocated Incentive Amounts, if any, payable under the Plan are unfunded and unsecured and are payable out of the general funds of USTC.

         12. Withholding. USTC may withhold from any amounts payable under the Plan to any Eligible Employee any taxes required to be withheld under applicable federal, state or local tax laws or regulations or any amounts owed to USTC by such Eligible Employee.

         13. Separability. If any provision of the Plan is found, held or deemed to be void, unlawful, or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

         14. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         15. Administration. The Plan shall be administered by [NAME OF ADMINISTRATOR] or such other person as may be appointed by the an authorized officer of USTC (the "Plan Administrator"). The Plan Administrator shall be authorized to interpret the Plan and to determine all questions arising in the administration, construction and application of the Plan. The decisions of the Plan Administrator upon all matters within the scope of the Plan Administrator's authority shall be conclusive and binding.

         IN WITNESS WHEREOF, U.S. Trust Corporation has caused this Plan to be adopted and executed by its duly authorized officers, this [DAY] day of May 1999.

                                             U.S. TRUST CORPORATION


                                             BY:
                                                -------------------------------
                                                Name:
                                                Title:

ATTEST:
        -----------------------
              SECRETARY

                                                                       Exhibit A


                              DESIGNATED EMPLOYEES

                                                                       Exhibit B


                                INCENTIVE AMOUNTS

                                                                      APPENDIX B



                     NORTH CAROLINA BUSINESS CORPORATION ACT

                                   ARTICLE 13.

                               DISSENTERS' RIGHTS


PART 1.  RIGHTS TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         55-13-01 DEFINITIONS.-- In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         55-13-02 RIGHT TO DISSENT. -- (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless
    (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
    (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for this shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

         (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

         (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

               a. Cash;

               b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

               c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

         55-13-03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         55-13-20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

         (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

         (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

         55-13-21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (2) Must not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for his shares under this Article.

         55-13-22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

         (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 or more than 60 days after the date the subsection (a) notice is mailed; and

         (5) Be accompanied by a copy of this Article.

         55-13-23 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

         55-13-24 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         55-13-25 PAYMENT. --(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

         (b) The payment shall be accompanied by:

         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

         (2) An explanation of how the corporation estimated the fair value of shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenters' right to demand payment under G.S. 55-13-28; and

         (5) A copy of this Article.

         55-13-26 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

         55-13-28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S PAYMENT OR FAILURE TO PERFORM. -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under G.S. 55-13-25; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment of his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

PART 3.  JUDICIAL APPRAISAL OF SHARES

         55-13-30 COURT ACTION. -- (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or
(ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

         (b) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint.

         Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (c) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to to trial by jury.

         (d) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

         55-13-31 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through G.S. 55-13-28; or

         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article V of the By-laws of the Registrant provides as follows:

     The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and (c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this
     Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article V.

     Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

     Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

     The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article V or otherwise.

     For purposes of this Article V, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

     The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise.

     The Registrant, as a New York corporation, is subject to the New York Business Corporation Law (the "B.C.L."). Section 721 of the B.C.L. provides that no indemnification may be made to or on behalf of any director or officer of a corporation if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Article V of the Registrant's By-laws includes the foregoing statutory language.

     The rights granted under Article V of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expense to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of
     (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to their actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such action or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage to which they were not legally entitled (B.C.L. Section 726). The Registrant has purchased insurance covering expenditures by it and its subsidiaries which might arise in connection with the lawful indemnification of directors and officers for certain liabilities and expenses, and insurance insuring directors and officers of the Registrant and its subsidiaries against certain other liabilities and expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

2.1 Agreement and Plan of Merger, dated as of May 14, 1999, between U.S. Trust Corporation and NCT Holdings, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

3.1                 Restated Certificate of Incorporation of U.S. Trust.

3.2 Restated By-laws of U.S. Trust (incorporated by reference to Appendix II to U.S. Trust's Registration Statement on Form 10 dated February 9, 1995).

4.1 Rights Agreement, dated as of September 1, 1995, between U.S. Trust and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to U.S. Trust's Registration Statement on Form 8-A filed on September 5, 1995 for the registration under Section 12(g) of the Securities Exchange Act of 1934 of Rights to Purchase U.S. Trust's Series A Participating Cumulative Preferred Shares (the "8-A")).

4.2                 Specimen certificate representing Rights to Purchase U.S.
                    Trust's Series A Participating Cumulative Preferred Shares (incorporated by reference to Exhibit A to Exhibit 1 to the 8-A, filed on September 5, 1995).

5.1                 Opinion of Richard B. Gross, Esq.

8.1 Opinion of Sullivan & Cromwell regarding certain federal income tax consequences relating to the merger.

21.1 Subsidiaries of U.S. Trust (incorporated by reference to U.S. Trust's Annual Report on Form 10-K for the year ended December 31, 1998).

23.1                Consent of PricewaterhouseCoopers LLP (formerly Coopers &
                    Lybrand LLP).

23.2                Consent of Ernst & Young LLP.

23.3                Consent of Richard B. Gross, Esq. (included in Exhibit 5.1).

23.4                Consent of Sullivan & Cromwell (included in Exhibit 8.1).

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

99.1                Form of Proxy to be used by NCT Holdings, Inc.

99.2 Form of Proxy to be used by NCT Holdings, Inc. with respect to shares allocated to the Employee Stock Ownership Plan of NCT Holdings, Inc. and North Carolina Trust Company


ITEM  22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (f) That every Prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (h) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (i) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on July 14, 1999.

                              U.S. Trust Corporation


                              By: /s/ Richard E. Brinkmann
                                  ----------------------------------------
                                  Richard E. Brinkmann
                                  Comptroller and Chief Planning Officer


                           POWERS OF ATTORNEY

The undersigned do hereby make, constitute and appoint H. Marshall Schwarz, John
L. Kirby and Richard E. Brinkmann, and each of them acting individually, his true and lawful attorneys-in-fact with full power to act without the other, to execute, deliver and file, for and on his behalf, and in his name and in his capacity as aforesaid, a Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) to such registration statement for filing with the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and any other documents in support thereof, with respect to the Common Shares of the Corporation, hereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as said attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity or capacities as aforesaid, hereby ratifying and confirming all acts and things which said attorney or attorneys may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                                    TITLE
          ---------                                    ------



/s/  H. Marshall Schwarz                Chairman of the Board and Director
--------------------------------        (Principal Executive Officer)
     H. Marshall Schwarz


/s/  John L. Kirby                      Treasurer and Chief Financial Officer
--------------------------------
     John L. Kirby


/s/  Richard E. Brinkmann               Comptroller and Chief Planning Officer
--------------------------------
     Richard E. Brinkmann


--------------------------------        Director
     Eleanor Baum

/s/  Samuel C. Butler                   Director
--------------------------------
     Samuel C. Butler


--------------------------------        Director
     Peter O. Crisp


/s/  Philippe de Montebello             Director
--------------------------------
     Philippe de Montebello


--------------------------------        Director
     Robert E. Denham


/s/  Antonia M. Grumbach                Director
--------------------------------
     Antonia M. Grumbach


--------------------------------        Director
     Frederic C. Hamilton


/s/  Peter L. Malken                    Director
--------------------------------
     Peter L. Malkin


/s/  Jeffrey S. Maurer                  President, Chief Operating Officer and
--------------------------------        Director
     Jeffrey S. Maurer


/s/  David A. Olsen                     Director
--------------------------------
     David A. Olsen

/s/  Carl H. Pforzheimer, III           Director
--------------------------------
     Carl H. Pforzheimer, III


/s/  Maribeth S. Rahe                   Vice Chairman of the Board and Director
--------------------------------
     Maribeth S. Rahe


--------------------------------        Director
     Philip L. Smith


--------------------------------        Director
     John Hoyt Stookey


/s/  Frederick B. Taylor                Vice Chairman of the Board, Chief
--------------------------------        Investment Officer and Director
     Frederick B. Taylor


--------------------------------        Director
Robert N. Wilson


--------------------------------        Director
     Ruth A. Wooden

Dated:  July 14,1999